FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-13

July 24, 2018 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET $ 804,938,824 (Approximate Total Mortgage Pool Balance) UBS 2018-C12 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Natixis Real Estate Capital LLC Cantor Commercial Real Estate Lending, L.P. Ladder Capital Finance LLC Rialto Mortgage Finance, LLC CIBC, Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Natixis Société Générale Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated July 30, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Natixis Securities Americas LLC Cantor Fitzgerald & Co.
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (35.0%), Société Générale (“SG”) (16.0%), Ladder Capital Finance LLC (“LCF”) (12.7%), Natixis Real Estate Capital LLC (“Natixis”) (10.8%), Rialto Mortgage Finance, LLC (“RMF”) (9.5%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (8.1%) and CIBC, Inc. (“CIBC”) (7.8%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or a majority owned affiliate, as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 28, 2018
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG(2)	21	24	$281,754,768	35.0%
Société Générale(2)	10	14	$128,937,512	16.0%
Ladder Capital Finance LLC	13	14	$101,977,933	12.7%
Natixis Real Estate Capital LLC(2)	3	3	$87,328,947	10.8%
Rialto Mortgage Finance, LLC	7	9	$76,839,665	9.5%
Cantor Commercial Real Estate Lending, L.P.(2)	3	3	$65,000,000	8.1%
CIBC, Inc.	8	8	$63,100,000	7.8%
Total	65	75	$804,938,824	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$804,938,824
Number of Mortgage Loans:	65
Number of Mortgaged Properties:	75
Average Mortgage Loan Cut-off Date Balance:	$12,383,674
Average Mortgaged Property Cut-off Date Balance:	$10,732,518
Weighted Average Mortgage Rate:	4.983%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(3):	113
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(3):	112
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	13.8%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(4):	1.89x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	59.6%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4)(5):	53.9%
Weighted Average U/W NOI Debt Yield(4)(5):	11.4%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(3):	38.0%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(3):	31.7%
% Mortgage Loans with Amortization through Maturity Date or ARD(3):	30.3%
Weighted Average Remaining Amortization Term (months)(6):	352

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	83.6%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	86.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	77.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	80.7%
% Mortgage Loans with Upfront Engineering Reserves:	49.0%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	54.0%
% Mortgage Loans with In Place Hard Lockboxes:	48.8%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	79.2%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	73.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	13.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	10.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	2.5%

Please see footnotes on the following page.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2018.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, representing approximately 6.2% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was originated by Natixis and partly sold to UBS AG. Both UBS AG and Natixis will be contributing their respective notes to the securitization. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for Natixis do not include the notes for which Natixis is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for Natixis do include these notes. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 20 Times Square, representing approximately 3.1% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was originated by Natixis. Certain notes evidencing the Whole Loan were subsequently acquired by SG and are being contributed to the securitization.

(3)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(5)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aspect RHG Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value with respect to the mortgaged properties includes the “As-Complete” appraised value of $75,500,000 for the Aspect RHG Hotel Portfolio properties, which assumes the completion of $5,352,135 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $70,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 66.0% and 58.3%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn - Matteson, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $22,500,000 as of March 25, 2018, which assumes the completion of $1,500,000 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $21,100,000 as of March 25, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 61.6% and 47.7%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Sandy, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $10,700,000 as of May 23, 2018, which assumes the completion of $1,335,238 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,300,000 as of May 23, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 77.4% and 65.1%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hampton Inn - Provo, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $12,000,000 as of May 23, 2018, which assumes the completion of $800,000 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $11,200,000 as of May 23, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 71.4% and 58.3%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%,1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Port Richey, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and appraised value with respect to the mortgaged property includes the “As-Complete” appraised value of $11,000,000 for the mortgaged property, which assumes the completion of $1,396,747 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property is 59.9% and 51.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$931,000	-	$5,000,000	13	$46,907,183	5.8%	5.215%	116	1.92	x	56.2%	52.6%
$5,000,001	-	$10,000,000	23	$181,231,351	22.5%	5.292%	118	1.81	x	59.3%	53.3%
$10,000,001	-	$15,000,000	14	$167,677,083	20.8%	5.165%	115	1.74	x	61.0%	55.3%
$15,000,001	-	$20,000,000	7	$125,034,599	15.5%	5.120%	119	1.78	x	65.4%	59.0%
$20,000,001	-	$25,000,000	3	$72,226,373	9.0%	4.364%	98	2.22	x	51.0%	44.1%
$25,000,001	-	$35,000,000	2	$67,000,000	8.3%	4.722%	117	1.77	x	58.3%	54.8%
$35,000,001	-	$45,000,000	1	$45,000,000	5.6%	5.176%	118	1.34	x	69.0%	61.3%
$45,000,001	-	$50,000,000	2	$99,862,236	12.4%	4.368%	88	2.52	x	55.2%	49.7%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Mortgage Rates
						Weighted Averages(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
3.1080%	-	4.6000%	7	$150,989,249	18.8%	3.971%	88	2.96	x	41.9%	41.3%
4.6001%	-	4.8000%	3	$30,400,000	3.8%	4.718%	120	1.60	x	64.3%	56.3%
4.8001%	-	5.0000%	9	$116,588,821	14.5%	4.947%	119	1.79	x	60.2%	54.9%
5.0001%	-	5.2000%	19	$280,833,621	34.9%	5.093%	117	1.61	x	65.3%	58.9%
5.2001%	-	5.4000%	7	$69,231,000	8.6%	5.332%	119	1.61	x	63.9%	58.5%
5.4001%	-	5.6000%	7	$64,668,472	8.0%	5.464%	119	1.56	x	65.1%	57.4%
5.6001%	-	5.8000%	9	$58,994,262	7.3%	5.706%	108	1.62	x	63.4%	52.8%
5.8001%	-	6.4400%	4	$33,233,399	4.1%	6.063%	120	1.76	x	60.1%	48.0%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy(6)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Office	12	$208,531,239	25.9%	3,383,616	$139	5.088%	118	90.3%	1.60	x	66.0%	59.1%
Suburban	10	$148,669,003	18.5%	1,932,353	$135	5.099%	119	93.0%	1.60	x	64.6%	58.7%
CBD	2	$59,862,236	7.4%	1,451,263	$148	5.060%	117	83.6%	1.60	x	69.4%	60.1%
Retail	20	$176,488,373	21.9%	2,166,158	$186	5.055%	117	95.9%	1.74	x	60.7%	56.2%
Anchored	9	$123,346,373	15.3%	1,886,485	$146	5.008%	119	95.2%	1.70	x	61.7%	56.8%
Single Tenant	7	$24,081,000	3.0%	171,745	$151	5.122%	103	100.0%	1.99	x	53.0%	51.2%
Unanchored	2	$19,130,000	2.4%	51,423	$494	5.159%	119	93.4%	1.61	x	62.3%	58.2%
Shadow Anchored	2	$9,931,000	1.2%	56,505	$178	5.281%	120	100.0%	1.81	x	63.3%	56.3%
Hospitality	20	$155,878,614	19.4%	2,213	$90,324	5.529%	115	75.4%	1.76	x	61.4%	51.1%
Limited Service	12	$65,224,470	8.1%	1,066	$77,120	5.716%	109	74.1%	1.73	x	61.3%	51.4%
Select Service	4	$40,676,217	5.1%	503	$105,362	5.102%	120	78.9%	1.78	x	61.9%	54.9%
Full Service	3	$38,489,665	4.8%	547	$88,416	5.770%	120	71.9%	1.71	x	61.1%	46.9%
Extended Stay	1	$11,488,263	1.4%	97	$118,436	5.170%	119	82.5%	1.99	x	60.5%	50.0%
Multifamily	6	$101,600,000	12.6%	1,982	$84,055	4.312%	89	97.5%	2.77	x	49.7%	48.5%
Garden	3	$73,500,000	9.1%	1,630	$71,411	4.136%	78	97.7%	2.91	x	46.4%	44.8%
Mid Rise	2	$19,950,837	2.5%	313	$79,621	4.498%	119	95.7%	2.85	x	54.2%	54.2%
High Rise	1	$8,149,163	1.0%	39	$208,953	5.450%	119	100.0%	1.24	x	68.1%	68.1%
Industrial	8	$59,040,598	7.3%	1,151,933	$57	5.014%	119	96.2%	1.79	x	67.4%	57.3%
Flex	4	$30,089,249	3.7%	657,645	$49	4.748%	120	92.5%	1.97	x	61.9%	51.7%
Warehouse	3	$21,564,599	2.7%	345,702	$71	5.328%	118	100.0%	1.67	x	73.4%	62.6%
Warehouse/Distribution	1	$7,386,750	0.9%	148,586	$50	5.185%	120	100.0%	1.41	x	72.4%	64.4%
Manufactured Housing Community	5	$36,650,000	4.6%	838	$46,105	5.226%	119	99.3%	1.46	x	61.7%	58.9%
Mixed Use	1	$33,500,000	4.2%	21,912	$1,529	4.443%	113	100.0%	1.80	x	55.5%	55.5%
Other	2	$29,500,000	3.7%	20,866	$14,121	3.473%	67	N/A	3.37	x	20.3%	20.3%
Self Storage	1	$3,750,000	0.5%	69,700	$54	4.963%	119	96.7%	2.09	x	58.6%	58.6%
Total/Weighted Average	75	$804,938,824	100.0%			4.983%	112	90.9%	1.89	x	59.6%	53.9%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
California	7	$98,491,606	12.2%	4.406%	89	2.63	x	51.0%	47.3%
California - Southern(4)	5	$88,250,000	10.9%	4.269%	85	2.72	x	49.8%	46.7%
California - Northern(4)	2	$10,241,606	1.3%	5.582%	119	1.81	x	61.8%	52.7%
Texas	10	$95,778,927	11.9%	5.107%	115	1.78	x	62.0%	54.8%
Virginia	4	$91,338,609	11.3%	5.032%	118	1.72	x	64.5%	55.6%
New York	5	$74,100,000	9.2%	4.208%	95	2.34	x	43.4%	43.4%
New York City(4)	5	$74,100,000	9.2%	4.208%	95	2.34	x	43.4%	43.4%
Florida	7	$45,314,599	5.6%	5.389%	119	1.65	x	65.0%	56.3%
Massachusetts	1	$45,000,000	5.6%	5.176%	118	1.34	x	69.0%	61.3%
Michigan	3	$42,236,750	5.2%	4.933%	120	2.11	x	60.9%	56.5%
Other	38	$312,678,333	38.8%	5.215%	117	1.72	x	61.8%	55.8%
Total/Weighted Average	75	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	45.0%	5	$93,500,000	11.6%	3.765%	70	3.41	x	31.3%	31.3%
45.1%	-	50.0%	3	$20,235,000	2.5%	4.788%	111	2.48	x	49.7%	49.7%
50.1%	-	55.0%	9	$76,004,665	9.4%	5.110%	116	2.19	x	52.8%	49.0%
55.1%	-	60.0%	8	$106,169,249	13.2%	4.878%	117	1.83	x	57.1%	53.4%
60.1%	-	65.0%	20	$220,313,379	27.4%	5.243%	116	1.68	x	62.8%	57.6%
65.1%	-	70.0%	15	$176,952,946	22.0%	5.271%	119	1.43	x	67.9%	58.9%
70.1%	-	74.8%	5	$111,763,585	13.9%	5.080%	118	1.52	x	72.7%	61.7%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	40.0%	5	$96,689,665	12.0%	3.841%	72	3.35	x	32.4%	31.5%
40.1%	-	50.0%	13	$100,372,938	12.5%	5.297%	118	1.99	x	55.7%	47.3%
50.1%	-	55.0%	14	$157,670,483	19.6%	5.082%	118	1.92	x	59.6%	53.4%
55.1%	-	60.0%	16	$201,830,154	25.1%	5.094%	115	1.58	x	63.3%	57.2%
60.1%	-	65.0%	14	$235,364,585	29.2%	5.126%	118	1.53	x	68.9%	62.5%
65.1%	-	70.0%	3	$13,011,000	1.6%	5.491%	119	1.28	x	68.4%	68.4%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)(3)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.24x	-	1.40x	8	$115,450,000	14.3%	5.222%	119	1.32	x	68.0%	61.4%
1.41x	-	1.50x	9	$145,555,359	18.1%	5.179%	119	1.46	x	68.4%	58.8%
1.51x	-	1.60x	8	$76,054,780	9.4%	5.226%	119	1.56	x	65.6%	56.9%
1.61x	-	1.70x	7	$71,569,895	8.9%	5.205%	119	1.65	x	65.4%	59.0%
1.71x	-	1.80x	9	$127,380,000	15.8%	4.935%	118	1.77	x	59.9%	57.0%
1.81x	-	1.90x	9	$88,531,278	11.0%	5.516%	112	1.86	x	59.4%	50.6%
1.91x	-	2.00x	2	$22,288,263	2.8%	5.131%	119	1.98	x	56.8%	51.4%
2.01x	-	2.25x	4	$20,950,000	2.6%	4.991%	119	2.13	x	53.7%	53.7%
2.26x	-	2.50x	3	$19,659,249	2.4%	4.803%	99	2.40	x	53.9%	48.9%
2.51x	-	2.75x	2	$16,500,000	2.0%	4.572%	119	2.61	x	46.8%	46.8%
2.76x	-	3.65x	4	$101,000,000	12.5%	3.745%	74	3.47	x	33.9%	33.9%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	3	$86,300,000	10.7%	3.776%	59	3.35	x	34.6%	34.1%
84	2	$10,670,000	1.3%	5.066%	83	2.35	x	51.0%	51.0%
120	60	$707,968,824	88.0%	5.128%	119	1.71	x	62.8%	56.3%
Total/Weighted Average	65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
57	-	60	3	$86,300,000	10.7%	3.776%	59	3.35	x	34.6%	34.1%
81	-	84	2	$10,670,000	1.3%	5.066%	83	2.35	x	51.0%	51.0%
89	-	120	60	$707,968,824	88.0%	5.128%	119	1.71	x	62.8%	56.3%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
6.9%	-	8.5%	4	$67,400,000	8.4%	4.810%	116	1.59	x	60.1%	59.1%
8.6%	-	9.0%	7	$56,781,000	7.1%	5.206%	119	1.55	x	64.1%	63.1%
9.1%	-	9.5%	5	$89,130,000	11.1%	5.126%	119	1.53	x	66.1%	61.7%
9.6%	-	10.0%	5	$107,538,609	13.4%	5.109%	118	1.44	x	69.6%	59.3%
10.1%	-	10.5%	6	$62,317,750	7.7%	5.012%	120	1.53	x	64.0%	57.3%
10.6%	-	11.0%	5	$31,050,000	3.9%	4.898%	120	1.68	x	65.5%	56.9%
11.1%	-	11.5%	4	$51,850,000	6.4%	4.224%	89	2.57	x	40.2%	37.4%
11.6%	-	12.0%	3	$37,864,599	4.7%	5.230%	118	1.89	x	63.1%	57.5%
12.1%	-	12.5%	1	$5,000,000	0.6%	4.550%	120	2.53	x	39.4%	39.4%
12.6%	-	13.0%	9	$69,676,291	8.7%	5.472%	114	1.76	x	62.0%	51.9%
13.1%	-	13.5%	3	$56,500,000	7.0%	4.954%	120	1.95	x	58.3%	53.3%
13.6%	-	19.6%	13	$169,830,575	21.1%	4.823%	98	2.58	x	50.8%	45.0%
Total/Weighted Average			65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Amortization Types
				Weighted Averages(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Full IO	25	$304,251,000	37.8%	4.558%	102	2.40	x	49.9%	49.9%
Amortizing	21	$243,990,074	30.3%	5.363%	116	1.68	x	65.7%	54.1%
Partial IO	16	$236,936,750	29.4%	5.098%	119	1.50	x	65.5%	58.4%
Partial IO, ARD	1	$17,850,000	2.2%	5.400%	120	1.42	x	64.7%	57.7%
Full IO, ARD	2	$1,911,000	0.2%	5.729%	120	1.50	x	70.0%	70.0%
Total/Weighted Average	65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Loan Purposes
				Weighted Averages(1)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	39	$521,986,459	64.8%	5.015%	111	1.88	x	59.7%	54.1%
Acquisition	23	$267,717,365	33.3%	4.906%	112	1.92	x	59.8%	53.5%
Recapitalization	2	$8,735,000	1.1%	5.287%	102	2.08	x	46.4%	46.4%
Acquisition/Refinance	1	$6,500,000	0.8%	5.120%	120	1.37	x	67.0%	59.5%
Total/Weighted Average	65	$804,938,824	100.0%	4.983%	112	1.89	x	59.6%	53.9%

Please see footnotes on page 10.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aspect RHG Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value with respect to the mortgaged properties includes the “As-Complete” appraised value of $75,500,000 for the Aspect RHG Hotel Portfolio properties, which assumes the completion of $5,352,135 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $70,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 66.0% and 58.3%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn - Matteson, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $22,500,000 as of March 25, 2018, which assumes the completion of $1,500,000 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $21,100,000 as of March 25, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 61.6% and 47.7%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Sandy, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $10,700,000 as of May 23, 2018, which assumes the completion of $1,335,238 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,300,000 as of May 23, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 77.4% and 65.1%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hampton Inn - Provo, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $12,000,000 as of May 23, 2018, which assumes the completion of $800,000 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $11,200,000 as of May 23, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 71.4% and 58.3%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%,1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Port Richey, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and appraised value with respect to the mortgaged property includes the “As-Complete” appraised value of $11,000,000 for the mortgaged property, which assumes the completion of $1,396,747 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $9,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged property is 59.9% and 51.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	New York City includes zip codes at 10001 through 11697. “California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(6)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 20 Times Square and TD Bank Long Island City, there was no underwritten occupancy due to the leased fee property sub-type.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Wyvernwood Apartments	UBS AG	Los Angeles, CA	Multifamily	$50,000,000	6.2%	$66,383	38.0%	3.55x	13.7%
Riverfront Plaza(2)	UBS AG; Natixis	Richmond, VA	Office	$49,862,236	6.2%	$153	72.5%	1.49x	10.0%
Riverwalk	CCRE	Lawrence, MA	Office	$45,000,000	5.6%	$128	69.0%	1.34x	9.2%
139 Ludlow Street	Natixis	New York, NY	Mixed Use	$33,500,000	4.2%	$1,529	55.5%	1.80x	8.1%
Aspect RHG Hotel Portfolio(2)	SG	Various, Various	Hospitality	$33,500,000	4.2%	$100,217	61.2%	1.74x	13.1%
20 Times Square	SG	New York, NY	Other	$25,000,000	3.1%	$16,494	16.2%	3.65x	11.5%
Savi Ranch Center	UBS AG	Yorba Linda, CA	Retail	$24,750,000	3.1%	$154	71.7%	1.48x	10.2%
Spotsylvania Crossing	UBS AG	Fredericksburg, VA	Retail	$22,476,373	2.8%	$88	66.9%	1.43x	10.0%
Copeland Tower & Stadium Place	CIBC	Arlington, TX	Office	$19,900,000	2.5%	$94	68.6%	1.34x	9.6%
Somerset Center	RMF	Bedminster, NJ	Office	$18,000,000	2.2%	$183	64.6%	1.80x	9.5%
Total/Weighted Average				$321,988,609	40.0%		58.2%	2.02x	10.7%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aspect RHG Hotel Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and appraised value with respect to the mortgaged properties includes the “As-Complete” appraised value of $75,500,000 for the Aspect RHG Hotel Portfolio properties, which assumes the completion of $5,352,135 in renovations the cost of which the lender reserved at origination. The appraised value for the mortgaged properties assuming the “As-Is” appraised value is $70,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” appraised value for the mortgaged properties are 66.0% and 58.3%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)(2)	Total Debt U/W NCF DSCR(2)(3)	Trust Cut-off Date LTV Ratio(1)(4)	Total Debt Cut-off Date LTV Ratio(3)(4)	Trust U/W NOI Debt Yield(1)(4)	Total Debt U/W NOI Debt Yield(3)(4)
Wyvernwood Apartments	$50,000,000	$77,000,000	3.55x	1.27x	38.0%	75.6%	13.7%	6.9%
Riverfront Plaza	$49,862,236	$24,931,118	1.49x	1.13x	72.5%	84.9%	10.0%	8.5%
20 Times Square	$25,000,000	$150,000,000	3.65x	0.97x	16.2%	55.0%	11.5%	3.4%
Bank of America Center	$10,000,000	$23,500,000	2.14x	1.13x	53.9%	74.9%	11.6%	8.4%
5th Street Station	$9,000,000	$21,700,000	3.22x	1.01x	25.9%	67.3%	19.6%	7.5%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the Trust U/W NCF DSCR and Total Debt U/W NCF DSCR, are calculated based on a non-standard amortization schedule. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Total Debt U/W NCF DSCR is calculated based on a non-standard amortization schedule.

(3)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(4)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, Trust Cut-off Date LTV Ratio, Total Debt Cut-off Date LTV Ratio, Trust U/W NOI Debt Yield, and Total Debt U/W NOI Debt Yield are net of the $7,500,000 holdback.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio(2)	Total Mortgage Debt Cut-off Date LTV Ratio(1)(2)	Trust U/W NOI Debt Yield(2)	Total Mortgage Debt U/W NOI Debt Yield(1)(2)
20 Times Square	$25,000,000	$240,000,000	$485,000,000	3.65x	1.29x	16.2%	45.8%	11.5%	4.1%
5th Street Station	$9,000,000	$36,000,000	$38,300,000	3.22x	1.63x	25.9%	52.3%	19.6%	9.7%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, Trust Cut-off Date LTV Ratio, Total Mortgage Debt Cut-off Date LTV Ratio, Trust U/W NOI Debt Yield, and Total Mortgage Debt U/W NOI Debt Yield are net of the $7,500,000 holdback.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Wyvernwood Apartments	A-1 (controlling), A-3, A-4, A-5	$50,000,000	UBS 2018-C12	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$28,000,000	UBS AG	No
Riverfront Plaza	A-1 (controlling), A-4	$50,000,000	UBS 2018-C12	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3	$50,000,000	UBS 2018-C11	No
	A-5, A-6, A-7, A-8	$46,000,000	Natixis	No
Riverwalk	A-1 (controlling), A-2	$45,000,000	UBS 2018-C12	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-3, A-4, A-5, A-6	$35,700,000	CCRE	No
Aspect RHG Hotel Portfolio	A-1 (controlling)	$33,500,000	UBS 2018-C12	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$12,700,000	SG	No
20 Times Square	A-2-A-4, A-2-A-5, A-2-A-6	$25,000,000	UBS 2018-C12	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A(2), A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	20 Times Square Trust 2018-20TS	Yes
	A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	$64,000,000	Column Financial, Inc.	No
	A-2-A-1, A-2-A-3	$50,000,000	UBS 2018-C11	No
	A-2-C-1, A-2-C-2-A	$11,000,000	China Merchants Bank Co., Ltd., New York Branch	No
Somerset Center	A-2	$18,000,000	UBS 2018-C12	No	(3)	(3)
	A-1 (controlling)(3)	$24,000,000	RMF	Yes
Conway Commons	A-2	$15,000,000	UBS 2018-C12	No	(4)	(4)
	A-1 (controlling)(4), A-3	$32,250,000	RMF	Yes
Bank of America Center	A-3-2	$10,000,000	UBS 2018-C12	No	(5)	(5)
	A-1 (controlling)(5), A-2, A-3-1	$50,500,000	CCRE	Yes
175 Park Avenue	A-5	$10,000,000	UBS 2018-C12	No	(6)	(6)
	A-2, A-3, A-4	$40,000,000	UBS 2018-C10	No
	A-1 (controlling)(6), A-6	$35,000,000	CCRE	Yes
Manchester Highlands	A-2	$10,000,000	UBS 2018-C12	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$25,000,000	UBS 2018-C10	Yes
5th Street Station	A-2	$9,000,000	UBS 2018-C12	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1 (controlling)(2)	$36,000,000	UBS 2018-C11	Yes

(1)	Identifies the expected holder as of the Closing Date.

(2)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(3)	The Somerset Center Whole Loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization in which the controlling Note A-1 will be deposited.

(4)	The Conway Commons Whole Loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization in which the controlling Note A-1 will be deposited.

(5)	The Bank of America Center Whole Loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization in which the controlling Note A-1 will be deposited.

(6)	The 175 Park Avenue Whole Loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization in which the controlling Note A-1 will be deposited.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Wyvernwood Apartments	UBS AG	Los Angeles, CA	Multifamily	$50,000,000	6.2%	JPMBB 2014-C23
Riverfront Plaza	UBS AG; Natixis	Richmond, VA	Office	$49,862,236	6.2%	JPMCC 2016-FL8
One Northwestern Plaza	LCF	Southfield, MI	Office	$17,850,000	2.2%	JPMCC 2013-LC11
Kjellberg MHP	LCF	Monticello, MN	Manufactured Housing Community	$11,750,000	1.5%	COMM 2014-CR19
Warner Courtyards	UBS AG	Tempe, AZ	Office	$11,500,000	1.4%	CSFB 2004-C1
Windsor Village	UBS AG	Oklahoma City, OK	Multifamily	$11,500,000	1.4%	LBUBS 2000-C4
Hilton Garden Inn Nashville Smyrna(2)	SG	Smyrna, TN	Hospitality	$10,056,704	1.2%	GSMS 2014-GC22
175 Park Avenue	CCRE	Madison, NJ	Office	$10,000,000	1.2%	COMM 2013-CCRE8
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of collateral for the Aspect RHG Hotel Portfolio.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

Wyvernwood Apartments
2901 East Olympic Boulevard
Los Angeles, CA 90023
LOS ANGELES
Downtown
East Los Angeles
Boyle Heights
Brooklyn Heights
Lincoln Heights
Montecito Heights
Chinatown
Echo Park
Silver Lake
Westlake
Elysian Park
Dodger Stadium
Commerce
Vernon
Maywood
Huntington Park
Bell
Florence
Walnut Park
LOS ANGELES COUNTY
Los Angeles Intl. Airport 14 miles
Hollywood Fwy
Pasadena Fwy
Golden State Fwy
Harbor Fwy
Santa Monica Fwy
Santa Ana Fwy
Pomona Fwy
San Bernardino Fwy
Olympic Blvd
Washington Blvd
Whittier Blvd
Cesar E. Chavez Ave
METROLINK
METRO GOLD LINE
METRO BLUE LINE
METRO RED/PURPLE LINES
Los Angeles River
USC Health Sciences Campus
LA County + USC Medical Center
University of Southern California
FASHION DISTRICT
INDUSTRIAL DISTRICT
JEWELRY DISTRICT
ARTS DISTRICT
LITTLE TOKYO
Whole Foods Distribution Center
Community Hospital of Huntington Park
SAN GABRIEL MTS
SANTA SUSANA MTS.
SANTA MONICA MTS.
Pacific Ocean
LONG BEACH
ANAHEIM
Pasadena
Burbank
Glendale
Santa Monica
Inglewood
Compton
Torrance

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/A+/Baa3			Location:	Los Angeles, CA 90023
				General Property Type:	Multifamily
Original Balance(1):	$50,000,000			Detailed Property Type:	Garden
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	1939, 1963/2000
Loan Purpose:	Refinance			Size:	1,175 Units
Borrower Sponsor:	Mark Sanders			Cut-off Date Balance per Unit(1):	$66,383
Mortgage Rate:	3.6728%			Maturity Date Balance per Unit(1):	$66,383
Note Date:	7/6/2018			Property Manager:	FPI Property Management, Inc.
First Payment Date:	8/6/2018
Maturity Date:	7/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$10,682,737
Seasoning:	1 month			UW NOI Debt Yield(1):	13.7%
Prepayment Provisions:	LO (24); YM1 (31); O (5)			UW NOI Debt Yield at Maturity(1):	13.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	3.55x
Additional Debt Type(1)(2):	Pari Passu/Mezzanine			Most Recent NOI:	$10,818,426 (5/31/2018 TTM)
Additional Debt Balance(1)(2):	$28,000,000/$77,000,000			2nd Most Recent NOI:	$10,610,488 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,247,043 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	98.0% (6/27/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2017)
RE Tax:	$119,873	$46,105	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$205,000,000 (5/9/2018)
Deferred Maintenance:	$821,100	$0	N/A	Cut-off Date LTV Ratio(1):	38.0%
Replacements:	$0	$31,333	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	50.3%	Loan Payoff(4):	$111,368,676	71.9%
Mezzanine Loans(1):	$77,000,000	49.7%	Reserves:	$940,973	0.6%
			Closing Costs:	$1,625,341	1.0%
			Return of Equity:	$41,065,011	26.5%
Total Sources:	$155,000,000	100.0%	Total Uses:	$155,000,000	100.0%

(1)	The Wyvernwood Apartments Mortgage Loan (as defined below) is part of the Wyvernwood Apartments Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $78,000,000. The Wyvernwood Apartments Whole Loan is accompanied by the Wyvernwood Apartments Mezzanine Loans (as defined below) with an aggregate original principal balance of $77,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Wyvernwood Apartments Whole Loan. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Wyvernwood Apartments Whole Loan and the Wyvernwood Apartments Mezzanine Loans are $131,915, $131,915, 6.9%, 6.9%, 1.27x, 75.6% and 75.6%, respectively.

(2)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Loan Payoff includes $618,428 in defeasance costs.

The Mortgage Loan. The largest mortgage loan (the “Wyvernwood Apartments Mortgage Loan”) is part of a whole loan (the “Wyvernwood Apartments Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $78,000,000. The Wyvernwood Apartments Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 151-building, 1,175-unit garden style multifamily community located at 2901 East Olympic Boulevard in Los Angeles, California (the “Wyvernwood Apartments Property”). Promissory Notes A-1, A-3, A-4 and A-5, with an aggregate original principal balance of $50,000,000, represent the Wyvernwood Apartments Mortgage Loan and will be included in the UBS 2018-C12 Trust. The Wyvernwood Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C12 Trust. The below table summarizes the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

Wyvernwood Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2018-C12	Yes
Note A-2	$28,000,000	$28,000,000	UBS AG	No
Note A-3	$5,000,000	$5,000,000	UBS 2018-C12	No
Note A-4	$3,000,000	$3,000,000	UBS 2018-C12	No
Note A-5	$2,000,000	$2,000,000	UBS 2018-C12	No
Total	$78,000,000	$78,000,000

The proceeds of the Wyvernwood Apartments Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $77,000,000 (together, the “Wyvernwood Apartments Mezzanine Loans”), were used to refinance existing debt on the Wyvernwood Apartments Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Thurman Interim California, LLC (the “Wyvernwood Apartments Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Wyvernwood Apartments Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Wyvernwood Apartments Whole Loan is Mark Sanders, a co-founder and principal of Fifteen Group. Fifteen Group is a real estate-focused private investment firm specializing in opportunity-driven, value-added acquisitions and development projects, as well as the origination of real estate loans, acquisition of distressed real estate debt, and investment in other real estate operating companies.

The Property. The Wyvernwood Apartments Property is a 151-building, 1,175-unit, two-story multifamily community situated on the northeast corner of East Olympic Boulevard and Camulos Street within the Boyle Heights neighborhood of Los Angeles, California, approximately three miles southeast of the Los Angeles central business district. Situated on a 63.07-acre site, the Wyvernwood Apartments Property was originally constructed in 1939 and expanded in 1963 when 13 new apartment buildings were added to the Wyvernwood Apartments Property. The Wyvernwood Apartments Property unit mix includes 22 studios, 444 one-bedroom units, 633 two-bedroom units, and 76 three-bedroom units, with an average unit size of 757 SF. As of June 27, 2018, the Wyvernwood Apartments Property was 98.0% occupied. The Wyvernwood Apartments Property has exhibited an average occupancy of 96.2% since 2001.

Wyvernwood Apartments Property Historical Occupancy
2007	2008	2009	2010	2011	2012	2013	2014	2015	2016(1)	2017(1)	6/27/2018(1)
94.1%	94.7%	93.4%	87.9%	93.9%	97.0%	97.1%	97.7%	97.8%	98.0%	97.0%	98.0%

(1)	Information is based on the underwritten rent roll.

The Wyvernwood Apartments Property amenities include large grass areas, on-site management, security patrol, computer center, three laundry facilities (the largest of which with 50 washer and dryers was constructed in 2000), three playgrounds, pet friendly units, and parking garages. Each unit includes a range, refrigerator, garbage disposal, hardwood floors, carpet, dining room, ceiling fans, and high speed internet access.

Due to the year in which Wyvernwood Apartments Property’s was built, the Wyvernwood Apartments Property is subject to the city of Los Angeles Rent Stabilization Ordinance (“RSO”), which affects apartments that were built prior to October 31, 1978 and allows an annual percentage rental rate increase based on the Consumer Price Index (“CPI”) average for the Los Angeles-Long Beach-Anaheim areas for a 12-month period ending September 30 of each year. Under the RSO, an annual increase can be no lower than 3.0% and no higher than 8.0%. The percentage is published in November of each year and becomes effective on July 1 of the following year. The annual rent increase may be imposed only if 12 months or more have elapsed since the last such rental rate increase (the increase is neither cumulative nor retroactive) and requires a 30-day written notice from the landlord to the tenant before the increase may be collected. Landlords can petition for larger increases based on greater operating expense and capital improvements. For the year of July 1, 2017 through June 30, 2018, the annual automatic rent adjustment rate for rental units subject to the RSO is 3.0%. The landlord may also raise the rent by an additional 1.0% for gas and/or 1.0% for electricity when the landlord pays for all of the cost of either service.

The borrower sponsor acquired the Wyvernwood Apartments Property in 1998 for $27.2 million ($23,149 per unit) and spent approximately $14.6 million ($12,441 per unit) in capital improvements from 1998 through 2000 to renovate each unit, in addition to completing major exterior work. In addition, the borrower sponsor spent approximately $7.3 million ($6,172 per unit) thereafter for other capital improvements, including code compliance improvements, with approximately $2.5 million ($2,106 per unit) funded from 2014 to 2017. The borrower sponsor’s total cost basis in the Wyvernwood Apartments Property is approximately $53.5 million ($45,528 per unit).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

The table below shows the unit mix at the Wyvernwood Apartments Property:

Wyvernwood Apartments Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Total Occupied Units	Occupancy (%)	Avg. Monthly Rent per Unit	Total Size (SF)
Studio	22	1.9%	300	22	100.0%	$926	6,600
1 BR / 1 BA	444	37.8%	613	440	99.1%	$1,034	272,389
2 BR / 1 BA(2)	633	53.9%	830	613	96.8%	$1,253	525,390
3 BR / 1 BA(3)	76	6.5%	1,122	76	100.0%	$1,563	85,272
Total/Wtd. Avg.	1,175	100.0%	757	1,151	98.0%	$1,184	889,651

(1)	Information is based on the underwritten rent roll.

(2)	Includes one model unit and two discounted employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month and one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month.

(3)	Includes one employee unit (1,122 SF) reflected at the appraisal’s concluded market rental rate of $2,181 per month.

The Market. The Wyvernwood Apartments Property is located in the Boyle Heights neighborhood of Los Angeles, California, approximately three miles southeast of the Los Angeles central business district, approximately half a mile south of the Golden Gate (Interstate 5) Freeway and approximately 2.5 miles west of the Long Beach (Interstate) Freeway. The Wyvernwood Apartments Property encompasses approximately nine city blocks located between East Olympic Boulevard on the south, and Eighth Street on the north. The Boyle Heights neighborhood is adjacent to downtown Los Angeles and includes a varied mix of residential, commercial, industrial, and retail properties as well as schools, public parks, and places of worship. Nearby downtown attractions include L.A. Live (entertainment complex), Staples Center, Los Angeles Convention Center, Microsoft Theater, Fashion District, The Orpheum Theatre, The Belasco Theater, Jewelry District, Grand Central Market, Pershing Square, OUE Skyspace L.A. Observation Deck, Union Station, Los Angeles State Historic Park, Chinatown, Performing Arts Center, Walt Disney Concert Hall, several museums (including the California Science Center, Natural History Museum, The Grammy Museum, The Museum of Contemporary Arts and The Broad), Little Tokyo District, and Dodger Stadium.

Los Angeles Developer, Izek Shomof, is transforming the historic Sears Boyle Heights property at the corner of Soto Street and Olympic Boulevard, approximately 0.4 miles northwest of the Wyvernwood Apartments Property. The proposed mixed-use campus will feature seven distinct properties on 25 acres. Phase one of the project, which is expected to be completed in early to mid-2020, will feature 1,030 live-work lofts, 200,000 SF of creative office suites, a food hall, a 200,000 SF department store, three-acres of rooftop amenities and event space, specialty dining, and six railcar retail spaces. Phase two of the project will include an additional 1,300 lofts, a 120-key hotel, over 90,000 SF of retail space and more than 2,000 parking spaces.

According to a third party market research report, the estimated 2018 population within a one-, three-, and five-mile radius of the Wyvernwood Apartments Property is 23,944, 347,615, and 1,121,022, respectively. According to a third party market research report, the estimated 2018 average household income within a one-, three-, and five-mile radius of the Wyvernwood Apartments Property is $50,418, $53,241, and $54,500, respectively.

According to a third party market research report, the Wyvernwood Apartments Property’s East Los Angeles/Alhambra/Montebello/Pico Rivera submarket reported a 2.9% vacancy rate as of the fourth quarter of 2017, which has improved from 3.7% in 2012. The average effective rental rate for the submarket has increased from $1,103 per unit per month as of 2012 to $1,409 per month as of the fourth quarter of 2017, or a compounded annual growth rate of 5.0% over the five-year period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

Comparable rental properties to the Wyvernwood Apartments Property are shown in the table below:

Wyvernwood Apartments Property Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Wyvernwood Apartments Property 2901 East Olympic Boulevard Los Angeles, CA	1939, 1963/2000	98.0%(2)	1,175(2)	Studio One Bedroom Two Bedroom Three Bedroom	300 613 830 1,122	$926 $1,034 $1,253 $1,563
The Esquire 274 South La Fayette Park Place Los Angeles, CA	1965/N/A	100.0%	117	Studio One Bedroom Two Bedroom	185 618 1,000	$895 $1,585 NAV
Oak Hills Apartments 1635 Neil Armstrong Street Montebello, CA	1971/N/A	99.0%	162	Studio One Bedroom Two Bedroom Three Bedroom	509 800 1,060 1,310	$1,350 $1,595 $1,795 $2,295
Tierra del Sol Apartments 500 West Beverly Boulevard Montebello, CA	1969/2008	98.0%	224	Studio One Bedroom Two Bedroom	500 625 940	$1,399 $1,529 $1,929
Park Victoria Apartments 630 Howard Avenue Montebello, CA	1972/N/A	94.0%	320	One Bedroom Two Bedroom	871 994	$1,350 $1,791
Woodbridge Village Apartments 1900 N. Marianna Avenue Los Angeles, CA	1966/N/A	97.0%	208	One Bedroom Two Bedroom	541 682	$1,295 $1,600
Somerset Apartments 300-336 N. Garfield Avenue Montebello, CA	1946/N/A	95.0%	256	One Bedroom Two Bedroom	675-1,658 875-1,858	NAV NAV
Monterey Gardens 645 West Pomona Boulevard Monterey Park, CA	1948/N/A	99.0%	152	One Bedroom Two Bedroom	700 900	$1,495 $1,695

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Wyvernwood Apartments Property are based on the underwritten rent roll and include one model unit and three discounted employee units. The one 2 BR / 1 BA (830 SF) model unit is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one 3 BR / 1 BA (1,122 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Wyvernwood Apartments Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$14,452,757	$14,909,547	$15,808,357	$16,190,125	$16,668,044	$14,186
Total Other Income(2)	$487,781	$571,554	$633,990	$719,108	$794,317	$676
Less Vacancy & Concessions(3)	($381,979)	($255,774)	($516,789)	($695,358)	($650,974)	($554)
Effective Gross Income	$14,558,559	$15,225,327	$15,925,559	$16,213,876	$16,811,387	$14,308
Total Operating Expenses	$4,956,605	$4,978,285	$5,315,071	$5,395,450	$6,128,650	$5,216
Net Operating Income	$9,601,954	$10,247,043	$10,610,488	$10,818,426	$10,682,737	$9,092
Capital Expenditures	$287,267	$479,078	$325,616	$396,272	$376,000	$320
Net Cash Flow	$9,314,687	$9,767,965	$10,284,872	$10,422,154	$10,306,737	$8,772

Occupancy %(4)	98.0%	98.0%	97.0%	97.7%	96.1%
NOI DSCR(5)	3.31x	3.53x	3.65x	3.72x	3.68x
NCF DSCR(5)	3.21x	3.36x	3.54x	3.59x	3.55x
NOI Debt Yield(5)	12.3%	13.1%	13.6%	13.9%	13.7%
NCF Debt Yield(5)	11.9%	12.5%	13.2%	13.4%	13.2%

(1)	UW Gross Potential Rent is underwritten to the June 27, 2018 rent roll, which reflects physical occupancy of 98.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $486,804 and credit loss of ($32,668). UW Gross Potential Rent includes one model unit and three employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one employee unit (1,122 SF) is reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(2)	Total Other Income includes (i) ratio utility billing system income, which reflects water, sewer and trash reimbursements, (ii) laundry income, (iii) parking income associated with approximately 200 garage spaces at a monthly rental rate of $150 per space, and (iv) other non-rental income such as late fees, pet fees, application fees, lease termination fees, tenant damages and legal expense recovery.

(3)	UW Vacancy & Concessions includes one model unit and three discounted employee units. The one 2 BR / 1 BA model unit (830 SF) is reflected at the appraisal’s concluded market rental rate of $1,762 per month. One 2 BR / 1 BA (830 SF) employee unit is reflected at a discount of $843 from the appraisal’s concluded market rental rate of $1,606 per month, one 2 BR / 1 BA (830 SF) employee unit is 100% discounted and reflected at the appraisal’s concluded market rental rate of $1,761 per month, and one employee unit (1,122 SF) is 100% discounted and reflected at the appraisal’s concluded market rental rate of $2,181 per month.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.9%. The Wyvernwood Apartments Property was 98.0% leased as of June 27, 2018.

(5)	Debt service coverage ratios and debt yields are based on the Wyvernwood Apartments Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

Escrows and Reserves. The Wyvernwood Apartments Borrower deposited in escrow at origination (i) $119,873 for annual real estate taxes and (ii) $821,100 for deferred maintenance. The Wyvernwood Apartments Borrower will be required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $46,105, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $22,377, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, and (iii) $31,333 for replacement reserves.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Wyvernwood Apartments Whole Loan. The Wyvernwood Apartments Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) or a Priority Payment Cessation Event (as defined below) for the Wyvernwood Apartments Whole Loan, all funds in the lockbox account will be disbursed to the Wyvernwood Apartments Borrower.

During the continuance of a Cash Management Trigger Event for the Wyvernwood Apartments Whole Loan, provided that no Priority Payment Cessation Event or event of default is continuing, funds in the lockbox account are required to be applied on each monthly payment date (i) to fund the required reserve deposits as described above under “Escrows and Reserves”, (ii) to pay debt service on the Wyvernwood Apartments Whole Loan, (iii) to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Wyvernwood Apartments Borrower in connection with the operation and maintenance of the Wyvernwood Apartments Property, (iv) to pay debt service on the Wyvernwood Apartments Mezzanine Loans, and (v) during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Wyvernwood Apartments Whole Loan (such account, the “Excess Cash Flow Account”). During the continuance of an event of default under the Wyvernwood Apartments Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that neither an event of default under the Wyvernwood Apartments Mezzanine Loans nor a Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Wyvernwood Apartments Borrower in accordance with the Wyvernwood Apartments Whole Loan documents. During the continuance of a Priority Payment Cessation Event, all funds in the lockbox account will be deposited into the Excess Cash Flow Account. During the continuance of an event of default, provided that no Priority Payment Cessation Event is continuing, funds in the lockbox account will be applied to fund the tax and insurance reserves, with the balance to be deposited into the Excess Cash Flow Account.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Wyvernwood Apartments Whole Loan, (ii) an event of default under the Wyvernwood Apartments Mezzanine Loans, (iii) any bankruptcy action involving the Wyvernwood Apartments Borrower, the guarantor, or the property manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Wyvernwood Apartments Borrower, the guarantor, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender or the applicable mezzanine lender, as applicable, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Wyvernwood Apartments Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Wyvernwood Apartments Borrower, the guarantor, or the property manager under the applicable Wyvernwood Apartments Whole Loan documents or management agreement, as applicable, in regard to clause (iv) above, the debt service coverage based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters, or in regard to clause (v) above, the replacement of the property manager with a qualified manager pursuant to the Wyvernwood Apartments Whole Loan documents or termination of the involvement with the property of the applicable director or officer that was the subject of the indictment.

A “Priority Payment Cessation Event”, in connection with an event of default, will occur upon (i) the lender’s acceleration of the Wyvernwood Apartments Whole Loan, (ii) the initiation of judicial or non-judicial foreclosure proceedings or similar pursuant to the enforcement of the Wyvernwood Apartments Whole Loan documents, and/or (iii) the imposition of a stay, an injunction or similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Wyvernwood Apartments Whole Loan agreement and the other Wyvernwood Apartments Whole Loan documents.

A “Cash Sweep Event Period” will occur upon (i) an event of default under the Wyvernwood Apartments Whole Loan, (ii) an event of default under the Wyvernwood Apartments Mezzanine Loans, (iii) any bankruptcy action involving the Wyvernwood Apartments Borrower, the guarantor, or the property manager, or (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.05x. A Cash Sweep Event Period will continue until, in regard to clauses (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender or the applicable mezzanine lender, as applicable, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Wyvernwood Apartments Borrower, the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Wyvernwood Apartments Borrower, the guarantor, or the property manager under the applicable Wyvernwood Apartments Whole Loan documents or management agreement, as applicable, or in regard to clause (iv) above, the debt service coverage based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Wyvernwood Apartments Mezzanine Loans refer to two mezzanine loans (“Mezzanine A Loan” and “Mezzanine B Loan”), with an aggregate original principal balance of $77,000,000, which funded concurrently with the funding of the Wyvernwood Apartments Whole Loan. The Mezzanine A Loan has an original principal balance of $42,000,000, and accrues interest at a rate of 5.7500% per annum and is senior to the Mezzanine B Loan. The Mezzanine B Loan has an original principal balance of $35,000,000, and accrues interest at a rate of 7.7500% per annum. The Wyvernwood Apartments Mezzanine Loans are co-terminus with the Wyvernwood Apartments Whole Loan and are interest only for their full terms. The Mezzanine A Loan was originated by UBS AG, and is currently held by PR Capital Debt Private Limited. The Mezzanine B Loan was originated by UBS AG, and is currently held by Rockwood Income and Credit Partners II, L.P. The Wyvernwood Apartments Mezzanine Loans and the Wyvernwood Apartments Whole Loan are subject to an intercreditor agreement among the Wyvernwood Apartments Mezzanine Loan lenders and the Wyvernwood Apartments Whole Loan lender. The Wyvernwood Apartments Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2901 East Olympic Boulevard Los Angeles, CA 90023	Collateral Asset Summary – Loan No. 1 Wyvernwood Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.0% 3.55x 13.7%

The following table presents certain information relating to the Wyvernwood Apartments Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$42,000,000	5.7500%	60	0	60	1.93x	8.9%	58.5%
$35,000,000	7.7500%	60	0	60	1.27x	6.9%	75.6%

Release of Property. Not permitted.

Terrorism Insurance. The Wyvernwood Apartments Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic; provided that if at any time the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended, is no longer in effect, they Wyvernwood Apartments Borrower will only be required to obtain terrorism insurance to the extent obtainable for an annual premium equal to 200% of the annual premium for the required property insurance coverage.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

RIVERFRONT PLAZA – EAST

Floor	Suites
21	Raymond James & Associates Inc 690 SF | 11/2020; Hunton & Williams LLP 7,903 SF | 6/2025; Vacant 164 SF; Hunton & Williams LLP 1,751 SF | 6/2025
20	Hunton & Williams LLP 22,850 SF | 6/2025
19	Hunton & Williams LLP 22,850 SF | 6/2025
18	Hunton & Williams LLP 22,850 SF | 6/2025
17	Hunton & Williams LLP 22,850 SF | 6/2025
16	Hunton & Williams LLP 22,850 SF | 6/2025
15	Hunton & Williams LLP 22,850 SF | 6/2025
14	Hunton & Williams LLP 22,850 SF | 6/2025
13	Hunton & Williams LLP 22,850 SF | 6/2025
12	Hunton & Williams LLP 22,850 SF | 6/2025
11	Owens & Minor Medical Inc. 22,850 SF | 6/2028
10	Owens & Minor Medical Inc. 22,850 SF | 6/2028
9	Owens & Minor Medical Inc. 5,771 SF | 6/2028; Raymond James & Associates Inc 17,079 SF | 11/2020
8	Owens & Minor Medical Inc. 22,850 SF | 6/2028
7	ICMA Retirement Corporation 22,850 SF | 5/2033
6	ICMA Retirement Corporation 22,850 SF | 5/2033
5	UBS Financial Services Inc. 13,059 SF | 4/2024; ICMA Retirement Corporation 9,791 SF | 5/2033
4	Owens & Minor Medical Inc. 11,425 SF | 6/2028; Vacant 11,425 SF
3	Vacant 23,712 SF
2	Hunton & Williams LLP 22,872 SF | 6/2025
1	Vacant 6,046 SF; Hunton & Williams LLP 7,903 SF | 6/2025; Vacant 515 SF; Vacant 1,804 SF; Vacant 3,093 SF
P1	Parking
P2	Parking
P3	Parking
P4	Parking
P5	Parking

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

RIVERFRONT PLAZA – WEST

Floor	Suites
21	Private Advisors, LLC 636 SF | 2/2024; Vacant 1,137 SF; Vacant 3,763 SF; Vacant 2,951 SF; Vacant 1,565 SF; Vacant 101 SF; Branch Banking & Trust Company 188 SF | 8/2025; Vacant 384 SF; Vacant 309 SF; Vacant 432 SF; Branch Banking & Trust Company 437 SF | 8/2025; Vacant 196 SF
20	Morgan Stanley Smith Barney 22,773 SF | 9/2023
19	Reed Smith LLP 23,164 SF | 4/2030
18	Hilb Group Operating Co LLC 9,136 SF | 5/2026; Vacant 14,028 SF
17	Vacant 22,470 SF
16	Vandeventer Black LLP 9,764 SF | 1/2029; VA Fdn of Independent Colleges 3,069 SF | 11/2027; Bowman and Brooke LLP 10,287 SF | 5/2019
15	Vinson & Elkins LLP 7,701 SF | 1/2022; GRS Title Services LLC 3,956 SF | 6/2024; Vacant 3,099 SF; CGI Communications 2,093 SF | 10/2020; Woods Rogers PLC 5,241 SF | 12/2019
14	Private Advisors, LLC 22,470 SF | 2/2024
13	Ogletree Deakins Nash Smoak 9,635 SF | 9/2025; Virginia Sheriffs Association 2,585 SF | 4/2024; Thomson Reuters Holdings Inc. 9,319 SF | 4/2028; Vacant 1,231 SF
12	Merrill Lynch Pierce Fenner 22,470 SF | 10/2024
11	Liqui-Box Inc. 9,528 SF | 8/2019; Stephens Inc. 1,704 SF | 10/2021; Richmond Metro Trans Authority 6,665 SF | 4/2028; Vacant 148 SF; Fifth Third Bank 2,359 SF | 4/2021; Fifth Third Bank 1,546 SF | 2/2019; Vacant 2,462 SF
10	Elliott Davis, LLC 11,564 SF | 7/2024; Elliott Davis, LLC 5,329 SF | 7/2024; Vacant 6,982 SF
9	Vacant 1,546 SF; AxoPoint, Inc. 11,965 SF | 10/2027; Vacant 9,459 SF
8	Deloitte LLP 9,604 SF | 12/2026; Vacant 7,326 SF; Greater Richmond Partnership 5,944 SF | 12/2021
7	ICF Consulting Group Inc. 14,110 SF | 8/2025; Vacant 8,860 SF
6	Branch Banking & Trust Company 22,969 SF | 8/2021
5	Branch Banking & Trust Company 22,958 SF | 8/2023
4	Branch Banking & Trust Company 22,969 SF | 8/2025
3	Branch Banking & Trust Company 31,176 SF | 8/2021
2	Branch Banking & Trust Company 30,435 SF | 8/2021
1	Vacant 989 SF; Vacant 1,440 SF; Hertz Management Office 1,249 SF | 10/2025; Branch Banking & Trust Company 5,860 SF | 8/2025; Branch Banking & Trust Company 170 SF | 8/2025; Riverfront Optical 1,461 SF | 12/2018; Vacant 3,614 SF; Property Investment Advisors 3,164 SF | 2/2020
P1	Parking
P2	Parking
P3	Parking
P4	Parking
P5	Parking

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

Riverfront Plaza
901-951 East Byrd Street
Richmond, VA 23219
RICHMOND
Downtown
Northside
Carver
Fan District
East Highland Park
Union Hill
Church Hill
East End
Shockoe Bottom
Blackwell
Belle Isle
James River
Browns Island
Battery Park
Chimborazo Park
Gillies Creek Park
Ancarrow's Landing
The Diamond
Children's Museum of Richmond
Science Museum of Virginia
Virginia Union University
Virginia Commonwealth University
Greater Richmond Convention Ctr.
Richmond Coliseum
Richmond CenterStage
Library of VA
VCU/ Medical Coll. of VA
VCU Medical Center
City Hall
State Capitol
Governor's Mansion
Federal Reserve Bank of Richmond
Kanawha Plaza
James Monroe Bldg.
American Civil War Museum
Pipeline Overlook
RICHMOND MAIN STREET AMTRAK
Edgar Allen Poe Museum
Virginia Holocaust Museum
HOLLYWOOD CEMETERY
RIVERVIEW CEMETERY
MOUNT CALVARY CEMETERY
Richmond Intl. Airport 6 miles
Brookland Pkwy
Dill Ave
Hermitage Rd
Chamberlayne Ave
North Ave
4th Ave
Magnolia St
W. Broad St
Lombardy St
Leigh St
Franklin St
Belvidere St
Meadow St
Allen Ave
Downtown Expwy
Idlewood Ave
E. Main St
Cary St
S. 1st St
N. 5th St
Tredegar St
S. 14th St
Fairfield Ave
Fairmount Ave
9 Mile Rd
Venable St
Q St
N. 25th St
E. Broad St
E. Main St
Williamsburg Ave
Commerce Rd
E. 4th St
AMTRAK
64
95
195
250
360
60
1
301
161
5
Frederick
Towson
BALTIMORE
WEST VIRGINIA
Winchester
Leesburg
Rockville
Columbia
Front Royal
Arlington
WASHINGTON DC
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Alexandria
St. Charles
Dover
DEL.
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Culpeper
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Fredericksburg
Salisbury
Staunton
Waynesboro
Charlottesville
Chesapeake Bay
VIRGINIA
Tuckahoe
Mechanicsville
RICHMOND
Lynchburg
Chester
Hopewell
Petersburg
Williamsburg
Newport News
Hampton
Atlantic Ocean
NORFOLK
Portsmouth
VIRGINIA BEACH
Chesapeake
Suffolk
South Boston
NORTH CAROLINA
NJ

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG; Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Richmond, VA 23219
				General Property Type:	Office
Original Balance(2):	$50,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$49,862,236			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	1990/2014
Loan Purpose:	Refinance			Size:	949,875 SF
Borrower Sponsor:	Hertz Investment Group			Cut-off Date Balance per SF(2):	$153
Mortgage Rate:	5.065948%			Maturity Date Balance per SF(2):	$130
Note Date:	5/4/2018			Property Manager:	Hertz Investment Group, LLC (borrower-related)
First Payment Date:	6/5/2018
Maturity Date:	5/5/2028
Original Term to Maturity:	120 months
Original Amortization Term(3):	360 months
IO Period:	0 months
Seasoning:	3 months
Prepayment Provisions(4):	LO (27); DEF/YM1 (89); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(7):	$14,505,668
Additional Debt Type(2)(5):	Pari Passu/Mezzanine			UW NOI Debt Yield(2):	10.0%
Additional Debt Balance(2)(5):	$95,735,492/$24,931,118			UW NOI Debt Yield at Maturity(2):	11.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2)(3):	1.49x
Reserves(6)				Most Recent NOI(7):	$10,393,640 (1/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$10,121,502 (12/31/2017)
RE Tax:	$1,083,451	$180,575	N/A	3rd Most Recent NOI:	$10,372,633 (12/31/2016)
Insurance:	$29,174	Springing	N/A	Most Recent Occupancy(8):	83.4% (3/28/2018)
Deferred Maintenance:	$14,300	$0	N/A	2nd Most Recent Occupancy:	76.7% (12/31/2017)
Replacements:	$0	$11,873	N/A	3rd Most Recent Occupancy:	67.8% (12/31/2016)
TI/LC:	$3,000,000	Springing	(6)	Appraised Value (as of):	$200,800,000 (2/13/2018)
Free Rent Reserve:	$55,264	$0	N/A	Cut-off Date LTV Ratio(2):	72.5%
Initial TI/LC:	$7,548,734	$0	N/A	Maturity Date LTV Ratio(2):	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$146,000,000	85.4%	Loan Payoff:	$132,601,866	77.5%
Mezzanine Loan(2):	$25,000,000	14.6%	Reserves:	$11,730,923	6.9%
			Closing Costs:	$1,693,691	1.0%
			Return of Equity:	$24,973,519	14.6%
Total Sources:	$171,000,000	100.0%	Total Uses:	$171,000,000	100.0%

(1)	The Riverfront Plaza Whole Loan (as defined below) was originated by Natixis Real Estate Capital LLC (“Natixis”). UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) acquired two pari passu notes, Promissory Notes A-2 and A-4, with an aggregate original principal balance of $50,000,000, from Natixis and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The Riverfront Plaza Mortgage Loan (as defined below) is part of the Riverfront Plaza Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is accompanied by the Riverfront Plaza Mezzanine Loan (as defined below) with an original principal balance of $25,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverfront Plaza Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan are $180, $152, 8.5%, 10.0%, 1.13x, 84.9% and 71.9%, respectively.

(3)	The Riverfront Plaza Whole Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR for the Riverfront Plaza Whole Loan is calculated based on the aggregate 12-month debt service payments commencing August 5, 2018. See “Annex F Riverfront Plaza Amortization Schedule” in the Preliminary Prospectus.

(4)	After the lockout period, defeasance is permitted in whole, or in part, on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Riverfront Plaza Whole Loan promissory note to be securitized and (ii) May 4, 2022. Open prepayment is permitted on or after February 5, 2028. In addition, after the lockout period and prior to the open prepayment date, the Riverfront Plaza Whole Loan can be prepaid in whole, or in part, with yield maintenance.

(5)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	The increase in UW NOI over historical NOI is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton Andrews Kurth LLP (“Hunton”), Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, Branch Banking & Trust Company (“BB&T”), Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001.

(8)	Most Recent Occupancy excludes the space leased to Hilb Group Operating Co LLC (9,136 SF) as the tenant is currently dark and has a lease expiration date of May 31, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

The Mortgage Loan. The second largest mortgage loan (the “Riverfront Plaza Mortgage Loan”) is part of a whole loan (the “Riverfront Plaza Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is secured by a first priority fee mortgage encumbering two 21-story Class A office buildings totaling 949,875 SF located in Richmond, Virginia (the “Riverfront Plaza Property”). Promissory Notes A-1 and A-4, with an aggregate original principal balance of $50,000,000, represent the Riverfront Plaza Mortgage Loan and will be included in the UBS 2018-C12 Trust. The Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C12 Trust. The below table summarizes the remaining promissory notes, which are currently held by Natixis, and are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Riverfront Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$29,917,341	UBS 2018-C12	Yes
Note A-2	$30,000,000	$29,917,341	UBS 2018-C11	No
Note A-3	$20,000,000	$19,944,894	UBS 2018-C11	No
Note A-4	$20,000,000	$19,944,894	UBS 2018-C12	No
Note A-5	$15,000,000	$14,958,671	Natixis	No
Note A-6	$15,000,000	$14,958,671	Natixis	No
Note A-7	$10,000,000	$9,972,447	Natixis	No
Note A-8	$6,000,000	$5,983,468	Natixis	No
Total	$146,000,000	$145,597,728

The proceeds of the Riverfront Plaza Whole Loan and a mezzanine loan with an original principal balance of $25,000,000 (the “Riverfront Plaza Mezzanine Loan”), were used to refinance existing debt of approximately $132.6 million, fund reserves, pay closing costs and return approximately $25.0 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Richmond Riverfront Plaza, LP (the “Riverfront Plaza Borrower”), a single purpose Delaware limited partnership with a single purpose general partner, Hertz Richmond Riverfront Plaza, LLC, a Delaware limited liability company that has two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Riverfront Plaza Whole Loan. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the guarantors of certain non-recourse carveouts under the Riverfront Plaza Whole Loan. The guarantors are heirs of Judah Hertz, the founder of the borrower sponsor, Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. that are positioned for growth. Currently, Hertz owns 65 buildings consisting of a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing 5,518 spaces.

The Property. The Riverfront Plaza Property is comprised of two 21-story Class A office buildings totaling 949,875 SF situated on 3.79 acres in Richmond, Virginia. The Riverfront Plaza Property was constructed in 1990, renovated in 2014 and includes a five-level subterranean parking garage with 2,172 parking spaces resulting in a parking ratio of 2.3 spaces per 1,000 SF. Amenities at the Riverfront Plaza Property include a full-time concierge, 24-hour manned security, a complimentary tenant-only fitness center, a sundry shop, an onsite optician and optical center, bicycle parking, auto detailing shop, and a one-acre outdoor landscaped sculpture garden that is available to tenants for private functions. The Riverfront Plaza Property includes two expansive lobby areas in each tower that are adjoined by a three-story atrium featuring a 42-foot lighted barrel vaulted ceiling, providing a cross-over between the buildings via a breezeway. The lobbies are appointed with marble and granite finishes. Since acquiring the Riverfront Plaza Property in January 2016, the borrower sponsor has invested approximately $2.0 million in capital expenditures including elevator modernization, improvements to the conference center and restrooms, and roof replacements.

The Riverfront Plaza Property was 83.4% leased as of March 28, 2018 to 32 tenants, including financial institutions, national consulting firms and various law firms. The top three tenants at the Riverfront Plaza Property are Hunton (25.1% of NRA), BB&T (14.9% of NRA) and Owens & Minor Medical Inc. (9.0% of NRA). No other tenant represents more than 5.8% of NRA. Investment grade tenants represent approximately 31.9% of the Riverfront Plaza Property’s NRA and include BB&T (Fitch/Moody’s/S&P: A+/A2/A-), Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB), Merrill Lynch Pierce Fenner (Fitch/S&P: A+/A+), Morgan Stanley Smith Barney (Fitch/Moody’s/S&P: A/A3/BBB+), UBS Financial Services Inc. (Fitch/Moody’s/S&P: AA-/A1/A+) and Raymond James & Associates Inc (Moody’s/S&P: Baa1/BBB+).

Major Tenants.

Hunton Andrews Kurth LLP (238,176 SF, 25.1% of NRA, 24.0% of underwritten base rent). In April 2018, Hunton & Williams merged with Andrews Kurth Kenyon to become Hunton Andrews Kurth LLP. Hunton Andrews Kurth LLP is a global law firm of more than 1,000 lawyers handling transactional, litigation and regulatory matters for clients in industries including energy, financial services, real estate, retail and consumer products and technology. Hunton Andrews Kurth LLP has 15 offices across the United States and five offices across Europe, the Middle East and Asia. Hunton occupies 238,176 SF at the Riverfront Plaza Property on a lease that commenced in 1990 and expires in June 2025 at a current base rent of $16.91 PSF, which increases 2.5% annually on July 1. Hunton has two, five-year renewal options remaining. Hunton has the right to terminate its lease with respect to approximately 5,115 SF of rental area on the plaza level of building I (the “Plaza Level Premises”) effective on the Plaza Level Termination Date (as defined below) by (i) delivering written notice to the landlord no later than 12 months prior to the intended termination date (the “Plaza Level Termination Date”) and (ii) paying a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum.

Branch Banking & Trust Company (141,167 SF, 14.9% of NRA, 14.2% of underwritten base rent). BB&T (NYSE: BBT) (Fitch/Moody’s/S&P: A+/A2/A-) operates banking offices in more than 2,049 branches across 15 states and Washington D.C. as of December 31, 2017. BB&T, together with its

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

subsidiaries, offers financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. BB&T has assets of approximately $220.7 billion as of third quarter 2017. BB&T occupies 141,167 SF at the Riverfront Plaza Property on a lease that commenced in 2010 and expires in August 2025. Excluding the ATM space, BB&T has a current base rent of $15.51 PSF, which increases 2.0% annually on September 1. If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

Owens & Minor Medical Inc. (85,746 SF, 9.0% of NRA, 12.2% of underwritten base rent). Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB) (NYSE: OMI) operates as a subsidiary of Owens & Minor, Inc. Owens & Minor, Inc., a Fortune 500 company, provides supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices. With networks in the United States and Europe, Owens & Minor, Inc. serves a customer base ranging from independent hospitals to large integrated healthcare systems, as well as group-purchasing organizations, healthcare products manufacturers, and the United States federal government. Owens & Minor, Inc.’s 2017 revenue was approximately $9.3 billion. Owens & Minor Medical Inc. occupies a total of 85,746 SF at the Riverfront Plaza Property with 74,321 SF having commenced December 2017 and 11,425 SF commencing August 2018 at a current base rent of $21.00 PSF, which increases 2.5% annually on January 1. Owens & Minor Medical Inc. has two, five-year renewal options remaining and no termination options.

ICMA Retirement Corporation (55,491 SF, 5.8% of NRA, 6.5% of underwritten base rent). ICMA Retirement Corporation was founded in 1972 through the assistance of a Ford Foundation grant, to provide portable retirement benefits for city and county managers, enabling accumulated retirement assets to be transferred between employers. Today, ICMA Retirement Corporation manages and administers more than $50.0 billion in assets and provides retirement plans and related services for more than one million participant accounts and over 9,000 plans across the United States. ICMA Retirement Corporation occupies 55,491 SF at the Riverfront Plaza Property on a lease that commenced in June 2017 and expires in May 2033 at a current base rent of $19.00 PSF, which increases 2.5% annually on June 1. ICMA Retirement Corporation has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Riverfront Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
Hunton Andrews Kurth LLP(3)	NR/NR/NR	238,176	25.1%	$3,997,632	24.0%	$16.78	6/30/2025
Branch Banking & Trust Company(4)(5)	A+/A2/A-	141,167	14.9%	$2,365,403	14.2%	$16.76	8/31/2025
Owens & Minor Medical Inc.(5)(6)	B+/B1/BB	85,746	9.0%	$2,033,895	12.2%	$23.72	6/30/2028
ICMA Retirement Corporation(7)	NR/NR/NR	55,491	5.8%	$1,080,965	6.5%	$19.48	5/31/2033
Private Advisors, LLC(8)	NR/NR/NR	23,626	2.5%	$643,160	3.9%	$27.22	2/29/2024
Reed Smith LLP(9)	NR/NR/NR	23,164	2.4%	$567,518	3.4%	$24.50	4/30/2030
Merrill Lynch Pierce Fenner(5)(10)	A+/NR/A+	22,970	2.4%	$659,698	4.0%	$28.72	10/31/2024
Morgan Stanley Smith Barney(11)	A/A3/BBB+	22,773	2.4%	$705,280	4.2%	$30.97	9/30/2022
Subtotal/Wtd. Avg.		613,113	64.5%	$12,053,552	72.5%	$19.66
Remaining Tenants		179,425	18.9%	$4,576,917	27.5%	$25.51
Vacant(12)		157,337	16.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		949,875	100.0%	$16,630,469	100.0%	$20.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Hunton has the right to terminate its lease with respect to the Plaza Level Premises effective on the Plaza Level Termination Date, subject to the payment of a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum. Hunton has two, five-year renewal options remaining.

(4)	If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and payment of a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

(5)	Annual UW Base Rent for BB&T, Owens & Minor Medical Inc. and Merrill Lynch Pierce Fenner reflects the respective tenant’s average rent through lease expiration.

(6)	Owens & Minor Medical Inc. includes 11,425 SF of space commencing in August 2018 at a base rent of $21.00 PSF. Owens & Minor Medical Inc. has two, five-year renewal options remaining and no termination options.

(7)	ICMA Retirement Corporation has three, five-year renewal options remaining.

(8)	Private Advisors, LLC has a one-time option to terminate its lease on August 31, 2020 with 12 months’ notice and a termination fee of $531,104. Private Advisors, LLC has one, five-year renewal option remaining.

(9)	Reed Smith LLP has one, five-year renewal option remaining.

(10)	Merrill Lynch Pierce Fenner has a one-time option to terminate its lease on June 30, 2021 with 12 months’ notice and a termination fee consisting of three months of rent, reimbursements and the then-unamortized transaction costs. Merrill Lynch Pierce Fenner has two, five-year renewal options remaining.

(11)	Morgan Stanley Smith Barney has two, five-year renewal options remaining.

(12)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Riverfront Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	1,461	0.2%	0.2%	$13.07	$19,095	0.1%	0.1%
2019	4	26,602	2.8%	3.0%	$27.63	$734,964	4.4%	4.5%
2020	4	23,926	2.5%	5.5%	$26.50	$634,038	3.8%	8.3%
2021	3	10,007	1.1%	6.5%	$25.18	$251,951	1.5%	9.9%
2022	2	30,474	3.2%	9.7%	$29.12	$887,331	5.3%	15.2%
2023	0	0	0.0%	9.7%	$0.00	$0	0.0%	15.2%
2024	8	83,064	8.7%	18.5%	$27.57	$2,289,921	13.8%	29.0%
2025	25	405,037	42.6%	61.1%	$17.31	$7,012,767	42.2%	71.1%
2026	1	9,004	0.9%	62.1%	$23.93	$215,466	1.3%	72.4%
2027	2	15,034	1.6%	63.7%	$22.89	$344,152	2.1%	74.5%
2028	7	99,510	10.5%	74.1%	$23.63	$2,351,227	14.1%	88.6%
2029 & Beyond	5	88,419	9.3%	83.4%	$21.37	$1,889,556	11.4%	100.0%
Vacant(4)	0	157,337	16.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	949,875	100.0%		$20.98	$16,630,469	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. U/W Base Rent PSF Rolling excludes vacant space.

(4)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

The Market. The Riverfront Plaza Property is located in the Richmond metropolitan statistical area (“Richmond MSA”). According to a third party market research report, the Richmond MSA has a 2018 estimated population of 1,293,241, which represents an average annual increase of 0.9% since 2010. The Richmond MSA benefits from a diverse economic base driven by the government, financial and professional services, education, and healthcare sectors. As home to Virginia’s state capital, the Richmond MSA contains the United States Court of Appeals for the Fourth Circuit, the Federal Reserve Bank of Richmond, the Fifth District of the Federal Reserve, the Supreme Court of Virginia, the Virginia General Assembly, and state and local courts. In addition, the Richmond MSA is home to colleges and universities, including Virginia Commonwealth University, the University of Richmond, Virginia Union University, and J. Sergeant Reynolds Community College. Richmond MSA’s largest employers include Capital One Financial Corporation, VCU Health System, Hospital Corporation of America, Bon Secours Health System, Inc., Wal-Mart Stores, Inc., Dominion Resources, Inc., Food Lion, SunTrust Banks, Inc., Altria Group and Amazon.

The Riverfront Plaza Property is located on East Byrd Street in downtown Richmond, Virginia, adjacent to the northeast of the James River. The Riverfront Plaza Property has frontage along East Byrd Street to the northeast, South 9th Street to the northwest, and South 10th Street to the southwest and southeast. The Riverfront Plaza Property is located adjacent to the Federal Reserve Bank of Richmond and four blocks from the Supreme Court of Virginia and US Court of Appeals. The Riverfront Plaza Property is located in close proximity to numerous parks including Brown’s Island, Belle Island, Gambles Hill Park and Kanawha Plaza.

According to a third party market research report, the Riverfront Plaza Property is located in the CBD office submarket, which contains approximately 10.5 million SF of office space with a vacancy rate of 8.8% and average asking rental rate of $21.84 PSF as of the fourth quarter of 2017. The Class A submarket contained approximately 5.4 million SF of office space with a vacancy rate of 10.7% and an average asking rental rate of $24.25 PSF as of the fourth quarter of 2017. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Riverfront Plaza Property was 19,190, 132,053 and 255,421, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $54,573, $59,106 and $65,231, respectively.

The appraisal identified seven competitive properties built between 1973 and 2010 ranging in size from approximately 207,000 SF to 509,229 SF. The appraisal’s competitive set reported rent from $20.25 PSF to $25.50 PSF with an average rent of $22.01 PSF. The appraisal concluded a market rent of $23.50 PSF for the office space and $16.00 PSF for the 1,461 SF ground floor retail space currently leased to Riverfront Optical.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

The following table presents recent leasing data at competitive office buildings with respect to the Riverfront Plaza Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Riverfront Plaza Property 901-951 East Byrd Street Richmond, VA	1990/2014	949,875(1)	ICMA Retirement Corporation(1)	55,491(1)	June 2017(1)	16.0(1)	$19.48(1)	Modified
Riverside 1101 Haxall Point Richmond, VA	2005/N/A	263,752	Envera	26,632	October 2017	10.0	$24.52	Modified
James Center 1 901 E. Cary Street Richmond, VA	1985/2001	426,096	Xenith Bank	21,039	October 2017	8.0	$20.25	Modified
James Center 2 1021 E. Cary Street Richmond, VA	1987/NAV	340,979	Wealthcare Capital	5,825	March 2017	5.0	$21.00	Full Service Gross
Westrock 501 S. 5th Street Richmond, VA	2008/N/A	310,950	CoStar	65,163	October 2016	10.0	$25.50	Gross
SunTrust 900 E. Cary Street Richmond, VA	1983/NAV	458,229	Virginia Poverty Law Center	2,938	October 2017	5.0	$21.07	Modified
Bank of America 1111 E. Main Street Richmond, VA	1973/2016	509,229	Virginia Resources Authority	5,467	June 2017	7.1	$20.75	Modified
Williams Mullen Center 200 S. 10th Street Richmond, VA	2010/N/A	207,000	Capital One	13,063	July 2017	5.0	$21.00	Modified

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverfront Plaza Property:

Cash Flow Analysis
	2015	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,842,597	$12,506,064	$12,278,011	$12,455,853	$20,245,824	$21.31
Total Recoveries	$7,120,219	$6,398,768	$5,954,038	$6,040,418	$5,707,648	$6.01
Other Income(2)	($5,025,373)	$182,496	$165,807	$165,057	$165,057	$0.17
Less Vacancy & Credit Loss	($131,768)	$0	$0	$0	($3,615,355)	($3.81)
Effective Gross Income	$15,805,675	$19,087,328	$18,397,856	$18,661,328	$22,503,174	$23.69
Total Operating Expenses	$10,207,885	$8,714,695	$8,276,354	$8,267,688	$7,997,506	$8.42
Net Operating Income(1)	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$14,505,668	$15.27
Capital Expenditures	$0	$0	$0	$0	$142,481	$0.15
TI/LC	$0	$0	$0	$0	$649,875	$0.68
Net Cash Flow	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$13,713,312	$14.44

Occupancy %(3)	72.0%	67.8%	76.7%	84.5%	86.2%
NOI DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.58x
NCF DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.49x
NOI Debt Yield(4)	3.8%	7.1%	7.0%	7.1%	10.0%
NCF Debt Yield(4)	3.8%	7.1%	7.0%	7.1%	9.4%

(1)	The increase in UW Net Operating Income over historical Net Operating Income is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton, Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001. Clauses (ii) through (iv) above are included in UW Gross Potential Rent.

(2)	2015 Other Income includes storage, satellite, telecom, fitness center, event fees and termination payments.

(3)	UW Occupancy % is based on underwritten economic vacancy of 13.8%. The Riverfront Plaza Property was 83.4% leased as of March 28, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Riverfront Plaza Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,862,236 72.5% 1.49x 10.0%

Escrows and Reserves. The Riverfront Plaza Borrower deposited in escrow at origination (i) $1,083,451 for real estate taxes, (ii) $29,174 for insurance premiums, (iii) $14,300 for deferred maintenance, (iv) $3,000,000 for tenant improvements and leasing commissions, (v) $7,548,734 for unfunded obligations with respect to outstanding tenant improvements ($6,220,283) and leasing commissions ($1,328,451) and (vi) $55,264 for outstanding free rent with respect to the ICF Consulting Group Inc. lease. The Riverfront Plaza Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently equal to $180,575, (ii) 1/12 of the insurance premiums, provided, however, that such obligation will be suspended so long as: (a) no event of default is continuing, (b) a blanket or umbrella insurance policy is in place, (c) the Riverfront Plaza Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (d) the Riverfront Plaza Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender, and (iii) $11,873 for replacement reserves. In addition, the Riverfront Plaza Borrower is required to escrow $98,945 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve falls below $2,849,625, until such time the balance equals $5,699,250.

Lockbox and Cash Management. A hard lockbox and upfront cash management is in place with respect to the Riverfront Plaza Whole Loan. Pursuant to the Riverfront Plaza Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Sweep Trigger Event is continuing, to the Riverfront Plaza Borrower. Provided no Cash Sweep Event Period (as defined below) exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Riverfront Plaza Whole Loan documents will be remitted to the Riverfront Plaza Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the Riverfront Plaza Mezzanine Loan, (iii) commencing with the calendar quarter ending September 30, 2019, the debt service coverage ratio based on the trailing 12-month period falling below 1.05x at the end of any calendar quarter, or (iv) a Primary Tenant Sweep Period. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, if the Riverfront Plaza Mezzanine Loan is not outstanding, the debt service coverage based on the trailing 12-month period is not less than 1.05x for one calendar quarter, or in regard to clause (iv) above, a Primary Tenant Sweep Period cure.

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease, (ii) any Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) any Primary Tenant “going dark” with respect to 50% or more of its Primary Tenant space at the Riverfront Plaza Property or (iv) a monetary or material non-monetary event of default under the applicable Primary Tenant’s lease. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will occur upon the earlier of (a) the date Hunton or BB&T gives written notice of its intent to terminate or not renew at least 80% of its respective current space or (b) 18 months prior to the expiration date of Hunton’s lease or 12 months prior to the expiration date of BB&T’s lease. A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, the applicable Primary Tenant has revoked or rescinded its notice of termination or the Riverfront Plaza Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for a term of no less than three years, provided that, such replacement leases result in an occupancy of either (x) 80% of the applicable Primary Tenant space being leased or (y) such portion of the applicable Primary Tenant space results in an occupancy of at least 85% for the entire Riverfront Plaza Property (a “Primary Tenant Replacement Event”), in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs, in regard to clause (iii) above, the applicable Primary Tenant re-opens for business in the majority of the applicable Primary Tenant premises for a continuous period of no less than three months or a Primary Tenant Replacement Event occurs, or in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will continue until either (A) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided that such renewal need only apply to 80% of it space) for a term of no less than three years or (B) a Primary Tenant Replacement Event occurs.

A “Primary Tenant” means either (i) initially Hunton (or any acceptable replacement tenant occupying all or substantially all of the Hunton space) or (ii) initially BB&T (or any acceptable replacement tenant occupying all or substantially all of the BB&T space).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Riverfront Plaza Mezzanine Loan is secured by the direct and indirect equity ownership in the Riverfront Plaza Borrower. The Riverfront Plaza Mezzanine Loan has an original principal balance $25,000,000, has a current principal balance as of the cut-off date of $24,931,118, a coupon of 10.5000% per annum and is coterminous with the Riverfront Plaza Whole Loan. Including the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 84.9%, 1.13x and 8.5%, respectively. The Riverfront Plaza Whole Loan lender and Riverfront Plaza Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Riverfront Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

Riverwalk Portfolio
354, 360, 500, and 500A Merrimack Street
Lawrence, MA 01843
Portsmouth, NH 30 miles
Boston 20 miles
Haverhill
Methuen
LAWRENCE
DOWNTOWN LAWRENCE
South Lawrence
North Andover
Andover
ESSEX COUNTY
Merrimack River
Lake Cochichewick
Lawrence Municipal Airport
Lawrence General Hospital
Holy Family Hospital-Methuen
MBTA HAVERHILL LINE
Merrimack College
Phillips Academy
Addison Gallery of American Art
Weir Hill Reservation
Haggetts Pond
Andover Country Club
Indian Ridge Country Club

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lawrence, MA
				General Property Type:	Office
Original Balance(1):	$45,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$45,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	1901, 2007 / 2015 - 2017
Loan Purpose:	Refinance			Size(4):	630,379 SF
Borrower Sponsor:	Salvatore N. Lupoli			Cut-off Date Balance per SF(1):	$128
Mortgage Rate:	5.1760%			Maturity Date Balance per SF(1):	$114
Note Date:	6/5/2018			Property Manager:	JeNet Management, LLC
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(5):	$7,442,223
Prepayment Provisions(2):	LO (26); DEF (91); O (3)			UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.68x (IO) 1.34x (P&I)
Additional Debt Balance(1):	$35,700,000			Most Recent NOI(5):	$6,584,746 (3/31/2018 TTM)
Future Debt Permitted (Type):	No			2nd Most Recent NOI:	$6,621,759 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$6,330,705 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.0% (6/18/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	93.8% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.1% (12/31/2016)
Replacements:	$270,000	Springing	$270,000	Appraised Value (as of):	$117,000,000 (4/23/2018)
TI/LC:	$2,000,000	Springing	$1,200,000	Cut-off Date LTV Ratio(1):	69.0%
Free Rent:	124,344	$0	N/A	Maturity Date LTV Ratio(1):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$80,700,000	100.0%	Loan Payoff:	$44,202,773	54.8%
			Return of Equity:	$33,184,676	41.1%
			Reserves:	$2,394,344	3.0%
			Closing Costs:	$918,207	1.1%
Total Sources:	$80,700,000	100.0%	Total Uses:	$80,700,000	100.0%

(1)	The Riverwalk Mortgage Loan (as defined below) is part of the Riverwalk Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $80,700,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverwalk Whole Loan.

(2)	Prior to the open prepayment date of April 6, 2028, the Riverwalk Borrower (as defined below) has the right to defease the Riverwalk Whole Loan after the earlier to occur of (a) July 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Riverwalk Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2018. Partial Release is permitted. See “Release of Property” below.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Riverwalk Property consists of 494,209 SF of office space (78.4% of NRA), 65,486 SF of retail space (10.4% of NRA) and 70,684 SF of industrial space (11.2% of NRA).

(5)	The increase from Most Recent NOI to UW NOI is primarily a result of (i) affiliate lease spaces that were not included historical operating statements and (ii) recent leasing activity in 2018.

The Mortgage Loan. The third largest mortgage loan (the “Riverwalk Mortgage Loan”) is part of a whole loan (the “Riverwalk Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $80,700,000. The Riverwalk Whole Loan is secured by a first priority mortgage encumbering the Riverwalk Borrower’s fee interest in four Class A suburban office building properties totaling 630,379 SF located in the Lawrence, Massachusetts (collectively, the “Riverwalk Property”).

Promissory Notes A-1 and A-2, with an aggregate original principal balance of $45,000,000, collectively represent the Riverwalk Mortgage Loan, and will be included in the UBS 2018-C12 Trust. The Riverwalk Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C12 Trust. The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

Riverwalk Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C12	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C12	No
Note A-3	$15,000,000	$15,000,000	CCRE	No
Note A-4	$10,000,000	$10,000,000	CCRE	No
Note A-5	$5,700,000	$5,700,000	CCRE	No
Note A-6	$5,000,000	$5,000,000	CCRE	No
Total	$80,700,000	$80,700,000

The proceeds of the Riverwalk Whole Loan were used to refinance the Riverwalk Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 500 Riverwalk LLC (the owner of the 500 Merrimack Property), S & N Lawrence Realty, LLC (the owner of the 354 Merrimack Property) and Riverwalk Partners LLC (the owner of the 360-370 Merrimack Property) (collectively, the “Riverwalk Borrower”), each a single-purpose Massachusetts limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Riverwalk Borrower delivered a non-consolidation opinion in connection with the origination of the Riverwalk Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Riverwalk Whole Loan is Salvatore N. Lupoli.

Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

The Property.

The Riverwalk Property is comprised of four office buildings totaling 630,379 SF that are located at 354 Merrimack Street (the “354 Merrimack Property), 360-370 Merrimack Street (the “360-370 Merrimack Property”), and 500 Merrimack Street (two buildings) (the “500 Merrimack Property”), each of which is located along the Merrimack River and within the Riverwalk Development in Lawrence, Massachusetts. The Riverwalk Development is a 3.6 million live-work-play campus, comprised of over 1.1 million SF of office space with more than 125 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018. As of June 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively.

The Riverwalk Property consists of 494,209 SF of office space (78.4% of NRA), 65,486 SF of retail space (10.4% of NRA), and 70,684 SF of industrial space (11.2% of NRA).

The buildings located at 500 Merrimack Street consist of two separate structures, which are subject to a condominium regime. The first structure includes condominium units 1, 2 and 3 and the second structure (“Structure 2”) includes condominium units 4 and 5. The Riverwalk Borrower owns, and the 500 Merrimack Property consists of, condominium units 1, 3, 4 and 5. Unit 2 is not collateral for the Riverwalk Whole Loan.

As of June 18, 2018, the Riverwalk Property was 93.0% occupied by 79 tenants with no tenant occupying more than 12.4% of NRA. There are 1,841 parking spaces (2.9 spaces per 1,000 SF), of which 120 are in a subterranean garage.

Historical Occupancy(1)
2009	2010	2011	2012	2013	2014	2015	2016	2017	6/18/18 TTM(2)
95.3%	97.1%	96.7%	95.0%	94.4%	97.2%	94.6%	95.1%	93.8%	93.0%

(1)	Information is provided by the Riverwalk Borrower.

(2)	Information is based on the underwritten rent roll

Major Tenants.

Solectria Renewables, LLC (“Solectria”) (78,410 SF, 12.4% of NRA, 7.7% of underwritten base rent). Headquartered at the Riverwalk Property, Solectria manufactures photovoltaic inverters, string combiners, and web-based monitoring systems for residential, commercial, and utility-scale solar projects. In addition, it offers training services at trade shows, conferences, and other events on its products for installers, electricians, and other professionals. The company was founded in 2005 and is based in Lawrence, Massachusetts with manufacturing operations in the United States, India, and China. Since September 3, 2014, Solectria has operated as a subsidiary of Yaskawa America, Inc. Solectria has been a tenant at the Riverwalk Property since 2005 and has invested nearly $3.0 million into its space. Solectria currently occupies 78,410 SF through March 2019 and pays an average UW base rent of $9.00 PSF with no renewal or termination options.

Partners Community Healthcare (48,892 SF, 7.8% of NRA, 15.2% of underwritten base rent). Founded in 1994 by Brigham and Women’s Hospital and Massachusetts General Hospital, Partners Community Healthcare includes community and specialty hospitals, a managed care organization, a physician network, community health centers, home care and other health-related entities. Partners Community Healthcare has been a tenant at the Riverwalk Property since 2007. Partners Community Healthcare currently occupies 48,892 SF through November 2019 and pays an average UW base rent of $28.49 PSF with two, five-year renewal options and no termination options remaining.

Home Health VNA (34,252 SF, 5.4% of NRA, 5.6% of underwritten base rent). Home Health VNA provides state-of-the-art medical care and supportive services for patients in home. Home Health VNA, along with Merrimack Valley Hospice and HomeCare, Inc., represent the Home Health Foundation, which serves more than 100 cities in Merrimack Valley, Northern Massachusetts and Southern New Hampshire. Home Health VNA has been a tenant at the Riverwalk Property since 2009. Home Health VNA currently occupies 34,252 SF through October 2025 and pays an average UW base rent of $15.00 PSF with one, five-year renewal option and no termination options remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

The following table presents certain information relating to the leases at the Riverwalk Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(2)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Solectria(4)	NR/NR/NR	78,410	12.4%	$705,690	7.7%	$9.00	3/1/2019
Partners Community Healthcare	NR/NR/NR	48,892	7.8%	$1,392,966	15.2%	$28.49	11/1/2019
Home Health VNA(5)	NR/NR/NR	34,252	5.4%	$513,780	5.6%	$15.00	10/15/2025
Jaybird & Mais	NR/NR/NR	33,786	5.4%	$333,806	3.6%	$9.88	12/1/2021
Select One Construction(6)	NR/NR/NR	31,000	4.9%	$542,500	5.9%	$17.50	4/30/2033
Subtotal/Wtd. Avg.		226,340	35.9%	$3,488,741	38.1%	$15.41
Remaining Tenants		359,669	57.1%	$5,679,560	61.9%	$15.79
Vacant Space		44,370	7.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		630,379	100.00%	$9,168,301	100.00%	$15.65

(1)	Information is based on the underwritten rent roll.

(2)	Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Solectria is in a free rent period through March 2019. At origination, the Riverwalk Borrower deposited $35,740 in connection with this free rent period.

(5)	Home Health VNA is in a free rent period through September 2020. At origination, the Riverwalk Borrower deposited $88,603 in connection with this free rent period.

(6)	Select One Construction is affiliated with the Riverwalk Borrower.

The following table presents certain information relating to the lease rollover schedule at the Riverwalk Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	5	8,920	1.4%	1.4%	$12.66	$112,892	1.2%	1.2%
2018	9	51,492	8.2%	9.6%	$17.37	$894,628	9.8%	11.0%
2019	39	206,416	32.7%	42.3%	$16.28	$3,360,172	36.6%	47.6%
2020	8	53,545	8.5%	50.8%	$15.95	$853,821	9.3%	57.0%
2021	9	81,985	13.0%	63.8%	$12.79	$1,048,922	11.4%	68.4%
2022	8	23,903	3.8%	67.6%	$17.20	$411,205	4.5%	72.9%
2023	6	33,372	5.3%	72.9%	$21.67	$723,163	7.9%	80.8%
2024	3	24,538	3.9%	76.8%	$14.31	$351,099	3.8%	84.6%
2025	2	61,838	9.8%	86.6%	$11.52	$712,399	7.8%	92.4%
2026	0	0	0.0%	86.6%	$0.00	$0	0.0%	92.4%
2027	0	0	0.0%	86.6%	$0.00	$0	0.0%	92.4%
2028	0	0	0.0%	86.6%	$0.00	$0	0.0%	92.4%
2029 & Beyond	3	40,000	6.3%	93.0%	$17.50	$700,000	7.6%	100.0%
Vacant	0	44,370	7.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	92	630,379	100.0%		$15.65	$9,168,301	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Riverwalk Property is located off Interstate 495 in Lawrence, Massachusetts, within Essex County, which is part of the Boston Metropolitan Area. Lawrence is a city located approximately 10 miles southwest of Haverhill, 20 miles northwest of Salem, and 29 miles north of Boston. Major highways serving the city include the aforementioned Interstate 495 and State Route 28. Air transportation is provided by Lawrence Municipal Airport, located approximately three miles northeast of the city’s central business district. The Greater Boston Area is the 10th largest metropolitan area in the United States, with a population of approximately 4.7 million people.

Lawrence is an urban city, with a manufacturing-based economy that accounts for 35% of the city’s land use. The city is a textile hub, with Malden Mills, KGR Incorporated, Cardinal Shoe, and Grieco Brothers as the most notable companies in the industry. Most of the industrial uses in the city are concentrated along the Merrimack River with an industrial park located in the southwestern portion of the city. Large industries in the city include the healthcare, technology and wholesale/retail trade industries. Lawrence is home to Lawrence General Hospital, a private non-profit community hospital with a total of 189 staffed beds. Retail presence is primarily concentrated within the central business district of Lawrence and along State Route 28, featuring restaurants, offices, car dealerships, big box retailers, and locally owned retail businesses.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

According to a third party research report, the 2017 population within a one-, three- and five-mile radius of the Riverwalk Property is 27,739, 139,213 and 191,995, respectively. The 2017 average household income within a one-, three- and five-mile radius of the Riverwalk Property is $56,969, $77,416 and $95,333, respectively.

The Riverwalk Property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,600,136 SF of inventory with 88,000 SF of planned new construction and experienced a positive net absorption of 465,390 SF during 2017. As of the end of 2017, average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.6%, compared to the Riverwalk Property’ average underwritten rental rate of $14.54 PSF and 7.0% vacancy rate. As of June 2018, the greater Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively. The appraiser concluded a 6.0% vacancy rate for the Riverwalk Property.

Market Rent Conclusions
Category	Size (SF)	Occupancy	In-Place Rent	Market Rent	In-Place vs. Market Rent
Office	459,317	92.0%	$15.69	$17.50	-10.4%
Retail	65,486	96.9%	$12.78	$17.77	-28.1%
Medical Office	34,892	100.0%	$31.12	$28.00	11.2%
Industrial	70,684	100.0%	$9.36	$17.50	-46.5%
Total	630,379	93.9%	$15.53	$18.11	-14.2%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$7,789,846	$7,996,081	$8,293,008	$8,299,186	$9,909,312	$15.72
Total Recoveries	$1,151,485	$1,357,747	$1,301,554	$1,323,942	$1,595,014	$2.53
Other Income	$0	$0	$0	$0	$83,402	$0.13
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($759,521)	$1.20
Effective Gross Income	$8,941,331	$9,353,828	$9,594,562	$9,623,128	$10,828,207	$17.18
Total Operating Expenses	$2,878,047	$3,023,123	$2,972,803	$3,038,382	$3,385,984	$5.37
Net Operating Income	$6,063,284	$6,330,705	$6,621,759	$6,584,746	$7,442,223	$11.81
Capital Expenditures	$0	$0	$0	$0	$63,038	$0.10
TI/LC	$0	$0	$0	$0	$252,152	$0.40
Net Cash Flow	$6,063,284	$6,330,705	$6,621,759	$6,584,746	$7,127,034	$11.31

Occupancy %	94.6%	95.1%	93.8%	95.0%	93.4%(3)
NOI DSCR (P&I)(4)	1.14x	1.19x	1.25x	1.24x	1.40x
NCF DSCR (P&I)(4)	1.14x	1.19x	1.25x	1.24x	1.34x
NOI Debt Yield(4)	7.5%	7.8%	8.2%	8.2%	9.2%
NCF Debt Yield(4)	7.5%	7.8%	8.2%	8.2%	8.8%

(1)	The increase from 3/31/2018 TTM NOI to UW NOI is primarily a result of (i) affiliate lease spaces that were not included in historical operating statements and (ii) recent leasing activity in 2018. Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes vacancy gross up of $741,011 and rent steps through July 2019 of $121,708

(3)	UW Occupancy % is based on in-place economic vacancy of 6.6%. As of June 18, 2018, the Riverwalk Property was 93.0% leased.

(4)	Debt service coverage ratios and debt yields are based on the Riverwalk Whole Loan.

Escrows and Reserves. At origination, the Riverwalk Borrower deposited (i) $2,000,000 for tenant improvements and leasing commissions, (ii) $270,000 for capital expenditures, and (iii) $124,344 for free rent associated with Home Health VNA ($88,603) and Solectria ($35,740).

The Riverwalk Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect the to the tax escrow, the Riverwalk Borrower has provided evidence to the lender that is has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect.

In addition, the Riverwalk Borrower is required to escrow monthly, (i) replacement reserves of $8,005 in the event that the balance of the replacement reserve account is less than $90,000, subject to a cap of $270,000 and (ii) tenant improvement and leasing commissions reserve of $26,700 in the event that the tenant improvement and leasing commissions is less than $800,000, subject to a cap of $1,200,000.

Lockbox and Cash Management. The Riverwalk Whole Loan has a springing hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). Additionally, during the continuance of a Cash Management Period, excess cash flow is required to be swept into an excess cash flow account.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 3 Riverwalk	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 69.0% 1.34x 9.2%

A “Cash Management Period” will occur upon (i) an event of default provided that a Cash Management Period will not be triggered (a) twice during the term of the Riverwalk Whole Loan or (b) in the event the Riverwalk Borrower pays principal and interest after the payment date occurring in any month but on or before the 10th of such month), (ii) any bankruptcy action involving the Riverwalk Borrower, the guarantor or the affiliated property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falls below 1.25x for two consecutive calendar quarters until such time that the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The Riverwalk Whole Loan documents provide for the release of a portion of Structure 2 of the 500 Merrimack Property (i) at any time prior to the Permitted Defeasance Date upon, among other things, the delivery of an amount at least equal to 110% of the allocated loan amount for Structure 2 plus the applicable yield maintenance premium and (ii) on and after the Permitted Defeasance Date and prior to the open period, upon, among other things, the delivery of defeasance collateral in an amount at least equal to 110% of the allocated loan amount for Structure 2. The allocated loan amount for Structure 2 is $1,818,181.

In addition, the Riverwalk Whole Loan documents provide that the Riverwalk Borrower may obtain the release of the leasehold interest in certain undeveloped land located at the 354 Merrimack Property and the 360-370 Merrimack Property (together, the “Undeveloped Release Parcels”) in connection with the future development of such land, provided that, among other things, (i) the Riverwalk Borrower (A) retains the related fee interest in the Undeveloped Release Parcels, (B) provides a rating agency confirmation and (C) complies with the REMIC requirements, and (ii) the lender reasonably approves the ground lease and the development plans.

Terrorism Insurance. The Riverwalk Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Riverwalk Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

Greenwich Village
Tompkins Square Park
East River Park Track
Alphabet City
East River Baseball Field
East Village
MANHATTAN
Hamilton Fish Park
139 Ludlow Street
139 Ludlow Street
New York, NY 10002
SoHo
Nolita
Williamsburg Bridge
FDR Drive
Little Italy
Lower East Side
Grand St
East Broadway
Seward Park
Canal St
Chinatown
Manhattan Bridge
East River
Two Bridges
Brooklyn Bridge
FDR Drive
FDR Drive
Financial District
QUEENS
North Bergen
Union City
MANHATTAN
Hoboken
NEW JERSEY
JERSEY CITY
BROOKLYN

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10002
				General Property Type:	Mixed Use
Original Balance:	$33,500,000			Detailed Property Type:	Social Club
Cut-off Date Balance:	$33,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	1930/2015-2016
Loan Purpose:	Refinance			Size:	21,912 SF
Borrower Sponsors:	US AcquireCo, Inc.; Alf Naman; William Schaffel; Alexander Schaffel; Trevor Stahelski			Cut-off Date Balance per SF:	$1,529
				Maturity Date Balance per SF:	$1,529
Mortgage Rate:	4.4430%			Property Manager:	Trevor Stahelski (borrower-related)
Note Date:	12/6/2017
First Payment Date:	2/5/2018
Maturity Date:	1/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	7 months			UW NOI:	$2,722,208
Prepayment Provisions:	LO (31); DEF (85); O (4)			UW NOI Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.80x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,970,026 (3/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,873,282 (12/31/2017)
Reserves(2)				3rd Most Recent NOI(1):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/5/2018)
RE Tax:	$23,679	$23,679	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$18,708	$2,079	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	N/A	$274	N/A	Appraised Value (as of):	$60,400,000 (9/1/2017)
TI/LC:	N/A	N/A	N/A	Cut-off Date LTV Ratio:	55.5%
Unfunded Tenant Obligations:	N/A	N/A	N/A	Maturity Date LTV Ratio:	55.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,500,000	100.0%	Loan Payoff:	$29,244,141	87.3%
			Total Reserves:	$42,387	0.1%
			Closing Costs:	$699,839	2.1%
			Return of Equity:	$3,513,633	10.5%
Total Sources:	$33,500,000	100.0%	Total Uses:	$33,500,000	100.0%

(1)	As the borrower sponsors renovated the 139 Ludlow Street Property (as defined below) and the lease commenced on May 1, 2016, the 3rd Most Recent NOI is unavailable.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “139 Ludlow Street Mortgage Loan”) is evidenced by a promissory note with an original principle balance of $33,500,000. The 139 Ludlow Street Mortgage Loan is secured by a first priority fee mortgage encumbering a 21,912 SF mixed use property in New York, New York (the “139 Ludlow Street Property”). The proceeds of the 139 Ludlow Street Mortgage Loan were used to refinance $29,244,141 of existing debt, pay closing costs, fund upfront reserves and return equity to the borrowing sponsors.

The Borrower and the Borrower Sponsors. The borrower is 139 Ludlow Acquisition LLC (the “139 Ludlow Street Borrower”), a single purpose New York limited liability company structured to be bankruptcy remote. The borrower sponsor of the 139 Ludlow Street Mortgage Loan is owned by 139 Owners LLC (33.3%), SATB Ludlow LLC (33.3%) and Soho 139 Holdco, LLC (33.3%). The 139 Ludlow Street Mortgage Loan guarantors are each and collectively, jointly and severally, US AcquireCo, Inc., a Delaware corporation, Alf Naman, William Schaffel, Alexander Schaffel and Trevor Stahelski. A non-consolidation opinion was delivered in connection with the origination of the 139 Ludlow Street Mortgage Loan.

The Property. The 139 Ludlow Street Property is a 21,912 SF single tenant mixed use property consisting of one, four-story building situated on a 0.10-acre site on the Lower East Side of Manhattan, New York. The 139 Ludlow Street Property is 100.0% leased to Soho-Ludlow Tenant, LLC, a subsidiary of Soho House & Co Ltd, which is an affiliate of 139 Owners, LLC. The lease is a 25-year NNN lease, in that all impositions, insurance, maintenance costs and expenses of any kind or nature in connection with the leased space are entirely the tenant’s obligations, and commenced on May 1, 2016 with a base rent rate of $2,800,000 per annum plus $250,000 per annum every year for the first 36 months, or a total of $3,050,000 ($139.19 PSF) in 2017 with 2.0% annual base rent increases. The lease expires in April 2041 and has three, 5-year renewal options. US AcquireCo, Inc. is a wholly-owned subsidiary of Soho House & Co, and owns the U.S. operations of Soho House & Co. US AcquireCo, Inc. has provided 100% guaranty of the base rent during the term of the lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

Soho House & Co is a global operator of private social membership social clubs with 18 operating Soho Houses facilities around the world and eight additional facilities under development. Soho House & Co has core operations in the following cities: London, New York, West Hollywood, Miami, Chicago, Toronto, Berlin, Barcelona, and Istanbul. Soho House was founded in London in 1995 as a home from home for people working in creative fields, an exclusive social gathering place for like-minded people in the film, media and other creative industries to socialize, network, entertain and host private functions such as meetings, events and screenings. Soho House has grown to have one of the largest membership bases globally that primarily serves the creative industries. As of January 1, 2017, Soho House & Co had 69,400 members with a global waiting list of over 44,000 potential members. Soho House Ludlow offers four types of memberships: Local House ($2,100 annual fee), Every House ($3,200 annual fee), Under 27 Every House ($1,600 annual fee), and Under 27 Local House ($1,050 annual fee). As of January 1, 2017, 74% of the members possessed an Every House membership, and the percentage is projected to increase due to an additional eight more houses under construction around the world. As of the Note Date, there are 18 houses, one hotel, 43 public restaurants, 15 spas, two cinemas and 527 hotel rooms across the portfolio.

The 139 Ludlow Street Property was built in 1930 and recently renovated in 2015-2016. The borrower sponsors purchased the 139 Ludlow Street Property in 2012 for approximately $9,863,800 ($450 PSF), and invested additional $28,824,983 ($1,315 PSF) in capital improvements. Accordingly, the total borrower sponsors’ total cost is $38,688,835 ($1,766 PSF). The renovations included a complete refurbishment of the building and the addition of a fourth floor. The 139 Ludlow Street Property has an elevator and two staircases and offers numerous food and beverage outlets, including: the Living Room & Parlor on the first floor, which offers food and beverage services with a deli-style menu; Lou’s Kitchen & Bar on the second floor, with a wood-fired oven and charcoal grill, offering an American-Mediterranean menu, and a full bar, dining tables and coffee tables; the Velvet Room and Dark Room Cinema used for private screenings and club events (727 SF with 30 plush reclining seats) on the third floor; and a full-service restaurant “Ducked Up” on the fourth floor, which contains outdoor terrace areas.

The following table presents certain information relating to the lease at the 139 Ludlow Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Soho-Ludlow Tenant, LLC	NR/NR/NR	21,912	100.0%	$2,913,119	100.0%	$132.95	4/25/2041
Subtotal/Wtd. Avg.		21,912	100.0%	$2,913,119	100.0%	$132.95
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		21,912	100.0%	$2,913,119	100.0%	$132.95

(1)	Based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the 139 Ludlow Street Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029 & Beyond	1	21,912	100.0%	100.0%	$132.95	$2,913,119	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	21,912	100.0%		$132.95	$2,913,119	100.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

The Market. The 139 Ludlow Street Property is located in New York City, which is within the New York metropolitan statistical area (“New York MSA”). The 139 Ludlow Street Property is located in the Lower East Side neighborhood within the borough of Manhattan, New York City. The area is generally bounded by East Houston Street to the north, Canal Street to the south, East River Street to the east, and the Bowery to the west. Historically, the Lower East Side has been a heavily-populated neighborhood with a diverse mix of residents. Over the past decade, the neighborhood has transformed dramatically.

New hotels, restaurants, bars, art galleries, high-rise condominium and luxury rentals buildings have been springing up in the area, and the Lower East Side continues to redevelop and transform. Two current and proposed projects are The Lowline, a plan to transform abandoned space to a public urban park and the Seward Park Urban Renewal Area, a community development project. The Seward Park Urban Renewal Area project broke ground in the summer of 2015 and has an expected completion date by 2022. Upon completion, the Seward Park Urban Renewal Area project is expected to offer 1.9 million SF of residential, commercial and community space and is expected to create an estimated 1,600 permanent jobs and 4,400 construction jobs.

The 139 Ludlow Street Property is located near mass public transportation. The M15 bus runs along Allen and Chrystie Streets, traversing north to the Upper East Side, and south to the Financial District. The nearest subway line is the F train at Delancey and Essex Streets, two blocks southeast of the 139 Ludlow Street Property. Additionally, the J, M and Z trains can be accessed approximately three blocks southeast of the 139 Ludlow Street Property.

According to a third party research report, as of 1Q 2018, retail in the submarket consisted of 688 buildings for a total of 5.7 million SF with a market vacancy of 4.6%. From 2H 2017 through 1H 2018 211,300 SF were leased in the submarket, a year-over-year increase of 134.0%. The average household income within a 3-mile radius is $95,716.

The following table presents certain information relating to the directly competitive properties with respect to the 139 Ludlow Street Property:

Comparable Office Properties
Property Name/Address	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
139 Ludlow Street New York, NY	21,912(1)	Soho-Ludlow Tenant, LLC(1)	21,912(1)	5/1/2016(1)	25(1)	$132.95(1)	NNN
130 Orchard Street New York, NY	N/A	New York Gallery LLC	5,100	2/1/2017	N/A	$118.00	N/A
133 Ludlow Street New York, NY	N/A	Serafina Ludlow Corp.	1,400	4/1/2016	N/A	$190.00	NNN
86 Clinton Street New York, NY	N/A	So Ripe	1,200	2/1/2017	N/A	$150.00	Modified Gross
181 Orchard Street New York, NY	N/A	Quinn	1,200	8/1/2016	N/A	$100.00	Modified Gross
214 Bowery New York, NY	N/A	17 Gallery	2,150	6/1/2016	N/A	$125.00	Modified Gross
26 Clinton Street New York, NY	N/A	Neko Cats	1,432	4/1/2015	N/A	$98.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 4 139 Ludlow Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 55.5% 1.80x 8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 139 Ludlow Street Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent	N/A	N/A	$2,800,000	$2,800,000	$2,913,120	$132.95
Total Recoveries	N/A	N/A	$196,996	$236,885	$317,195	$14.48
Other Income	N/A	N/A	$250,200	$250,200	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($96,909)	($4.42)
Effective Gross Income	N/A	N/A	$3,247,196	$3,287,085	$3,133,405	$143.00
Total Operating Expenses	N/A	N/A	$373,914	$317,059	$411,197	$18.77
Net Operating Income	N/A	N/A	$2,873,282	$2,970,026	$2,722,208	$124.23
Capital Expenditures	N/A	N/A	$0	$0	$3,287	$0.15
TI/LC	N/A	N/A	$0	$0	$0	$0.00
Net Cash Flow	N/A	N/A	$2,873,282	$2,970,026	$2,718,922	$124.08

Occupancy %(2)	N/A	N/A	100.0%	100.0%(3)	97.0%
NOI DSCR	N/A	N/A	1.90x	1.97x	1.80x
NCF DSCR	N/A	N/A	1.90x	1.97x	1.80x
NOI Debt Yield	N/A	N/A	8.6%	8.9%	8.1%
NCF Debt Yield	N/A	N/A	8.6%	8.9%	8.1%

(1)	As the borrower sponsors renovated the 139 Ludlow Street Property and the lease commenced on May 1, 2016, the 3rd Most Recent NOI is unavailable.

(2)	UW Occupancy % is based on the underwritten economic vacancy of 3.0%. The 139 Ludlow Street was 100.0% occupied as of August 8, 2018.

Escrows and Reserves. At origination, the 139 Ludlow Street Borrower deposited (i) $23,679 into a real estate tax escrow and (ii) $18,708 into an insurance escrow. On a monthly basis, the 139 Ludlow Street Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $23,679, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $2,079 and (iii) $274 for a replacement reserve.

Lockbox and Cash Management. The 139 Ludlow Street Mortgage Loan provides for a hard lockbox and springing cash management. The 139 Ludlow Street Mortgage Loan requires all rents to be directly deposited by the tenant of the 139 Ludlow Street Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the 139 Ludlow Street Borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” occurs on the occurrence of any of the following: (i) an event of default, (ii) the failure by borrower, after the end of a calendar quarter, to maintain an actual DSCR of at least 1.20x, (iii) any liquor license relating to the 139 Ludlow Street Property ceases to be in full force and effect; and will end if (1) the 139 Ludlow Street Mortgage Loan, and all other obligations under the loan documents have been repaid in full or (2) for six consecutive months since the commencement of the most recent Cash Management Period (A) no default or event of default has occurred, (B) no event that could trigger another Cash Management Period has occurred and (C) the actual DSCR is at least equal to 1.25x.

A “Cash Flow Sweep” occurs if the Specified Tenant (i) becomes the subject of a bankruptcy proceeding or “goes dark,” (ii) a monetary or material non-monetary default (beyond any applicable notice and/or grace period) will occur under a Specified Tenant lease, or (iii) a Specified Tenant lease is terminated, all excess cash flow from the Property (after debt service, amortization, required escrows and reserves and approved operating expenses) will be swept into the specified tenant reserve (and a Cash Management Period will be triggered).

A “Specified Tenant” is defined as Soho-Ludlow Tenant, LLC.

Exit Fee. The tenant lease is structured with an exit fee associated with the lease in which the tenant must pay the lender a $6,000,000 fee if the lease is terminated for any reason, other than as result of a landlord default. The exit fee must be used solely to pay down the principal balance of the loan.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 139 Ludlow Street Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

Longmont
Mead
Platteville
Firestone
Frederick
Fort Lupton
Niwot
Gunbarrel
Dacono
Wattenberg
Boulder
Erie
Lochbuie
Lafayette
Brighton
Todd Creek
Louisville
Superior
Broomfield
Thornton
Eldorado Springs
Northglenn
Westminster
Arvada
Commerce City
Golden
Wheat Ridge
Applewood
DENVER
Lakewood
AURORA
Rocky Mountain Arsenal Natl. Wildlife Refuge
Denver Intl. Airport

Nashville International Airport
Antioch
NASHVILLE
DAVIDSON COUNTY
WILSON COUNTY
La Vergne
Smyrna
Walterhill
WILLIAMSON COUNTY
RUTHERFORD COUNTY
Murfreesboro

Deer Valley
Desert Ridge
Sun City
Peoria
El Mirage
Glendale
Scottsdale
Paradise Valley
PHOENIX
Avondale
Maryvale
Tolleson
Downtown
Mesa
Laveen
South Mountain
MARICOPA COUNTY
Tempe
Gilbert
SOUTH MTS
Chandler
Ahwatukee Foothills
Komatke
GILA RIVER INDIAN RESERVATION
Sun Lakes
PINAL COUNTY

Aspect RHG Hotel Portfolio

1	Hilton Garden Inn Nashville Smyrna	Smyrna, TN
2	Aloft Hotel Broomfield	Broomfield, CO
3	Hampton Inn Nashville Smyrna	Smyrna, TN
4	Hyatt Place Phoenix North	Phoenix, AZ

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance:	$33,500,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$33,500,000			Title Vesting:	Fee
% of Initial Pool Balance(1):	4.2%			Year Built/Renovated:	Various/Various
Loan Purpose:	Acquisition			Size:	461 Rooms
Borrower Sponsor:	RHG Invest Co. LLC; Benjamin N. Seidel			Cut-off Date Balance per Room:	$100,217
Mortgage Rate:	5.0000%			Maturity Date Balance per Room:	$88,719
Note Date:	7/23/2018			Property Manager:	Real Hospitality Group, LLC
First Payment Date:	9/1/2018
Maturity Date:	8/1/2028
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,063,140
Prepayment Provisions(2):	LO (24); DEF/YM1 (91); O (5)			UW NOI Debt Yield(1):	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.74x
Additional Debt Balance(1):	$12,700,000			Most Recent NOI(4):	$6,345,779 (4/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$6,417,598 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$5,753,263 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	81.2% (7/17/2018)
RE Tax:	$200,000	$79,631	N/A	2nd Most Recent Occupancy:	81.2% (12/31/2017)
Insurance:	$50,000	Springing	N/A	3rd Most Recent Occupancy:	79.4% (12/31/2016)
FF&E:	$14,970	$14,970	N/A	Appraised Value (as of)(5):	$75,500,000 (Various)
PIP Reserve:	$5,352,135	$0	N/A	Cut-off Date LTV Ratio(1)(5):	61.2%
Liquor License Reserve:	$24,000	$24,000	N/A	Maturity Date LTV Ratio(1)(5):	54.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$46,200,000	63.6%	Loan Payoff:	$65,820,000	90.7%
Borrower Equity:	$26,393,490	36.4%	Reserves(4):	$5,641,105	7.8%
			Closing Costs:	$1,132,385	1.6%
Total Sources:	$72,593,490	100.0%	Total Uses:	$72,593,490	100.0%

(1)	The Aspect RHG Hotel Portfolio Mortgage Loan (as defined below) is part of the Aspect RHG Hotel Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $46,200,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Aspect RHG Hotel Portfolio Whole Loan.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

(4)	The decrease in Most Recent NOI from 2nd Most Recent NOI is primarily attributable to incremental increases in room expenses, food & beverage expenses, general and administrative expenses, utilities and property taxes.

(5)	The Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “As-Complete” Appraised Value of $75,500,000 for the Aspect RHG Hotel Portfolio Properties (as defined below), which assumes the completion of $5,352,135 in renovations, the cost of which the lender reserved at origination. The “As-Is” Appraised Value for the Aspect RHG Hotel Portfolio Properties is $70,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value for the Aspect RHG Hotel Portfolio Properties are 66.0% and 58.3%, respectively.

The Mortgage Loan. The fifth largest mortgage loan (the “Aspect RHG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Aspect RHG Hotel Portfolio Whole Loan”) evidenced by two promissory notes with an aggregate original principal balance of $46,200,000, both of which are secured by the fee simple interest in a portfolio consisting of one limited-service and three select-service hospitality properties totaling 461 rooms located in Tennessee, Colorado and Arizona (collectively, the “Aspect RHG Hotel Portfolio Properties”). The controlling Promissory Note A-1 with an original principal balance of $33,500,000, represents the Aspect RHG Hotel Portfolio Mortgage Loan and will be included in the UBS 2018-C12 Trust. The Aspect RHG Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C12 Trust. The non-controlling Note A-2 with an original principal balance of $12,700,000 is currently held by Société Générale and is expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

Aspect RHG Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$33,500,000	$33,500,000	UBS 2018-C12	Yes
Note A-2	$12,700,000	$12,700,000	Société Générale	No
Total	$46,200,000	$46,200,000

Proceeds of the Aspect RHG Hotel Portfolio Whole Loan, along with approximately $26.4 million in borrower sponsor cash equity, were used to acquire the four properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers consist of four single-purpose Delaware limited liability companies, each of which are structured to be bankruptcy remote with two independent directors (collectively, the “Aspect RHG Hotel Portfolio Borrower”). Legal counsel to the Aspect RHG Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Aspect RHG Hotel Portfolio Whole Loan.

The Aspect RHG Hotel Portfolio Borrower is 100.0% owned by AHP Real 3 Leasing LLC, a Delaware limited liability company (“AHP 3 Leasing”). AHP 3 Leasing is 90.0% owned by Aspect Investment Partners Ltd. (“Aspect”) and 10.0% owned by Real Hospitality Group LLC (“RHG” and collectively with Aspect, the “Aspect RHG Hotel Portfolio Borrower Sponsor”). RHG Invest Co. LLC is 100.0% owned by Real Hospitality Group LLC. RHG Invest Co. LLC and Benjamin N. Seidel, will serve as the nonrecourse carve-out guarantors (collectively, the “Aspect RHG Hotel Portfolio Guarantor”).

Aspect is a global investment advisory firm focused on delivering value to its shareholders and clients through investments along three complementary tracks of real estate, liquid markets and private equity. Aspect was founded by professionals with over 50 years of diversified experience in conventional and alternative investments. According to Aspect’s website, the company has invested over $20 billion across various asset classes in the United States, Europe, Middle East, North Africa and Asia. Aspect, through its joint venture entities, owns 13 hotels consisting of 1,532 rooms in nine states across the United States.

RHG is a full-service hotel management company based in Ocean City, Maryland with offices in New York, New York and Fort Lauderdale, Florida. RHG’s portfolio includes over 80 hotels open and in development in key markets and resort destinations. RHG is a recognized service provider for leading hotel brands including Marriott, Hilton, Hyatt, IHG, Choice, Wyndham and Red Lion Hotels.

Benjamin N. Seidel serves as the President and Chief Executive Officer for RHG. In addition to leading the RHG team, Mr. Seidel also serves as President of Marriott’s Owners Council for the Aloft brand, is a Board member of the American Hotel & Lodging Association and is an active member of various other hospitality boards and associations.

Certain indirect investors in the Aspect RHG Hotel Portfolio Whole Loan require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure, the Aspect RHG Hotel Portfolio Borrower master leases the Aspect RHG Hotel Portfolio Properties to a master lessee, which is ultimately controlled by the Aspect RHG Hotel Portfolio Guarantor. See “Risk Factors – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Loans” in the Preliminary Prospectus.

The Properties. The Aspect RHG Hotel Portfolio Properties are comprised of one limited-service and three select-service hotels offering a range of amenities, including, but not limited to, a pool, fitness center, business center, meeting space, sundries and high-speed internet access. The Aspect RHG Hotel Portfolio Properties range in size from 83 to 139 rooms. The Aspect RHG Hotel Portfolio Properties are located across Tennessee, Colorado and Arizona and were built between 1998 and 2009. Since 2012, the Aspect RHG Hotel Portfolio Properties have collectively received capital improvements of over $6.0 million ($13,283 per room) to upgrade guestrooms, hotel amenities, back-of-the-house and exteriors. Each of the Aspect RHG Hotel Portfolio Properties is expected to undergo additional renovations through a property improvement plan (“PIP”) totaling approximately $5.4 million ($11,610 per room), which was reserved at origination.

A summary of the individual Aspect RHG Hotel Portfolio Properties is provided below:

Aspect RHG Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built/ Renovated	Allocated Cut-off Date Balance Loan Amount	% of Allocated Loan Amount	Appraised Value (as of)(1)	UW NCF	% of UW NCF	Current Franchise Expiration Date
Hilton Garden Inn Nashville Smyrna	Smyrna, TN	112	2006/2015	$13,869,246	30.0%	$23,000,000	$1,784,822	34.6%	June 2033
Aloft Hotel Broomfield	Broomfield, CO	139	2009/2016	$12,574,783	27.2%	$20,500,000	$1,441,761	27.9%	June 2033
Hampton Inn Nashville Smyrna	Smyrna, TN	83	2005/2015	$9,893,396	21.4%	$16,000,000	$1,213,874	23.5%	June 2033
Hyatt Place Phoenix North	Phoenix, AZ	127	1998/2016	$9,862,575	21.3%	$16,000,000	$724,515	14.0%	June 2033
Total		461		$46,200,000	100.0%	$75,500,000	$5,164,972	100.0%

(1)	The Appraised Value (as of), Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the “As-Complete” Appraised Value of $75,500,000 for the Aspect RHG Hotel Portfolio Properties, which assumes the completion of $5,352,135 in renovations, the cost of which the lender reserved at origination. The Appraised Value for the Aspect RHG Hotel Portfolio Properties assuming the “As-Is” Appraised Value is $70,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value for the Aspect RHG Hotel Portfolio Properties are 66.0% and 58.3%, respectively.

The Hilton Garden Inn Nashville Smyrna Property is a 112-room, five-story, select-service hotel located in Smyrna, Tennessee, approximately 20 miles southeast of downtown Nashville. The guestroom configuration consists of 63 Kings, 42 Queen/Queens and seven King Suites. All guestrooms feature a work desk and chair, one or two nightstands, a dresser, a flat screen television, a sofa chair, a mini refrigerator, a microwave, an iron and ironing board and an in-room coffee/tea maker. The Hilton Garden Inn Nashville Smyrna Property amenities include the Garden Grille and Bar, an indoor pool, a fitness center, guest laundry facilities, a business center, a sundry shop, complimentary high-speed internet access and approximately 1,440 SF of dedicated meeting space. The Hilton Garden Inn Nashville Smyrna Property was constructed in 2006 and has undergone multiple renovations since its opening. According to the appraisal, the last renovation was a franchise-mandated PIP completed in 2015 at a cost of approximately $1.8 million ($16,470 per room) and primarily covered the replacement of all soft goods in all guestrooms and public areas. An additional $753,521 ($6,728 per room) was spent at the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

Hilton Garden Inn Nashville Smyrna Property since 2012. The Aspect RHG Hotel Portfolio Borrower is expected to complete $1.9 million ($16,841 per room) in renovations as part of a PIP that includes: (i) replacing carpeting and flooring in all guestrooms and public areas; (ii) replacing all vinyl wall coverings in guest bathrooms; and (iii) replacing desk chairs, lounge chairs, lamps, headboards and dressers in all guestrooms. A new 15-year franchise agreement with Hilton Worldwide commenced as of origination and expires in June 2033.

The Aloft Hotel Broomfield Property is a 139-room, five-story, select-service hotel located in Broomfield, Colorado, approximately 17 miles northwest of Denver. The guestroom configuration consists of 84 Kings, 48 Double/Queens, one King Suite, three King ADA rooms and three Double/Queen ADA rooms. All guestrooms feature a work desk and chair, one or two nightstands, flat screen televisions, and iron/ironing board. The suites have a separate living area with a pull-out sofa. The Aloft Hotel Broomfield Property amenities include complimentary wireless internet access in all guestrooms and public spaces, the W XYZ Bar, an indoor pool, a fitness center, guest laundry facilities, a business center, a sundry shop and approximately 5,864 SF of dedicated meeting space. The Aloft Hotel Broomfield Property was constructed in 2009 and has undergone multiple renovations since its opening. According to the appraisal, the last renovation was a franchise-mandated PIP completed in 2016 and primarily covered repainting and replacing carpeting in guestrooms and corridors, new soft goods for the guestrooms and public spaces and updates to the lobby and other common areas. Since 2015, an additional $71,135 ($512 per room) was spent at the Aloft Hotel Broomfield Property on various renovations including, among other things, replacing locks and updating the elevator software. The Aspect RHG Hotel Portfolio Borrower plans to complete $400,000 in guestroom renovations as part of a PIP and also reserved at origination an additional $158,200 for tenant improvements for the retail space located on the ground floor. A new 15-year franchise agreement with Sheraton LLC commenced as of origination and expires in June 2033.

The Hampton Inn Nashville Smyrna Property is an 83-room, three-story, limited-service hotel located in Smyrna, Tennessee, approximately 20 miles southeast of downtown Nashville. The guestroom configuration consists of 40 Kings, 27 Queen/Queens, 13 King Suites and three Queen/Queen Suites. All guestrooms feature a work desk and chair, one or two nightstands, a dresser, a flat screen television, a sofa chair, a mini refrigerator, a microwave, an iron and ironing board and an in-room coffee/tea maker. The suites have a separate living area with a pull-out sofa. The Hampton Inn Nashville Smyrna Property has amenities including a complimentary free breakfast each morning, an indoor pool, a fitness center, guest laundry facilities, a business center, a sundry shop, complimentary internet access in the guestrooms and approximately 1,176 SF of dedicated meeting space. The Hampton Inn Nashville Smyrna Property was constructed in 2005 and has undergone multiple renovations since its opening. According to the appraisal, the last renovation, a franchise-mandated PIP, was completed in 2015 at a total cost of approximately $2.1 million ($25,352 per room) and primarily covered new soft and case goods in all guestrooms, the conversion of tubs in a majority of king guest bathrooms to walk-in showers and the replacement of all guestroom TV’s. An additional $494,506 ($5,958 per room) was spent at the Hampton Inn Nashville Smyrna Property since 2013 on various renovations including replacing pool area tiles and furniture, fixtures and equipment (“FF&E”) purchases. The Aspect RHG Hotel Portfolio Borrower is expected to complete a $393,853 ($4,745 per room) PIP that will primarily include repainting the Hampton Inn Nashville Smyrna Property’s exterior, parking lot repairs and miscellaneous repairs to the business center, public restrooms, fitness center and pool area. A new 15-year franchise agreement with Hilton Worldwide commenced as of origination and expires in June 2033.

The Hyatt Place Phoenix North Property is a 127-room, four-story, select-service hotel located in Phoenix, Arizona, approximately 12 miles northwest of downtown Phoenix. The guestroom configuration consists of 63 Kings, five King ADA rooms, 59 Double/Doubles and two guestroom configurations. All guestrooms feature a work desk and chair, one or two nightstands, a dresser, a flat screen television, a sofa chair, a mini refrigerator, a microwave, an iron and ironing board and an in-room coffee/tea maker. The Hyatt Place Phoenix North Property amenities include an outdoor pool, a fitness center, guest laundry facilities, a business center, a sundry shop, complimentary internet access in all guestrooms and public spaces and approximately 930 SF of dedicated meeting space that can be divided into two rooms. The Hyatt Place Phoenix North Property also features a 24/7 Gallery Market & Lounge that offers complimentary breakfast and light lunch and dinner options. The Hyatt Place Phoenix North Property has the Coffee to Cocktails Bar that serves Starbucks coffee in the morning and handcrafted cocktails, specialty wine, and craft beer in the afternoon. The Hyatt Place Phoenix North Property was constructed in 1998 and has undergone multiple renovations since its opening. Since 2013, over $828,452 ($6,523 per room) in capital improvements have been performed at the Hyatt Place Phoenix North Property with the most recent renovation occurring in 2017, which included replacing mechanical and electrical replacements. The Aspect RHG Hotel Portfolio Borrower is expected to complete an approximately $2.5 million ($19,685 per room) PIP that includes a complete soft goods renovation in all guestrooms, a complete guest bathroom renovation, and refinishing guestroom case goods. A new 15-year franchise agreement with Hyatt Hotels Corporation commenced as of origination and expires in June 2033.

Historically, the Aspect RHG Hotel Portfolio Properties have outperformed their competitive sets with the average Occupancy, ADR and, RevPAR penetration rates all well in excess of 100.0% for 2015 through TTM 4/30/2018. A summary of the Aspect RHG Hotel Portfolio Properties historical performance is provided below:

Aspect RHG Hotel Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	Aspect RHG Hotel Portfolio(2)			Competitive Set(2)			Penetration Factor(2)
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.3%	$117.43	$87.47	69.2%	$108.08	$75.68	109.3%	108.8%	119.3%
2016	79.5%	$117.85	$93.74	70.2%	$111.44	$79.07	114.9%	105.8%	121.6%
2017	81.4%	$119.40	$97.24	71.3%	$112.11	$80.63	114.9%	106.6%	122.6%
TTM 4/30/2018	81.8%	$119.32	$97.62	70.7%	$111.99	$79.84	116.3%	106.7%	124.3%

Source: Industry Reports

(1)	The small variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Aspect RHG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on averages for the trailing 12-month period ending in December for 2015 through 2017 and trailing 12-month period ending in April for 2018.

The Markets. The Aspect RHG Hotel Portfolio Properties are located across three cities in Tennessee, Colorado, and Arizona, with no individual property accounting for more than 30.2% of total rooms or 34.6% of underwritten net cash flow.

The Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property, totaling 51.4% of the allocated Cut-off Date Loan Amount, are located in Smyrna, Tennessee, approximately 20 miles southeast of downtown Nashville. According to a third-party research provider, the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property are located in the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area which had a population of approximately 1.9 million in 2017 and is expected to increase by a compound annual rate of 1.6% to approximately 2.1 million residents through 2023. Leading employment sectors include professional and business services, education and health services, government, leisure & hospitality services and retail trade. The Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area is home to Fortune 500 companies including Hospital Corporation of America, Community Health Systems, Dollar General Corp., Tractor Supply Co., LifePoint Health and Delek US Holdings. According to the appraisal, the Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property benefit from their proximity to downtown Nashville, receiving overflow demand during events in Nashville such as the Country Music Festival, CMA Music Awards and Nashville Film Festival among others, and are expected to benefit from the construction of the new Major League Soccer stadium. The Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property are located along the west side of Interstate 24, across from the Marketplace at Smyrna Shopping Center and the TriStar StoneCrest Medical Center. According to the appraisal, the TriStar StoneCrest Medical Center is the premier hospital for Rutherford County and surrounding communities with 109-beds, nearly 500 physicians and medical care that includes emergency, surgical, maternity, imaging, cardiology, neurology, orthopedic, physical medicine, sleep medicine and oncology services. Additionally, the Nissan Smyrna factory, located approximately six miles east of the Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property, consists of two plants totaling approximately 5.9 million SF and produces approximately 640,000 vehicles annually by a workforce of over 8,000 people. According to the appraisal, Nissan recently expanded one of its plants, which is anticipated to bring approximately 1,000 new jobs to the market. The Hilton Garden Inn Nashville Smyrna Property and the Hampton Inn Nashville Smyrna Property top corporate accounts include, among others, Nissan North America, Inc., Cardinal Health, Inc., Schneider Electric, McKesson Corporation and General Electric.

The Aloft Hotel Broomfield Property, totaling 27.2% of the allocated Cut-off Date Loan Amount, is located in Broomfield, Colorado, approximately 17 miles northwest of Denver. According to a third party research provider, the City of Broomfield had a population of 68,341 in 2017, representing a 22.3% increase since 2010 and a median household income of approximately $83,334. The Aloft Hotel Broomfield Property is situated immediately west of U.S. Highway 36 and approximately two miles south of U.S. Highway 287. The Aloft Hotel Broomfield Property is located in the Arista Broomfield Development, a mixed-use development located within Broomfield anchored by 1stBank Center, a major entertainment venue. According to the appraisal, 1stBank Center is a mid-size concert hall that holds up to 6,500 people and hosts 50 to 100 acts each year including concerts, sporting events and family shows. Also within the Arista Broomfield Development is Arista Place, a two-block pedestrian mall featuring Class A office space, various restaurants and retailers, approximately 1,590 apartment units and 182 single-family dwellings. Additional developments within the broader Arista Broomfield Development include two hospitals (UC Health Broomfield Hospital and Children’s Hospital Therapy Center), six parks and the Broomfield RTD Transit Station. The Aloft Hotel Broomfield Property also benefits from other demand generators located near Broomfield including, among others, the University of Colorado, Water World Colorado, and the Rocky Flats National Wildlife Refuge. The University of Colorado is a public research university located in Boulder, Colorado, approximately 13 miles northwest of the Aloft Hotel Broomfield Property, with a total enrollment of approximately 31,000 students. According to the appraisal, Water World Colorado, located approximately 11 miles south of the Aloft Hotel Broomfield Property, is a water park that is part of the Hyland Hills Park and Recreation District and features more than 50 attractions across 67 acres, making it one of the country’s largest water theme parks. Established in 2007 and managed by the U.S. Fish and Wildlife Service and located approximately 15 miles west of the Aloft Hotel Broomfield Property, the Rocky Flats National Wildlife Refuge is a 5,237-acre refuge featuring prairie grasslands, woodlands, wetlands and various migratory and resident wildlife species.

The Hyatt Place Phoenix North Property, totaling 21.3% of the allocated Cut-off Date Loan Amount, is located in Phoenix, Arizona within the Phoenix-Mesa-Glendale metropolitan statistical area, the largest metropolitan statistical area in the state totaling approximately 65.0% of the population. According to the appraisal, the Phoenix-Mesa-Glendale metropolitan statistical area is considered the hub of business activity in the Southwest with concentrations in manufacturing, electronics and tourism. Additionally, with Phoenix serving as the state capital, the area benefits from the stabilizing influence of government employment, at both state and federal levels, including one of the largest public universities in the country, Arizona State University (“ASU”). ASU serves nearly 72,000 students at four campuses in the Phoenix area, offering over 250 majors to undergraduate students and more than 100 graduate programs leading to masters and doctoral degrees. Phoenix also serves as a regional health care center with over 40 hospitals including specialized facilities such as the Barrow Neurological Institute, the Mayo Clinic and the Arizona Heart Institute. According to the appraisal, tourism is Arizona’s second-largest industry, supporting over 179,600 jobs and contributing over $21.0 billion annually to the economy as of 2015 (most recent available). Tourism is driven by the numerous world-class resorts and various outdoor activities including over 200 golf courses open or under development. On a local level, the Hyatt Place Phoenix North Property is located in the North Mountain Village neighborhood of Phoenix, approximately 12 miles northwest of downtown Phoenix and approximately 15 miles northwest of Phoenix Sky Harbor International Airport. Primary access to the neighborhood is provided by Interstate 17, which is located just west of the Hyatt Place Phoenix North Property. According to the appraisal, the Hyatt Place Phoenix North Property is surrounded by various office parks and buildings that drive corporate and group demand including the Metro Research Center, located just east of the Hyatt Place Phoenix North Property, and home to medical office space and biomedical clinical research firms. Other local companies in close proximity to the Hyatt Place Phoenix North Property include MassMutual Insurance, Cognizant, Shamrock Foods and Paychex which serve, among others, as top corporate accounts for the Hyatt Place Phoenix North Property. The North Mountain Village neighborhood is also home to the Metrocenter Mall, a super-regional shopping mall featuring more than 100 stores, a 12-screen movie theater and a food court, which is set to undergo a redevelopment plan to transform the landmark asset from a retail-only project into a multi-faceted, mixed-use environment consisting of traditional and medical office, residential, retail, dining and entertainment uses. In 2016, the City of Phoenix approved a measure to rezone the Metrocenter mall site for mixed-use development and allow the project to grow from 800,000 SF to 1.6 million SF. The City of Phoenix also approved an approximately $25.0 million payment to construct and extend the light rail to Metrocenter Mall. The project will include three new stations, two park and ride lots and a new transit center at Metrocenter Mall. Construction of the light rail line is expected to be completed in 2023.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

A summary of demand segmentation and recent performance of the Aspect RHG Hotel Portfolio Properties is below:

Property Name	# Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand
Hilton Garden Inn Nashville Smyrna	112	60.0%	20.0%	20.0%
Aloft Hotel Broomfield	139	30.0%	30.0%	40.0%
Hampton Inn Nashville Smyrna	83	65.0%	20.0%	15.0%
Hyatt Place Phoenix North	127	40.0%	30.0%	30.0%
Total/Wtd. Avg.(1)	461	46.3%	25.8%	27.9%

Source: Appraisals

(1)	Total/Wtd. Avg. reflects weighted average statistics based on number of rooms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspect RHG Hotel Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	3/312018 TTM	UW	UW per Room
Occupancy	74.4%	79.4%	81.2%	81.2%	81.2%
ADR	$115.96	$116.07	$117.79	$118.42	$117.76
RevPAR	$86.24	$92.20	$95.64	$96.14	$95.58

Rooms Revenue	$14,510,771	$15,556,943	$16,092,758	$16,176,769	$16,082,560	$34,886
Other Income	$1,671,174	$1,674,472	$1,801,879	$1,831,516	$1,880,818	$4,080
Total Revenue	$16,181,945	$17,231,415	$17,894,637	$18,008,285	$17,963,379	$38,966
Total Expenses	$10,537,507	$11,478,152	$11,477,039	$11,662,506	$11,900,238	$25,814
Net Operating Income(1)	$5,644,438	$5,753,263	$6,417,598	$6,345,779	$6,063,140	$13,152
FF&E	$0	$0	$0	$0	$898,169	$1,948
Net Cash Flow	$5,644,438	$5,753,263	$6,417,598	$6,345,779	$5,164,971	$11,204

NOI DSCR(2)	1.90x	1.93x	2.16x	2.13x	2.04x
NCF DSCR(2)	1.90x	1.93x	2.16x	2.13x	1.74x
NOI Debt Yield(2)	12.2%	12.5%	13.9%	13.7%	13.1%
NCF Debt Yield(2)	12.2%	12.5%	13.9%	13.7%	11.2%

(1)	The small decrease in Net Operating Income from 2017 through TTM 3/31/2018 is primarily attributable to incremental increases in room expenses, food & beverage expenses, general and administrative expenses, utilities and property taxes.

(2)	Debt service coverage ratios and debt yields are based on the Aspect RHG Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the Aspect RHG Hotel Portfolio Borrower deposited (i) $5,352,135 to complete PIP and renovation requirements, (ii) $200,000 for real estate taxes, (iii) $50,000 for insurance premiums, (iv) $14,970 for FF&E, and (v) a $24,000 liquor license reserve.

On a monthly basis, the Aspect RHG Hotel Portfolio Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, initially equal to $79,631 and (ii) after the occurrence and during the continuance of (a) an event of default, or (b) the Aspect RHG Portfolio Borrower fails to provide evidence of timely payment of insurance premiums; the Aspect RHG Hotel Portfolio Borrower is required to deposit with the lender 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially equal to $10,590. The Aspect RHG Hotel Portfolio Borrower is required to deposit on each payment date an amount equal to (i) on each of the first 12 Payment Dates, $14,970, and (ii) the greater of $14,970, and (a) on each of the 13th through the 24th payment dates, 1/12th of 2.0% of the gross annual income of the Aspect RHG Hotel Portfolio Properties (based on the prior year’s performance) and (b) on each payment date thereafter, 1/12th of 4.0% of the gross annual income of the Aspect RHG Hotel Portfolio Properties (based on the prior year’s performance), (iii) the then-current amount required by each management agreement and (iv) the then-current amount required by the franchise agreement for approved capital expenses and/or FF&E expenses and the repair and replacement of the FF&E, and capital expenses that may be incurred following the origination date. The Aspect RHG Hotel Portfolio Borrower is also required to deposit on each payment date an amount equal to $24,000 until licenses to serve liquor at the Aloft Hotel Broomfield Property and Hyatt Place Phoenix North Property have been obtained. Provided that no event of default has occurred and is continuing, upon the Aspect RHG Hotel Portfolio Borrower providing evidence that a license to serve liquor at the Aloft Hotel Broomfield Property and the Hyatt Place Phoenix North Property has been obtained, the lender will disburse funds contained in the liquor license reserve subaccount, so long as no Cash Management Period (as defined below) is then continuing.

Lockbox and Cash Management. The Aspect RHG Hotel Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the Aspect RHG Hotel Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.20x for two consecutive calendar quarters (a “Low Debt Service Period”), (iv) upon the lender’s determination that the PIP funds on deposit in the PIP reserve subaccount are less than the estimated costs to complete the PIP work in accordance with the PIPs, (v) a PIP being required (other than a PIP in effect following the origination date) by the franchisor, (vi) if any franchise agreement is surrendered, cancelled, terminated or expires, or (vii) the date that is 12 calendar months prior to the stated expiration of any franchise agreement; and will end upon the lender giving notice to the clearing bank that the sweeping

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Aspect RHG Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,500,000 61.2% 1.74x 13.1%

of funds into the deposit account may cease, which notice the lender is only required to give if (1) with respect to the matters described in clauses (i) through (vii) above, the Aspect RHG Hotel Portfolio Whole Loan and all other obligations under the Aspect RHG Hotel Portfolio Whole Loan documents have been repaid in full or (2) if the stated Aspect RHG Hotel Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters, or (C) with respect to the matter described in clauses (iv) and (v) above, an amount equal to the PIP deposit amount is on deposit in the PIP reserve subaccount, or (D) with respect to a Cash Management Period continuing pursuant to clauses (vi) and (vii) above, the Franchise Sweep Termination Conditions (as defined below) have been satisfied and an amount equal to the PIP deposit amount is on deposit in the PIP reserve subaccount.

In order to avoid the commencement of a Low Debt Service Period, the Aspect RHG Hotel Portfolio Borrower is permitted to deposit with the lender cash in an amount that equals or exceeds the product of (x) six, and (y) the then monthly debt service payment. In lieu of making a cash deposit of such amount, the Aspect RHG Hotel Portfolio Borrower is permitted to deliver a letter of credit to the lender with a face amount equal to the then required cash deposit.

The “Franchise Sweep Termination Conditions” include: (i) the delivery of a duly executed replacement franchise agreement from a qualified franchisor for the benefit of Aspect RHG Hotel Portfolio Borrower or master lessee as licensor or franchisor, that satisfies the terms of the Aspect RHG Hotel Portfolio Whole Loan documents and is in full force and effect, (ii) that such replacement franchise agreement has an initial term (exclusive of extension or renewal options) of no less than 10 years and (iii) that the provisions of the Aspect RHG Hotel Portfolio Whole Loan documents have been satisfied (including the delivery of a comfort letter from the franchisor).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the expiration of the lockout period, the Aspect RHG Hotel Portfolio Borrower may obtain the release of any of the Aspect RHG Hotel Portfolio Properties; provided that, among other things, (i) the sale of any such property is pursuant to an arm’s-length agreement with a third party not affiliated with any Aspect RHG Hotel Portfolio Borrower or the Aspect RHG Hotel Portfolio Guarantor; (ii) the Aspect RHG Hotel Portfolio Borrower may obtain a release of the property if the Aspect RHG Hotel Portfolio Borrower either defeases a portion of principal in an amount equal to 115.0% of the allocated loan amount for such property, or makes a prepayment of principal equal to 115.0% of the allocated loan amount for such property, (iii) no event of default under the Aspect RHG Hotel Portfolio Whole Loan documents has occurred or is continuing; (iv) the entities that collectively comprise the Aspect RHG Hotel Portfolio Borrower remain special purpose bankruptcy remote entities; (v) the Aspect RHG Hotel Portfolio Borrower and the Aspect RHG Hotel Portfolio Guarantor each execute and deliver such documents as the lender may reasonably request to confirm the continued validity of the Aspect RHG Hotel Portfolio Whole Loan documents and liens; (vi) the debt service coverage ratio for all of the remaining Aspect RHG Hotel Portfolio Properties is not less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.75x; and (vii) satisfies REMIC Trust loan-to-value requirements. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Aspect RHG Hotel Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business income or rental loss insurance that covers foreign and domestic perils and acts of terrorism.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

HOTELS

1. The Pearl Hotel
2. Sanctuary Hotel New York
3. Hilton Garden Inn Times Square
4. Mayfair
5. Crowne Plaza Times Square
6. Sofitel New York
7. The Gallivant Times Square
8. Riu Plaza New York Times Square
9. Paramount Hotel
10. The Hotel Edison NYC
11. W Times Square Hotel
12. DoubleTree Suites by Hilton
13. Comfort Inn Midtown
14. New York Marriott Marquis
15. Kimpton Muse Hotel
16. Hyatt Centric Times Square New York
17. Hotel St. James
18. Cambria Hotel
19. The Row Hotel
20. Millennium Broadway
21. Night Theater District
22. AKA Times Square
23. Cassa Hotel
24. Algonquin Hotel
25. Sofitel
26. Iroquois New York Hotel
27. InterContinental NY-Times Square
28. Casablanca
29. Hotel Mela Times Square
30. The Mansfield
31. The Westin
32. Hilton Times Square
33. The Knickerbocker Hotel
34. Hilton Garden Inn
35. Hampton Inn
36. Hotel Shocard

FITNESS

1. New York Sports Club
2. Your-Movement Wellness
3. Athena Yoga
4. Swerve Fitness

RESTAURANTS

1. Natsumi
2. Blue Ribbon Sushi Bar
3. Bar SixtyFive
4. Rainbow Room
5. La Masseria
6. Playwright Restaurant
7. TSQ
8. Oceana
9. Suzuki
10. Del Frisco's Steak House
11. Olive Garden
12. Maple
13. Blue Fin
14. Bond 45
15. Langan's
16. Satsuki
17. Chazz Palminteri Italian
18. City Kitchen
19. Osteria Al Doge

SHOPPING

1. Duane Reade
2. Charles Tyrwhitt
3. Anthropologie
4. PIQ
5. Brookstone
6. M&M's World
7. Superdry
8. Nintendo
9. Gap
10. Linhardt Design
11. Avi & Co NY
12. Ultimate Diamond
13. Dreamstone
14. American Eagle Outfitters
15. Antique Corner
16. Kent New York
17. Jangmi
18. Line Friends Store
19. Old Navy
20. H&M
21. MUJI

CORPORATE PRESENCE

1. Instinet
2. Barclays
3. Natixis
4. NBC Studio
5. Rockefeller Group
6. Comcast
7. Morgan Stanley
8. News Corp. Building
9. The Fox News Channel
10. HBO
11. Bertelsmann
12. Viacom Intl.
13. Nickelodeon
14. Paramount Building
15. BMO Capital Markets
16. Thomson Reuters
17. Conde' Nast Publications
18. Bank of America Tower
19. Microsoft
20. Ernst & Young
21. O'Melveny & Myers
22. New York Times

ATTRACTIONS

1. Ambassador Theatre
2. Carolines on Broadway
3. Rockefeller Center
4. Top of the Rock
5. Eugene O'Neill Theatre
6. Walter Kerr Theatre
7. Christie's
8. Samuel J. Friedman Theatre
9. Longacre Theatre
10. Barrymore Theatre
11. Cort Theatre
12. Brooks Atkinson Theatre
13. Lunt-Fontanne Theatre
14. Times Square
15. Palace Theatre
16. Richard Rodgers Theater
17. Music Box Theatre
18. Lyceum Theatre
19. Al Hirschfeld Theatre
20. John Golden Theatre
21. Gerald Schoenfeld Theatre
22. Booth Theatre
23. Majestic Theatre
24. Broadhurst Theatre
25. Shubert Theatre
26. Belasco Theatre
27. St. James Theatre
28. Helen Hayes Theatre
29. The Tony Kiser Theater
30. The Elektra Theatre
31. American Airlines Theatre
32. Lyric Theatre
33. New Victory Theater
34. New Amsterdam Theatre
35. Nederlander Theatre
36. Madame Tussauds/Ripley's Believe It or Not

CAFES

1. Donna Bell's Bake Shop
2. Zibetto Espresso Bar
3. Baked by Melissa
4. Financier Patisserie
5. Arcade Cafe
6. Frisson Espresso
7. For Five Coffee Roasters
8. Corso Coffee
9. Gotan
10. Dough Doughnuts

50TH ST
50TH ST/ BROADWAY
W. 50th St.
W. 49th St.
49TH ST
W. 48th St.
ROCKEFELLER CTR.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
42ND ST/ PORT AUTHORITY
W. 42nd St.
42ND ST/ TIMES SQ.
W. 41st St.
W. 40th St.
8th Ave.
7th Ave.
6th Ave.
Broadway
Midtown
ROCKEFELLER CENTER
Theater District
TIMES SQUARE
Marsh & McLennan Public Space
20 Times Square
20 Times Square
New York, NY 10036
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
SoHo
Little Italy
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	A/AAA/AAA			Location:	New York, NY 10036
				General Property Type(5):	Other
Original Balance(1):	$25,000,000			Detailed Property Type(5):	Leased Fee
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	N/A
Loan Purpose:	Acquisition			Size:	16,066 SF
Borrower Sponsor:	Mark Siffin			Cut-off Date Balance per SF(1):	$16,494
Mortgage Rate:	3.1080%			Maturity Date Balance per SF(1):	$16,494
Note Date:	4/27/2018			Property Manager:	Self-Managed
First Payment Date:	6/5/2018
Maturity Date:	5/5/2023
Original Term to Maturity	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(6):	(a) $30,443,635	(b) $111,452,732
Prepayment Provisions(2):	LO (27); DEF (30); O (3)			UW NOI Debt Yield(1)(6):	(a) 11.5%	(b) 42.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	(a) 11.5%	(b) 42.1%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1)(6):	(a) 3.65x	(b)12.91x
Additional Debt Balance(1)(3):	$240,000,000/$485,000,000/$150,000,000			Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	N/A
Reserves(4)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Replacements:	$0	$0	N/A	Appraised Value (as of)(6):	$1,636,000,000 (1/31/2018)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%
Debt Service Reserve:	$5,200,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$750,000,000	78.2%	Purchase Price:	$900,000,000	93.8%
Mezzanine Loan(1):	$150,000,000	15.6%	Closing Costs:	$53,899,275	5.6%
Borrower Equity:	$59,099,275	6.2%	Reserves:	$5,200,000	0.5%
Total Sources:	$959,099,275	100.0%	Total Uses:	$959,099,275	100.0%

(1)	The 20 Times Square Mortgage Loan (as defined below) is part of the 20 Times Square Whole Loan (as defined below), which is comprised of sixteen senior promissory notes with an aggregate principal balance of $265,000,000 and three subordinate companion notes with an aggregate principal balance of $485,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the 20 Times Square Senior Loan (as defined below), without regard to the 20 Times Square Subordinate Companion Loan (as defined below). Including the 20 Times Square Subordinate Companion Loan, the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $46,682, $46,682, 4.1%, 4.1%, 1.29x, 45.8% and 45.8%, respectively.

(2)	Following the lockout period, the 20 Times Square Borrower (as defined below) has the right to defease the entire 20 Times Square Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 27, 2022. In addition, the 20 Times Square Whole Loan is prepayable without penalty on or after March 5, 2023.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 20 Times Square Whole Loan is secured by the borrower’s fee simple interest in a land parcel, totaling 16,066 SF (the “Fee” or the “20 Times Square Property”), beneath a newly constructed 42-story mixed-use building (the “Leasehold” or the “Improvement”) located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Property,” and (b) the “look-through” of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023, as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on (a) the as-is Fee appraised value as of January 31, 2018 of $1,636,000,000, and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral).

(7)	Historical financial and occupancy information are not available as the Improvement is scheduled to be completed in August 2018.

The Mortgage Loan. The sixth largest mortgage loan (the “20 Times Square Mortgage Loan”) is part of a whole loan (the “20 Times Square Whole Loan”) evidenced by (i) sixteen pari passu senior promissory notes with an aggregate original principal balance of $265,000,000 (collectively, the “20 Times Square Senior Loan”) and (ii) three promissory notes with an aggregate original principal balance of $485,000,000, that are subordinate to the 20 Times Square Senior Loan (collectively, the “20 Times Square Subordinate Companion Loan”). The 20 Times Square Mortgage Loan is secured by a first priority lien on the 20 Times Square Borrower’s (as defined below) fee simple interest in a land parcel totaling 16,066 SF, beneath a newly constructed mixed-use building consisting of hotel, retail and digital signage components located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York. The Improvement will not be collateral for the 20 Times Square Whole Loan. The 20 Times Square Borrower also holds technical legal title to the Improvement. However, since the Improvement has been 100.0% leased to the ground lessee pursuant to the Ground Lease (as defined

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

below), the 20 Times Square Borrower will only receive the rental income from the Ground Lease and not from the operation of any of the Improvement. Therefore, we refer to the Improvement as not being collateral for the 20 Times Square Whole Loan.

Promissory Notes A-2-A-4, A-2-A-5 and A-2-A-6 with an aggregate original principal balance of $25,000,000, represent the 20 Times Square Mortgage Loan, and will be included in the UBS 2018-C12 Trust. The 20 Times Square Whole Loan is serviced pursuant to the trust and servicing agreement for the 20 Times Square Trust 2018-20TS. The below table summarizes the remaining senior promissory notes, which are currently held by the 20 Times Square Trust 2018-20TS, Column Financial, Inc. and China Merchants Bank Co., Ltd., New York Branch and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

20 Times Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$32,500,000	$32,500,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-2	$25,000,000	$25,000,000	20 Times Square Trust 2018-20TS	No
Note A-1-B	$49,100,000	$49,100,000	20 Times Square Trust 2018-20TS	No
Note A-1-C	$4,700,000	$4,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-C-2-B	$3,700,000	$3,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-1	$30,000,000	$30,000,000	UBS 2018-C11	No
Note A-2-A-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Note A-2-A-4	$10,000,000	$10,000,000	UBS 2018-C12	No
Note A-2-A-5	$10,000,000	$10,000,000	UBS 2018-C12	No
Note A-2-A-6	$5,000,000	$5,000,000	UBS 2018-C12	No
Note A-2-B-1	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-2	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-3	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-4	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-C-1	$7,350,000	$7,350,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-2-C-2-A	$3,650,000	$3,650,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-B-1	$242,500,000	$242,500,000	20 Times Square Trust 2018-20TS	Yes
Note A-B-2	$206,900,000	$206,900,000	20 Times Square Trust 2018-20TS	No
Note A-B-3	$35,600,000	$35,600,000	20 Times Square Trust 2018-20TS	No
Total	$750,000,000	$750,000,000

The proceeds of the 20 Times Square Whole Loan and the mezzanine loan with an original principal balance of $150,000,000 (the “20 Times Square Mezzanine Loan”), together with approximately $59,099,275 of borrower sponsor’s equity, were used to acquire the 20 Times Square Property, pay closing costs and fund reserves. An affiliate of the borrower sponsor acquired the Improvement and is the Leasehold owner/ground tenant.

(1)	Cumulative Loan Per SF is calculated based on 16,066 SF.

(2)	Based on (a) the as-is Fee appraised value of $1,636,000,000 as of January 31, 2018 and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral)

(3)	Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion.

(4)	Based on an interest rate of 3.1080% on the 20 Times Square Senior Loan, 3.1080% on the 20 Times Square Subordinate Companion Loan and 5.1000% on the 20 Times Square Mezzanine Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of the 20 Times Square Mezzanine Loan. Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NCF of $107,777,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion

(5)	Based on the year five contractual ground rent of $31,661,141, the Cumulative UW NCF DSCR is 1.01x. At origination of the 20 Times Square Whole Loan, $5,200,000 was reserved in a debt service reserve.

(6)	Implied Equity is based on the as-is Fee appraised value of $1.636 billion, less total debt of $900.0 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

The Borrower and the Borrower Sponsor. The borrower is 20 TSQ GroundCo LLC (the “20 Times Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the 20 Times Square Borrower delivered a non-consolidation opinion in connection with the origination of the 20 Times Square Whole Loan. The 20 Times Square Borrower is indirectly owned by Mark Siffin.

The non-recourse carveout guarantor and borrower sponsor of the 20 Times Square Whole Loan is Mark Siffin, who is the chairman and CEO of Maefield Development. Maefield Development is a privately owned real estate company formed in 1991. The company has successfully acquired, entitled, developed or sold in excess of 6 million SF of retail, office, single-family and multi-family residences. The company has interests in over $9.0 billion of properties (including the 20 Times Square Property and the Improvement) currently under development or in operation. Information available from various public sources includes allegations that between 1971 and 1986 Mark A. Siffin was investigated, arrested, charged or indicted with respect to certain offenses. In particular, court records indicate that Mr. Siffin was charged in 1973 with unlawful possession of heroin with intent to distribute and served approximately 18 months’ probation. In addition, Mr. Siffin was indicted in 1982 by a federal grand jury as part of a conspiracy to distribute marijuana and in 1986 for felony possession of a firearm; both indictments were dismissed before commencement of trial. In addition, according to news sources, in 2002 Mr. Siffin was the managing member of the Sunset Millennium multi-use development project in West Hollywood, California, which was subject to local opposition, including accusations that contributions to a charitable project closely associated with a city councilman were connected to the city council’s approval of certain billboard signage rights. Mr. Siffin’s role as managing member was subsequently terminated. See “Risk Factors—Risks Relating to the Whole Loan—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the Preliminary Prospectus.

The Property. The 20 Times Square Property consists of a rectangular-shaped parcel of land totaling 16,066 SF situated along the northeasterly corner of Seventh Avenue and West 47th Street in Times Square, New York, New York. The collateral for the 20 Times Square Whole Loan does not include the Improvement constructed on such parcel of land. The Improvement consists of a newly constructed 42-story building containing three components: 74,820 SF of retail space (the “Retail Component”), 18,000 SF of digital signage (the “Signage Component”) and a 452-room luxury hotel (the “Hotel Component”) with multiple food and beverage venues branded as an Edition Hotel by Marriott (the “Edition”). The Improvement features 250 linear feet fronting Times Square serving 74,820 SF of retail space, and 18,000 SF of the digital signage facing directly onto Duffy Square. The Retail Component and Signage Component are both complete with two retail tenants open for business. The borrower sponsor anticipates the Improvement will be completed in August 2018 at a total project cost of $1.2 billion. The leasehold mortgage loan documents require that the Improvement be completed by December 31, 2018 and the failure to complete the Improvement by such date will be an event of default under the leasehold mortgage loan. The Improvement is not collateral for the 20 Times Square Whole Loan.

Each of the Improvement components is discussed below:

The Retail Component. The Retail Component is comprised of three Times Square-facing storefronts and is 68.9% leased and occupied as of April 25, 2018. The Retail Component includes the first four floors of the podium plus two below-grade levels and 250 linear feet of Times Square frontage, of which two storefronts are leased, one to the CDS NFL Event, L.L.C. (the “NFL Experience”), a joint-venture between Cirque du Soleil and the National Football League (43,130 SF spread across six levels), and one to The Hershey Company (“Hershey’s Chocolate World”) (8,440 SF). The remaining corner storefront is currently being marketed for leasing (23,250 SF across three levels). The Hershey Company (Moody’s: A1 / S&P: A) is one of the largest confectionary manufacturers in the world. The location is replacing their longtime Times Square location at 1593 Broadway at the southwest intersection of 48th Street and Broadway. The new space is triple the size of their previous store. The NFL Experience will be an interactive and retail facility that will span four floors and will include a 350-seat state-of-the-art theater with show production by NFL Films, and brings together the NFL and Cirque du Soleil together in Times Square. The remaining 23,250 SF of space is located at the center of the base and offers the most frontage to Times Square within the retail configuration at the Improvement.

The Signage Component. The LED signage component comprises a total surface area of 18,000 SF. The Improvement has five signs, of which three are allocated to the retail tenants. Both the CDS NFL Event, L.L.C. and The Hershey Company’s retail tenants have LED signage panels as part of their leases. It is assumed that an additional available LED panel will be included as part of the lease for the presently vacant retail space. The remaining signage is currently managed by Clear Channel Outdoor, Inc., under an interim marketing agreement until completion of the project. Under the interim marketing agreement, Clear Channel Outdoor, Inc. will manage the sourcing, scheduling, selling and display of all third-party advertising on the sign splitting the revenue from this activity according to a 20/80 ownership split between themselves and the borrower sponsor.

The Hotel Component. The Hotel Component will operate as an Edition, a luxury, lifestyle hotel brand that is part of Marriott Hotel Corporation (“Marriott”). Edition is a joint-venture between Marriott Hotel Corporation and Ian Schrager, whereby Marriott provides operational and distribution expertise and Ian Schrager provides conceptual and design expertise. The Edition brand is currently comprised of eight properties with 2,051 rooms in London, New York, Miami Beach, Bodrum, Sanya, Shanghai, Times Square and Barcelona. Three additional Edition brand properties in Abu Dhabi, Bangkok and West Hollywood totaling 542 rooms are projected to open in 2018. Edition properties are positioned in the luxury tier of the Smith Travel Research chain scale. Due to the small size of the Edition portfolio, Marriott does not provide composite occupancy and average rate for the Edition brand. The Edition will be the centerpiece of the Improvement and occupy floors seven through 42. The Edition is the first hotel in Times Square to have been conceived to incorporate Times Square as part of the visiting experience and is the only hotel to offer outdoor space where a visitor can look into Times Square. The Edition will have an elevator lobby off West 47th Street, which will provide direct access to the hotel lobby on level 10 and to the restaurants, bars, and cabaret located on levels 7, 9 and 11. The hotel’s public space interiors, conceptualized by Ian Schrager and executed by Yabu Pushelberg, will be in classic modern style. The Improvement will feature four floors of food and beverage offerings, which will be open to the public and will leverage the 20 Times Square Property’s location. The Edition’s entertainment venues will include two restaurants, three bars, and a cabaret room. In addition, floors 7, 9, 10 and 11 will have outdoor terraces which will include a seasonal enclosed restaurant/event space, beer garden, and cocktail terraces. The terraces are situated to offer views of Times Square. According to the borrower sponsor, the food and beverage operation is expected to be managed by Starr Restaurant Organization, LP (“Starr Restaurants”) (although the agreement between the 20 Times Square Borrower and Starr Restaurants has not been finalized and executed). Starr Restaurants is a group of restaurants located in Philadelphia, New York, New Jersey, Washington D.C., Florida, and Paris. The organization is headed by founder and CEO Stephen Starr, an American restaurateur and former entertainment promoter. The project construction is partially complete. The Edition is in the midst of installation of fixtures, fittings and furnishings. The Hotel Component is expected to open on August 15, 2018.

At origination, the 20 Times Square Property was encumbered by a 99-year ground lease (the “Ground Lease”), with no termination option, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million per year, subject to 2.0% annual increases in years two through five, and 2.75% annual increases thereafter.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

The following table presents a summary regarding the Retail Component tenants at the 20 Times Square Property:

Retail Component Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Lease Expiration	Annual Rent	PSF	Breakpoint	% Over Breakpoint
CDS NFL Event, L.L.C. (Ground)	NR/NR/NR	1,030	1.4%	2/28/2028	$2,163,000	$2,100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (2nd Floor)	NR/NR/NR	13,100	17.5%	2/28/2028	$3,275,000	$250.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (3rd Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,562,000	$124.96	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (4th Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,250,000	$100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (Storage)	NR/NR/NR	4,000	5.3%	2/28/2028	$0	$0.00	$100,000,000(2)	5.0%(2)
The Hershey Company (Ground)	NR/A1/A	6,940	9.3%	3/31/2037	$9,100,000	$1,311.24	$40,000,000(3)	8.0%
The Hershey Company (Storage)	NR/A1/A	1,500	2.0%	3/31/2037	$0	$0.00	$40,000,000(3)	8.0%
Occupied Total		51,570	68.9%		$17,350,000	$336.44
Vacant - Lower Level 2		8,920	11.9%		$1,784,000	$200.00(4)
Vacant - Lower Level 1		11,370	15.2%		$2,842,500	$250.00(4)
Vacant - Ground Floor		2,960	4.0%		$7,400,000	$2,500.00(4)
Total Vacant Space		23,250	31.1%		$12,026,500	$517.27
Improvement Total		74,820	100.0%		$29,376,500	$392.63

(1)	Information is based on the underwritten rent roll.

(2)	Breakpoint reflects aggregate sales. Breakpoint means an amount equal to $50,000,000 for each lease year until the date on which landlord has been paid $10,000,000 in the aggregate of percentage rent (the “Initial Percentage Rent Period”) and thereafter $100,000,000 for each lease year. The percentage rent rate means 10.0% during the Initial Percentage Rent Period and thereafter 5.0%.

(3)	Breakpoint reflects aggregate sales.

(4)	Vacant space is grossed up to the appraisal market rent assumptions.

The Market. The 20 Times Square Property is located within the Times Square section of the Midtown section of Manhattan, proximate the Theater District. The Times Square neighborhood is bounded by West 53rd Street to the north; West 42nd Street to the south; Sixth Avenue to the east; and Eighth Avenue to the west. The Theater District is defined as being bounded between Broadway and Eighth Avenue from the low-West 40s to the low-West 50s. Times Square is a small land area of significant consequence. Per the appraisal, though it comprises only 0.1% of New York City’s land area, Times Square supports 10% of the city’s jobs and generates 11% of its economic output. With over 170,000 workers, over 17,000 hotel rooms, and approximately 29 million SF of office space, Times Square is a major commercial, retail and entertainment center.

The 20 Times Square Property is located within northern periphery of what is commonly known as the “bowtie” section of Times Square. The bowtie (named for its bowtie shape) forms the heart of the Times Square neighborhood and is defined as the area bounded by Broadway and Seventh Avenue between West 42nd and West 47th Streets. The heart of Midtown, Times Square is a hub in the MTA subway network with five subway stations within the district boundaries. There are local and express service subway stations along Lexington/Park Avenue (No. 4, 5 and 6), Sixth Avenue (B, D, F, M), Seventh Avenue/Broadway (N, Q, R), Seventh Avenue (No. 1, 2, 3) and Eighth Avenue (A, C, E) as well as crosstown subway lines on 14th Street (L), 42nd Street (S and No. 7), 53rd Street (E) and 59th Street (N, Q, R). The No. 7 train extends to West 34th Street and Eleventh Avenue, completed in 2014, thereby linking Midtown Manhattan to the 26-acre Hudson Yards, where plans are underway to construct a 12.9 million SF mixed-use office, residential and hotel district. The PATH train provides access from West 33rd Street and south along Sixth Avenue to the New Jersey cities of Newark, Hoboken and Jersey City.

New York City is one of the nation’s premier tourist destinations. According to NYC & Company, New York City has been breaking records of visitors for the past five years: 50 million in 2011, 52 million in 2012, 54.3 million in 2013, 55.0 million in 2014, 58.3 million in 2015, and 60.3 million in 2016. According to the Times Square Alliance, the Times Square district had approximately 334,039 daily visitors in December 2017. On its busiest days, daily traffic in this neighborhood can exceed 480,000 persons. In the Duffy Square area of the bowtie, average daily pedestrian traffic past the 20 Times Square Property site averages 177,929 per day (as of August 2017), an over 40.0% increase in daily traffic since June 2014. A true “24/7” neighborhood, statistics indicate average daily pedestrian traffic in the bowtie at 66,000 persons between 7pm and 1am. On an average weekday, at least half a million people commute to the Times Square area via all forms of public transportation. Per the appraisal, annual visitors to the Times Square area are estimated to be in excess of 2 million people.

According to a third party market research report, as of the 4th quarter of 2017, the average asking rent in the Times Square “bowtie” spanning Broadway and Seventh Avenue, from West 42nd Street to West 47th Street, was $2,020 PSF, up from $1,977 PSF in the previous quarter, and down 1.9% from one year ago. An additional third party market research report suggests slightly better performance, with asking rents in the bowtie at $2,187 PSF as of the 1st quarter of 2017, down only 3.1% from the prior year quarter. However, current asking rents are up over 220.0% from five years ago when rents registered only $691 PSF. According to the appraisal, this corridor experienced the greatest five-year growth in asking rents compared to all other submarkets tracked.

According to the appraisal, the Hotel Component’s defined primary competitive marketplace includes eleven properties, including The Muse by Kimpton, Hyatt Centric Times Square, InterContinental Times Square, Westin Times Square, Andaz Fifth Avenue, The Chatwal, Langham Place Fifth Avenue, the Renaissance Times Square, The London NYC, the W Times Square, and The NoMad Hotel. The eleven primary competitors range in size from 76 to 873 rooms and collectively contain an aggregate of 4,197 rooms (including the seven-room addition to the Renaissance in February 2016).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

Primary competitive properties to the Hotel Component are shown in the table below:

Competitive Property Summary
Hotel	No. of Rooms	Percentage Competitive	Competitive Rooms	Estimated 2017
				Occupancy	Average Rate	RevPAR
Kimpton The Muse	200	100%	200	85%-90%	$290-$300	$255-$265
Hyatt Centric Times Square	487	100%	487	90%-95%	$320-$330	$300-$310
InterContinental New York Times Square	607	100%	607	90%-95%	$300-$310	$270-$280
Westin New York @ Times Square	873	100%	873	95%-100%	$290-$300	$275-$285
Andaz Fifth Avenue	184	100%	184	90%-95%	$420-$430	$385-$395
The Chatwal	76	100%	76	80%-85%	$595-$605	$485-$495
Langham Place Fifth Avenue	214	100%	214	80%-85%	$555-$565	$445-$455
Renaissance New York Times Square	317	100%	317	85%-90%	$295-$305	$255-$265
The London NYC	562	100%	562	80%-85%	$400-$410	$335-$345
W New York Times Square	509	100%	509	95%-100%	$315-$325	$300-$310
The NoMAD	168	100%	168	85%-90%	$370-$380	$325-$335
Total/Wtd. Avg.	4,197		4,197	90.4%	$341.92	$309.22

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 20 Times Square Property:

Cash Flow Analysis
Revenues	In Place Contractual Ground Rent	Year Five Contractual Ground Rent	UW Ground Rent(1)
Base Rent	$29,250,000	$31,661,141	$30,443,635
Total Gross Potential Income	$29,250,000	$31,661,141	$30,443,635
Less: Vacancy	$0	$0	$0
Effective Gross Income	$29,250,000	$31,661,141	$30,443,635
Total Expenses	$0	$0	$0
Net Operating Income	$29,250,000	$31,661,141	$30,443,635
Net Cash Flow	$29,250,000	$31,661,141	$30,443,635

(1)	Reflects average ground rent payment over a five-year period. At origination, the Improvement is encumbered by a 99-year ground lease, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million, 2.0% annual increases in year two through five, and 2.75% increases thereafter.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

The following table presents certain information relating to the stabilized appraised net cash flow of the non-collateral Improvements:

Look-Through of Leasehold Interest (Non-Collateral)(1)
Stabilized Appraised NCF
Retail Component
Gross Potential Rent	$37,204,749
Percentage Rent	$10,328,715
Expense Reimbursement	$742,314
Total Gross Potential Income	$48,275,778
Less: Vacancy	($103,287)
Effective Gross Income	$48,172,491
Total Operating Expenses	$4,979,225
Net Operating Income	$43,193,266
Replacement Reserves	$0
TI/LC	$0
Net Cash Flow	$43,193,266

Signage Component
Gross Potential Rent	$18,977,424
Signage Reserve	($113,958)
Net Cash Flow	$18,863,466

Hotel Component
Occupancy	88.0%
ADR	$529.00
RevPAR	$465.96
Room Revenue	$76,874,000
F&B Revenue	$44,602,000
Other Departmental Revenue	$1,008,000
Total Revenue	$122,484,000
Operating Expenses	$44,713,000
Undistributed Expenses	$22,780,000
Gross Operating Profit	$54,991,000
Total Fixed Charges	$5,595,000
Net Operating Income	$49,396,000
FF&E	$3,675,000
Net Cash Flow	$45,721,000

Total Net Cash Flow	$107,777,732

(1)	Look-through analysis reflects stabilized appraised cash flow in June 2023. Prior historical operating information is unavailable as the Improvement is scheduled to be completed in August 2018.

Escrows and Reserves. The 20 Times Square Borrower deposited $5,200,000 for 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan debt service shortfalls. Ongoing tax and insurance reserves are not required as long as (i) no event of default under the 20 Times Square Whole Loan documents has occurred and is continuing, (ii) no Ground Lease Trigger (as defined below) has occurred and is continuing, (iii) the ground lessee is responsible, pursuant to the terms of the Ground Lease, for the direct payment or reimbursement of all taxes and insurance premiums and no default has occurred under the Ground Lease, (iv) the Ground Lease has not been terminated nor has the 20 Times Square Borrower accepted a surrender of the Ground Lease, and (v) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been timely paid no later than fifteen days prior to the date the taxes and/or insurance premiums, as applicable, would become delinquent.

Lockbox and Cash Management. The 20 Times Square Whole Loan provides for a hard lockbox with in-place cash management. The 20 Times Square Borrower will be required to cause all rents and other revenues from the 20 Times Square Property to be paid directly into a clearing account. Funds deposited into the clearing account are required to be swept on a daily basis into deposit account, and applied and disbursed in accordance with the 20 Times Square Whole Loan documents. The lender will establish sub-accounts at the deposit bank for certain items including ongoing escrows and reserves required by the 20 Times Square Whole Loan documents. In addition, during a Cash Sweep Period (as defined below), all the excess cash flow from the 20 Times Square Property (after debt service, required escrows and reserves and approved operating expenses) will be swept into an account controlled by the lender and held as cash collateral for the 20 Times Square Whole Loan. The up-front and ongoing expenses of maintaining the clearing account and deposit account, and any other accounts maintained pursuant to the 20 Times Square Whole Loan documents, is the responsibility of the 20 Times Square Borrower. The clearing account and the deposit account will be under the sole control and dominion of the lender and the 20 Times Square Borrower will have no right of withdrawal therefrom.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (i) an event of default under 20 Times Square Whole Loan documents or (ii) (A) an event of default under the Ground Lease with respect to the 20 Times Square Property, (B) the giving of written notice by ground lessee of its intention to terminate the Ground Lease, (C) the termination or cancellation of the Ground Lease by either the 20 Times Square Borrower or ground lessee through the institution of legal action without lender’s consent, (D) the Ground Lease is otherwise terminated or cancelled or otherwise is not in full

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 6 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 16.2% 3.65x 11.5%

force or effect, or (E) the occurrence of a bankruptcy action with respect to the ground lessee which is not discharged within 90 days (each of the events described in this clause (ii), a “Ground Lease Trigger”). A Cash Sweep Period will end if (1) the 20 Times Square Whole Loan, and all other obligations under the 20 Times Square Whole Loan documents have been repaid in full or (2) in the case of a Cash Sweep Period triggered by an event described in clauses (i) or (ii) above, for six consecutive months since the commencement of the most recent Cash Sweep Period (A) the lender accepts the cure of the event of default and no default or event of default under the 20 Times Square Whole Loan or the Ground Lease has occurred and is continuing, (B) the Ground Lease Trigger has been cured and no other Ground Lease Trigger has occurred and is continuing, and (C) no event that could trigger another Cash Sweep Period has occurred.

Additional Secured Indebtedness (not including trade debts). In addition to the 20 Times Square Mortgage Loan, the 20 Times Square Property also secures thirteen additional pari passu senior notes, which combined with the 20 Times Square Mortgage Loan comprise the 20 Times Square Senior Loan with an aggregate original principal balance of $265,000,000, and three subordinate notes with an aggregate original principal balance of $485,000,000 comprising the 20 Times Square Subordinate Companion Loan. Note A-B-1, A-B-2 and A-B-3 are pari passu with one another, accrue interest at a rate of 3.1080% and are entitled to payments of interest on a subordinate basis to the 20 Times Square Senior Loan. The 20 Times Square Mortgage Loan along with the other notes that comprise the 20 Times Square Senior Loan are each pari passu in right of payment and the 20 Times Square Senior Loan is senior in right of payment to the 20 Times Square Subordinate Companion Loan. The holders of the 20 Times Square Mortgage Loan, the other notes that comprise the 20 Times Square Senior Loan and the 20 Times Square Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 20 Times Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 20 Times Square Mezzanine Loan is secured by the equity in the 20 Times Square Borrower, has an original principal balance $150,000,000 and accrues interest at a rate of 5.1000% per annum and is coterminous with the 20 Times Square Whole Loan. The 20 Times Square Mezzanine Loan is interest-only for the first 60 months. Including the 20 Times Square Whole Loan and the 20 Times Square Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and UW NOI Debt Yield at Maturity are 55.0%, 55.0%, 0.97x, 3.4% and 3.4%, respectively. The lenders of the 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan have entered into an intercreditor agreement.

In addition to the 20 Times Square Mezzanine Loan, according to information provided by the borrower sponsor, various affiliates of the 20 Times Square Borrower have pledged their respective equity interests in certain parent entities of the 20 Times Square Borrower to secure their various obligations related to (1) certain notes secured by the Leasehold (non-collateral) and (2) certain obligations that are unrelated to the 20 Times Square Property. See “Description of the Mortgage Pool—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. The 20 Times Square Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

Savi Ranch Center
23021-23081 Savi Ranch Parkway
Yorba Linda, CA 92887
Ontario
Chino
Chino Airport
Chino Hills
Chino Hills Marketplace
Commons at Chino Hills
Diamond Bar
Diamond Bar Blvd.
Rowland Heights
LOS ANGELES COUNTY
Western Hills Golf and Country Club
Los Serranos Golf and Country Club
Kimball Ave.
Euclid Ave.
E. Prado Rd.
Butterfield Ranch Rd.
Carbon Canyon Rd
El Prado Golf Course
Prado Regional Park
SAN BERNARDINO COUNTY
Chino Hills State Park
Brea
Chino Hills State Park Discovery Ctr.
Bank of America Corporate Ctr.
CMRE Financial Services
Suzuki Motor Of America, Inc.
Village at La Floresta
Black Gold Golf Club
Kraemer Blvd.
Yorba Linda Community Center
Bastanchury Rd.
East Lake Village Ctr.
The Richard Nixon Library & Museum
Country Club Village
Yorba Linda Blvd.
Placentia
Yorba Linda
Palm Dr.
Imperial Hwy.
Alta Vista Country Club
S. Rose Dr.
Richfield Rd.
Yorba Linda Country Club
Green River Golf Club
METROLINK
Riverside Fwy
Corona
The Rinks Yorba Linda
Yorba Reg. Park
Orangethorpe Ave.
METROLINK 91/PVL & INLAND EMPIRE-OC LINES
RIVERSIDE COUNTY
ANAHEIM
Anaheim Canyon
Kaiser Permanente Lakeview Med. Ctr.
Anaheim Hills Festival
Deer Canyon Park
The Gallery Theatre
Canyon Plaza
Anaheim Hills
Crossroads Shopping Center
Anaheim Hill Golf Course
Eastern Trans. Corridor
Los Angeles Intl. Airport 36 miles
SANTA ANA MOUNTAINS
Nohl Ranch Rd.
Oak Canyon Nature Center
ORANGE COUNTY
METROLINK INLAND-OC LINE
Santiago Blvd.
The Village at Orange
Villa Park
Santiago Oaks Regional Park
Taft Ave.
Villa Park Rd.
Katella Ave.
The Irvine Ranch Outdoor Education Ctr.
Orange
Collins Ave.
Irvine Regional Park
Chapman University
N. Tustin St.
Costa Mesa Fwy
Hewes St.
Santiago Canyon College
Orange County Zoo
Chapman Ave.
St. Joseph Hospital Orange
Jamboree Rd.
MainPlace Mall
SANTA ANA
Hewes Ave.
Newport Ave.
17th St.
North Tustin
DOWNTOWN SANTA ANA
John Wayne Airport 4 miles
Irvine Blvd.
Tustin Ranch Rd.
Jamboree Rd.
Tustin
57
142
71
83
90
91
241
55
22
5
261
SAN GABRIEL MTS.
LOS ANGELES
Burbank
Glendale
Pasadena
Rancho Cucamonga
Santa Monica
Pomona
Ontario
Chino
Fullerton
ANAHEIM
Corona
Torrance
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Yorba Linda, CA 92887
				General Property Type:	Retail
Original Balance:	$24,750,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$24,750,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1997-1999/N/A
Loan Purpose:	Acquisition			Size:	160,773 SF
Borrower Sponsors:	Bac Dai Tran; Oanh Kim Tran			Cut-off Date Balance per SF:	$154
Mortgage Rate:	5.0085%			Maturity Date Balance per SF:	$133
Note Date:	6/20/2018			Property Manager:	Western Smart Realty and Management LLC (borrower-related)
First Payment Date:	8/6/2018
Maturity Date:	7/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,526,127
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.89x (IO)	1.48 (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,437,070 (3/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,476,565 (12/31/2017)
Reserves(2)				3rd Most Recent NOI:	$2,602,069 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.0% (4/17/2018)
RE Tax:	$158,475	$34,451	N/A	2nd Most Recent Occupancy:	96.0% (3/31/2018)
Insurance:	$11,022	$4,239	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2017)
Required Repairs(3):	$450,000	$0	N/A	Appraised Value (as of):	$34,500,000 (4/21/2018)
Replacements:	$0	$2,144	$160,773	Cut-off Date LTV Ratio:	71.1%
TI/LC:	$0	$12,728	$350,000	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,750,000	73.9%	Purchase Price(3):	$32,550,000	97.2%
Borrower Equity:	$8,732,313	26.1%	Reserves:	$619,497	1.9%
			Closing Costs:	$312,816	0.9%
Total Sources:	$33,482,313	100.0%	Total Uses:	$33,482,313	100.0%

(1)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The purchase price of $32.55 million is net of a $450,000 credit that the borrower sponsor received for estimated immediate repairs. At origination, the $450,000 credit was escrowed into a required repairs reserve.

The Mortgage Loan. The seventh largest mortgage loan (the “Savi Ranch Center Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $24,750,000, that is secured by a first priority fee mortgage encumbering a seven-building 160,773 SF retail center located in Yorba Linda, California (the “Savi Ranch Center Property”). The proceeds of the Savi Ranch Center Mortgage Loan, along with borrower sponsor equity of approximately $8.7 million, were used to acquire the Savi Ranch Center Property, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is Savi Ranch Group, LLC (the “Savi Ranch Center Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the Savi Ranch Center Borrower delivered a non-consolidation opinion in connection with the origination of the Savi Ranch Center Mortgage Loan. The Savi Ranch Center Borrower is indirectly owned by Bac Dai Tran (49.0%), Oanh Kim Tran (49.0%) and Tinh Tim Nguyen (2.0%). The non-recourse carveout guarantors and borrower sponsors of the Savi Ranch Center Mortgage Loan are Bac Dai Tran and Oanh Kim Tran, siblings and members of the Tran family.

The Tran family has assets in excess of $50.0 million and acquires and develops commercial real estate, residential townhomes, single family homes, and large personal estates. Recent real estate investment experience of the Tran family includes the acquisition of the 190-room full service University Square Hotel, located in Fresno, California, in December 2012 and the 204-room Park Inn Hotel by Radisson, in December 2016. The Tran family successfully converted the Park Inn Hotel by Radisson into an independent hotel named The Hotel Fresno.

The Property. The Savi Ranch Center Property is a 160,773 SF retail shopping center, located in Yorba Linda, California. Located on a 17.8-acre site, the Savi Ranch Center Property provides for 911 parking spaces (approximately 5.7 per 1,000 SF). The improvements of the Savi Ranch Center Property include seven single-story buildings that were constructed between 1997 and 1999. As of the April 17, 2018 rent roll, the Savi Ranch Center Property was 96.0% occupied by nine national and local tenants, with one vacant outparcel. The Savi Ranch Center Property is anchored by Dick’s Sporting Goods

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

(50,000 SF), Bed Bath & Beyond (43,000 SF) and Michaels (23,923 SF), and shadow-anchored by Best Buy, Kohl’s and La-Z-Boy Furniture, which are not collateral for the Savi Ranch Center Mortgage Loan but contribute to common area maintenance reimbursements. The Savi Ranch Center Property is subject to a reciprocal easement agreement (“REA”) established to govern the use and maintenance of the broader shopping center. At origination, the Savi Ranch Center Borrower was named as the REA operator. Other tenants at the Savi Ranch Center Property are retail, restaurant and lifestyle tenants, including Michaels and Thomasville Home Furnishings. Eight out of the nine tenants have been at the Savi Ranch Center Property for over 17 years. Between 2014 and 2017, average occupancy at the Savi Ranch Center Property was 99.0%.

Major Tenants.

Dick’s Sporting Goods (50,000 SF, 31.1% of NRA, 31.8% of underwritten base rent). Dick’s Sporting Goods (NYSE: DKS) is an omni-channel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s Sporting Goods also owns and operates Golf Galaxy, Field & Stream and other specialty concept stores, and other sports digital platforms. The company was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. As of February 3, 2018, Dick’s Sporting Goods operated 716 Dick’s Sporting Goods stores with approximately 38.0 million SF across 47 states. As of the 53 weeks ended February 3, 2018, Dick’s Sporting Goods had net sales and net income of approximately $8.6 billion and $323.4 million, respectively. Dick’s Sporting Goods has been a tenant at the Savi Ranch Center Property since February 1999, with lease commencement in February 2000 and lease expiration of June 30, 2021, with four, five-year extension options remaining and no termination options. Sales for the Dick’s Sporting Goods location at the Savi Ranch Center Property have improved from $143 PSF for the trailing 12-month period ended December 31, 2013 to $164 PSF for the trailing 12-month period ended October 31, 2017.

Bed Bath & Beyond (43,000 SF, 26.7% of NRA, 18.8% of underwritten base rent). Founded in 1971, Bed Bath & Beyond (Moody’s/S&P: Baa2/BBB-) (NASDAQ: BBBY) and its subsidiaries comprise an approximately $12.0 billion omni-channel retailer offering a wide selection of domestic merchandise including categories such as bed linens and related items, bath items and kitchen textiles and home furnishings operating under the Bed Bath & Beyond, Christmas Tree Shops, Harmon, buybuy BABY, and World Market brands. As of March 2018, Bed Bath & Beyond operated a retail store base which consists of 1,552 stores. Bed Bath & Beyond occupies 43,000 SF under a lease expiring in January 2022 with two, five-year renewal and one, two-year renewal options and no termination options. Bed Bath & Beyond currently pays UW Base Rent of $11.71 PSF.

Michaels (23,923 SF, 14.9% of NRA, 14.4% of underwritten base rent). Headquartered in Dallas, Texas, Michaels (NASDAQ: MIK) is the largest arts and crafts specialty retailer in North America. Michaels carries a broad assortment of approximately 45,000 products in arts, crafts, scrapbooking, floral, framing, home décor, seasonal offerings, and children’s hobbies. As of February 3, 2018, Michaels operated 1,371 retail stores (1,238 Michaels, 97 Aaron Brothers and 36 Pat Catan’s) in 49 states and Canada, with an average Michaels store footprint of 18,000 SF. Michaels generated approximately $5.4 billion in sales in fiscal year 2017. Michaels occupies 23,923 SF at the Savi Ranch Center Property under a lease that commenced in August 2000 and has been renewed three times, the most recent of which was in December 2017. Michaels pays UW Base Rent of $16.10 PSF and has one five-year renewal option remaining and no termination options.

Home Consignment Center (12,961 SF, 8.1% of NRA, 10.8% of underwritten base rent). Home Consignment Center is a consignment store that buys and sells furniture, jewelry, art, and accessories from homes, manufacturer show samples, prototypes, closeouts, as well as builder’s model homes, at consignment pricing. Founded in 1994, Home Consignment Center remains a two-family owned and operated business and has grown to 17 locations in California, Nevada and Texas, with annual sales of over $50 million. Home Consignment Center occupies 12,961 SF at the Savi Ranch Center Property under a lease that commenced in January 2001 and was renewed in January 2011 for a current expiration date of January 31, 2021. Home Consignment Center pays a current rental rate of $22.22 PSF and has no termination options. Sales for the Home Consignment Center location at the Savi Ranch Center Property have remained steady with approximately $230 PSF for the trailing 12-month period ended December 31, 2013 and $233 PSF for the trailing 12-month period ended October 31, 2017.

Thomasville Home Furnishings (12,289 SF, 7.6% of NRA, 9.9% of underwritten base rent). Thomasville Home Furnishings is a home furnishings, accessories and kitchen and bath cabinetry store, as well as a furniture designer and manufacturer with collections such as Ernest Hemingway, The Collection of a Lifetime, Humphrey Bogart, and a collaboration line with Ellen DeGeneres. Founded in Thomasville, North Carolina in 1904, Thomasville is now a Heritage Home Group brand. Thomasville Home Furnishings occupies 12,289 SF at the Savi Ranch Center Property under a lease that commenced in November 2000 and was renewed in both November 2010 and January 2012 for a current expiration date of June 30, 2021. Thomasville Home Furnishings pays UW Base Rent of $21.67 PSF and has no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

The following table presents a summary regarding the largest tenants at the Savi Ranch Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(5)	Lease Expiration
							$	PSF
Dick’s Sporting Goods	NR/NR/NR	50,000	31.1%	$850,000	31.8%	$17.00	$8,194,485	$163.89	12.5%	6/30/2021
Bed Bath & Beyond	NR/Baa2/BBB-	43,000	26.7%	$503,520	18.8%	$11.71	N/A	N/A	N/A	1/31/2022
Michaels	NR/NR/BB-	23,923	14.9%	$385,160	14.4%	$16.10	$3,715,791	$155.32	11.6%	9/30/2023
Home Consignment Center	NR/NR/NR	12,961	8.1%	$287,976	10.8%	$22.22	$3,025,890	$233.46	11.0%	1/31/2021
Thomasville Home Furnishings	NR/NR/NR	12,289	7.6%	$266,267	9.9%	$21.67	N/A	N/A	N/A	6/30/2021
Subtotal		142,173	88.4%	$2,292,924	85.7%	$16.13
Other Tenants		12,100	7.5%	$384,085	14.3%	$31.74
Vacant Space		6,500	4.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		160,773	100.0%	$2,677,009	100.0%	$17.35

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the trailing 12-month period ending (i) October 31, 2017 for Dick’s Sporting Goods and Home Consignment Center and (ii) December 31, 2016 for Michaels.

(5)	Occ. Cost % is based on the contractual rent as of the April 17, 2018 rent roll and underwritten recoveries divided by most recently reported sales.

The following table presents certain information relating to the lease rollover at the Savi Ranch Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	3,600	2.2%	2.2%	$30.60	$110,162	4.1%	4.1%
2020	1	2,500	1.6%	3.8%	$31.09	$77,720	2.9%	7.0%
2021	4	79,250	49.3%	53.1%	$19.05	$1,509,747	56.4%	63.4%
2022	1	43,000	26.7%	79.8%	$11.71	$503,520	18.8%	82.2%
2023	2	25,923	16.1%	96.0%	$18.36	$475,860	17.8%	100.0%
2024	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
Vacant	0	6,500	4.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	160,773	100.0%		$17.35	$2,677,009	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

The Market. The Savi Ranch Center Property is located in Yorba Linda, Orange County, California, approximately 12.2 miles northeast of the Anaheim central business district and 36.9 miles southeast of the Los Angeles central business district. Regional access to the Savi Ranch Center Property is provided by California Freeway 91, which is adjacent to the Savi Ranch Center Property, and immediate access is provided by Savi Ranch Parkway. According to the appraisal, daily vehicular traffic on California Freeway 91 at South Weir Canyon Road is 279,000 vehicles. California Freeway 91 connects with California State Route 241, Chino Valley Freeway, Interstate 15 and Interstate 215 to the east and Orange Freeway, Interstate 5, Interstate 605, Interstate 710 and Interstate 110 to the west. California Freeway 91 is a major east-west highway connecting Riverside and Corona to the east with several major communities including Yorba Linda, Fullerton, Anaheim and Buena Park to the west.

The Savi Ranch Center Property is part of the Savi Ranch masterplan including retail, office, and industrial uses. Complimentary retailers on Savi Ranch Parkway include Costco, Staples, PetSmart, Sprouts Farmers Market and Home Depot. Additional national retailers directly southwest of the Savi Ranch Center Property across California Freeway 91 include Target, T.J. Maxx - Home Goods, Stein Mart, Hobby Lobby and Pier 1 Imports. Recent development in the area includes the Yorba Linda Town Center, a 125,000 SF project in Old Town Yorba Linda (5.8 miles northwest), which will include landscaped parks, pedestrian-friendly, high-end retail, entertainment and food and beverage outlets and is expected to open in the first quarter of 2019. A number of office parks are also situated northwest of the Savi Ranch Center Property along Savi Ranch Parkway as well as just north of the Savi Ranch Center Property along East La Palma Avenue.

According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the Savi Ranch Center Property is 9,453, 65,860 and 121,345, respectively, which represents a compounded annual growth rate of 3.2%, 0.6% and 0.8%, respectively, since 2000. The 2018 average household income within the same radius is $161,196, $166,307 and $161,931, respectively. Comparatively, the Los Angeles-Long Beach-Anaheim, California metropolitan statistical area saw its population increase at a compounded annual growth rate of 0.5% since 2000 and 2018 average household income of $101,650.

According to a third party market research report, the Savi Ranch Center Property is located within the Orange County retail market and North County retail submarket. As of the first quarter 2018, the Orange County retail market reported inventory of 144.9 million SF, an overall vacancy rate of 3.7%, an average asking rental rate of $25.75 PSF and net absorption of 274,150 SF. As of the first quarter 2018, the North County retail submarket reported inventory of 35.7 million SF, an overall vacancy rate of 5.0%, an average asking rental rate of $21.09 PSF and net absorption of 21,777 SF. Since 2015, the North County retail submarket has maintained overall vacancy below 5.5% and average asking rents have improved from $19.15 PSF in the first quarter of 2015 to $21.09 PSF in the first quarter of 2018. As of the first quarter 2018, the Placentia/Yorba Linda retail subcluster reported inventory of 3.5 million SF, an overall vacancy rate of 6.4%, an average asking rental rate of $25.04 PSF and net absorption of 8,025 SF.

The following table presents comparable rental leases with respect to the Savi Ranch Center Property:

Comparable Anchor Leases
Property Name	Location	Year Built/ Renovated	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Size (SF)(1)	Annual Rent PSF(1)	Distance to Subject
Savi Ranch Center	Yorba Linda, CA	1997-1999/NA	160,773	96.0%	Thomasville Home Furnishings	12,289	$21.67	—
Yorba Canyon Center	Yorba Linda, CA	1989/NA	91,510	86.0%	Listing	1,200	$30.00	2.1 mi
Sycamore Canyon Plaza	Anaheim, CA	1992/NA	121,409	99.0%	Vision Care	1,204	$29.52	2.1 mi
Canyon Plaza Shopping Center	Anaheim, CA	1972/NA	307,278	96.0%	Creamistry	1,200	$35.04	4.4 mi
Eastlake Village	Yorba Linda, CA	1985/2002	216,774	97.0%	Dirty Dog Grooming	1,200	$24.00	3.4 mi
Home Ranch Center	Yorba Linda, CA	1985/NA	60,736	93.0%	Planet Fitness	18,705	$27.00	5.3 mi
Yorba Linda Packinghouse Square	Yorba Linda, CA	1988/NA	132,886	85.0%	Gold n Baked Hams	2,069	$37.80	5.7 mi
Yorba Linda Station	Yorba Linda, CA	1981/NA	68,000	85.0%	Listing	1,560	$24.00	5.8 mi
Total/Wtd. Avg.(2)			998,593	93.3%		2,405	$30.64

Source: Appraisal

(1)	Information for the Savi Ranch Center Property is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. exclude the Savi Ranch Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Savi Ranch Center Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$2,598,805	$2,683,546	$2,618,182	$2,591,784	$2,813,509	$17.50
Total Recoveries	$626,021	$681,674	$648,566	$632,507	$609,935	$3.79
Other Income	$2,688	$7,579	$5,925	$6,525	$6,525	$0.04
Less Vacancy & Credit Loss	$0	$0	$0	$0	($170,321)	($1.06)
Effective Gross Income	$3,227,514	$3,372,799	$3,272,673	$3,230,816	$3,259,647	$20.27
Total Expenses	$743,555	$770,730	$796,108	$793,746	$733,520	$4.56
Net Operating Income	$2,483,959	$2,602,069	$2,476,565	$2,437,070	$2,526,127	$15.71
Capital Expenditures	$0	$0	$0	$0	$25,724	$0.16
TI/LC	$0	$0	$0	$0	$130,652	$0.81
Net Cash Flow	$2,483,959	$2,602,069	$2,476,565	$2,437,070	$2,369,751	$14.74

Occupancy %(2)	100.0%	100.0%	96.0%	96.0%	95.0%
NOI DSCR (P&I)	1.56x	1.63x	1.55x	1.53x	1.58x
NCF DSCR (P&I)	1.56x	1.63x	1.55x	1.53x	1.48x
NOI Debt Yield	10.0%	10.5%	10.0%	9.8%	10.2%
NCF Debt Yield	10.0%	10.5%	10.0%	9.8%	9.6%

(1)	UW Base Rent is based on the underwritten rent roll and includes vacancy gross up of $136,500 and rent steps of $73,281.

(2)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. As of the rent roll dated April 17, 2018, the Savi Ranch Center Property had occupancy of 96.0%.

Escrows and Reserves. At origination, the Savi Ranch Center Borrower deposited (i) $158,475 for annual taxes, (ii) $11,022 for annual insurance premiums and (iii) $450,000 for required repairs. The Savi Ranch Center Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) replacement reserves of $2,144, subject to a cap of $160,773, and (iv) tenant improvements and leasing commissions of $12,728, subject to a cap of $350,000. Following the occurrence of a Material Tenant Trigger Event (as defined below), all excess cash flow will be deposited with the lender for tenant improvement and leasing commissions (the “Material Tenant Rollover Reserve”).

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant (as defined below) gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to twelve (12) months prior to the expiration date of a Material Tenant’s lease, if the related Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Savi Ranch Center Borrower of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Savi Ranch Center Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), and (iii) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice is revoked or rescinded unconditionally, (c) with respect to clause (iv) above, after a cure of the applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the Savi Ranch Center Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Dick’s Sporting Goods, (ii) Bed Bath & Beyond or (iii) any tenant at the Savi Ranch Center Property that, together with its affiliates, either (a) leases 20% or more of the total net rentable square footage at the Savi Ranch Center Property or (b) accounts for no less than 20% of the total in-place base rent at the Savi Ranch Center Property.

Lockbox and Cash Management. The Savi Ranch Center Mortgage Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Savi Ranch Center Mortgage Loan documents. Pursuant to the Savi Ranch Center Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows (a) if a Material Tenant Trigger Event has occurred and is continuing, to the Material Tenant Rollover Reserve, (b) if a Cash Sweep Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no event of default under the Savi Ranch Center Mortgage Loan exists, to the Savi Ranch Center Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Savi Ranch Center Borrower, the guarantor or property manager, (iii) the trailing 12-month period debt service coverage ratio based on the Savi Ranch Center Mortgage Loan falling below 1.20x, (iv) a Material Tenant Trigger Event or (v) an indictment for felony, fraud or misappropriation of funds by the guarantor, property manager, or any director or officer of the Savi Ranch Center Borrower, guarantor, or property manager. A Cash Management Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23021-23081 Savi Ranch Parkway Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 7 Savi Ranch Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,750,000 71.7% 1.48x 10.2%

30 days of such filing among other conditions for the Savi Ranch Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, the Savi Ranch Center Borrower has replaced the property manager with a qualified manager), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, or in regard to clause (v) above, the Savi Ranch Center Borrower has replaced the property manager with a qualified manager.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Savi Ranch Center Borrower, the guarantor or property manager, or (iii) the trailing 12-month period debt service coverage ratio based on the Savi Ranch Center Mortgage Loan falling below 1.20x. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for Savi Ranch Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, the Savi Ranch Center Borrower has replaced the property manager with a qualified manager), or in regard to clause (iii) above, the date the trailing 12-month debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property. The Savi Ranch Center Borrower may obtain the partial release of two improved release parcels with partial defeasance and the free release of one unimproved release parcel, subject to the terms of the Savi Ranch Center Mortgage Loan documents. “Release Parcel 1” is a 3,600 SF outparcel currently ground leased to Carl Karcher Enterprises, Inc. (Carl’s JR), which subleases the improvements of which to Duke’s Café. The “as-is” appraised value as of April 21, 2018 and allocated loan amount as of the Cut-off Date of Release Parcel 1 is $1,680,000 and $1,200,000, respectively. “Release Parcel 2” is a 6,500 SF vacant restaurant outparcel. The “as-is” appraised value as of April 21, 2018 and the allocated loan amount as of the Cut-off Date of Release Parcel 2 is $1,810,000 and $1,300,000, respectively. “Release Parcel A” is an unimproved parcel, which was not included in the underwriting or appraised value of the Savi Ranch Center Property.

The Savi Ranch Center Borrower may obtain the free release of Release Parcel A, provided that, among other things, (i) Release Parcel A is conveyed to a third party not affiliated with the Savi Ranch Center Borrower or an affiliate thereof, provided however, that if Release Parcel A is conveyed to an affiliated third party, the owner of Release Parcel A will not sublease any portion of Release Parcel A to any tenant of the Savi Ranch Center; (ii) the deed of Release Parcel A prohibits the transferee thereunder from developing such parcel for income producing purposes without the prior written consent of the Savi Ranch Center Borrower and lender; (iii) no event of default has occurred and is continuing, (iv) the lender received an updated survey illustrating the remaining Savi Ranch Center Property; and (v) the Savi Ranch Center Borrower executes and delivers the required documents listed in the Savi Ranch Center Mortgage Loan documents to the lender.

Any time after the expiration of the lockout period, the Savi Ranch Center Borrower may obtain the release of Release Parcel 1 and/or Release Parcel 2; provided that, among other things, (i) neither Release Parcel 1 nor Release Parcel 2 is conveyed to a third party affiliated with the Savi Ranch Center Borrower or any affiliate; (ii) the Savi Ranch Center Borrower defeases a portion of the outstanding principal balance of the Savi Ranch Center Mortgage Loan equal to the Release Amount (as defined below) for the parcel in question; (iii) the debt service coverage ratio for the remaining Savi Ranch Center Property will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) the debt service coverage ratio at origination; (iv) the debt yield for the remaining Savi Ranch Center Property will not be less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination; (v) the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value immediately preceding such release and (b) the loan-to-value ratio at origination; and (vi) the Savi Ranch Center Borrower executes and delivers the required documents listed in the Savi Ranch Center Mortgage Loan documents to the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is the greater of (i) an amount equal to 115% of the allocated loan amount with respect to the Release Parcel 1 or Release Parcel 2, as applicable, and (ii) the amount such that, (i) the debt service coverage ratio, debt yield and loan-to-value ratio for the remaining Savi Ranch Center Property satisfies the conditions set forth above.

Terrorism Insurance. The Savi Ranch Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

Spotsylvania Crossing
3501-3655 Plank Road
Fredericksburg, VA 22407
FREDERICKSBURG
Falmouth
Brookfield
Little Falls
Chancellorsville
Bellvue
Leavells
STAFFORD COUNTY
SPOTSYLVANIA COUNTY
Washington, DC 48 miles
Richmond 55 miles
Rappahannock River
Plantation Crossing
Carters Crossing West
Riverside Center for the Performing Arts
Historic Port of Falmouth Park
John Lee Pratt Mem. Park
Chatham Manor
Fredericksburg Shopping Center
Mary Washington Hospital
Fredericksburg Expo and Conference Center
Cannon Ridge Golf Course
Motts Run Reservoir
Mary Washington House
Kenmore
University of Mary Washington
DOWNTOWN FREDERICKSBURG
The Courthouse
Children's Museum of Richmond-Fredericksburg
Westwood Center
Central Park
Chancellor Center
Spotsylvania Towne Centre
Greenbrier Shopping Center
Battleground Athletic Complex
Fredericksburg and Spotsylvania Natl. Military Park
Fredericksburg Natl. Cemetery
Alum Spring Park
Dixon Park
Fredericksburg Fair
Fredericksburg Fieldhouse
Shannon Airport
Fredericksburg Country Club
SPOTSYLVANIA COUNTY BATTLEFIELD NATL. MILITARY PARK
Four Mile Fork Center
Loriella Park
Lee's Hill Golf Club
Southpoint Shoppes
VRE / AMTRAK
LEELAND ROAD
Blue and Gray Pkwy
Plank Rd
Harrison Rd
Mine Rd
Courthouse Rd
WASHINGTON DC
BALTIMORE
RICHMOND
NORFOLK
VIRGINIA BEACH
VIRGINIA
MARYLAND
WEST VIRGINIA
NORTH CAROLINA
Chesapeake Bay
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Fredericksburg, VA 22407
				General Property Type:	Retail
Original Balance:	$22,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$22,476,373			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1987-1988/2012, 2014
Loan Purpose(1):	Acquisition			Size:	256,757 SF
Borrower Sponsor:	Robert P. Chesson			Cut-off Date Balance per SF:	$88
Mortgage Rate:	5.0505%			Maturity Date Balance per SF:	$72
Note Date:	6/14/2018			Property Manager:	The Manakin Companies LLC (borrower-related)
First Payment Date:	8/6/2018
Maturity Date:	7/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI:	$2,252,382
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	10.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	12.2%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.43x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,633,551 (12/31/2017)
Reserves(2)				2nd Most Recent NOI:	$1,716,067 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$39,850	$15,327	N/A	Most Recent Occupancy:	95.1% (6/1/2018)
Insurance:	$8,752	$3,366	N/A	2nd Most Recent Occupancy:	95.1% (12/31/2017)
Replacements:	$0	$2,140	$200,000	3rd Most Recent Occupancy:	95.1% (12/31/2016)
TI/LC:	$0	$10,698	N/A	Appraised Value (as of):	$33,600,000 (4/11/2018)
Deferred Maintenance:	$18,125	$0	N/A	Cut-off Date LTV Ratio:	66.9%
Unfunded Obligations:	$156,255	$0	N/A	Maturity Date LTV Ratio:	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	95.1%	Purchase Price(1):	$15,750,000	66.6%
Borrower Equity:	$1,151,531	4.9%	Loan Payoff(1):	$7,153,904	30.2%
			Reserves:	$222,982	0.9%
			Closing Costs:	$524,645	2.2%
Total Sources:	$23,651,531	100.0%	Total Uses:	$23,651,531	100.0%

(1)	The borrower sponsor purchased 113,100 SF of the Spotsylvania Crossing Property (as defined below) located at 3501-3545 Plank Road in 2016 for $8.25 million. In addition, the borrower sponsor acquired 143,657 SF of the Spotsylvania Crossing Property located at 3567-3631 Plank Road in 2018 for $15.75 million.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The borrower sponsor purchased 113,100 SF of the Spotsylvania Crossing Property in 2016 and the remaining 143,657 SF in 2018. As such, 3rd Most Recent NOI is unavailable.

The Mortgage Loan. The eighth largest mortgage loan (the “Spotsylvania Crossing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $22,500,000, which is secured by a first priority fee mortgage encumbering a 256,757 SF retail center located at 3501-3655 Plank Road in Fredericksburg, Virginia (the “Spotsylvania Crossing Property”). The proceeds of the Spotsylvania Crossing Mortgage Loan, along with borrower sponsor equity of approximately $1.2 million, were used to acquire 143,657 SF of the Spotsylvania Crossing Property, refinance approximately $7.2 million of existing debt related to 113,100 SF of the Spotsylvania Crossing Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Spotsylvania Crossing DE, LLC (the “Spotsylvania Crossing Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with one independent director. The Spotsylvania Crossing Borrower is wholly owned by the guarantor and borrower sponsor, Robert P. Chesson. Mr. Chesson has 19 years of experience in commercial real estate specializing in new development, acquisitions/sales, and value add properties. Mr. Chesson, through affiliated subsidiaries, owns and manages 1.3 million SF of retail and industrial real estate throughout Virginia specializing in larger centers as well as industrial warehouses.

The Property. The Spotsylvania Crossing Property is a 256,757 SF retail shopping center located in Fredericksburg, Virginia, approximately 53.3 miles southwest of Washington, D.C. and approximately 56.9 miles north of Richmond, the state capitol of Virginia. The Spotsylvania Crossing Property is situated on a 19.9-acre site with 921 parking spaces (approximately 3.6 per 1,000 SF). The improvements on the Spotsylvania Crossing Property were constructed between 1987 and 1988 and renovated in 2012 and 2014. As of June 1, 2018, the Spotsylvania Crossing Property was 95.1% occupied by a mix of 19 national, regional and local tenants. The Spotsylvania Crossing Property is anchored by At Home (90,912 SF), a home décor superstore, Gabe’s (56,000 SF), an off-price clothing and houseware retailer, and Value City Furniture (50,000 SF), a national discount furniture retail store. Retailers

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

surrounding the Spotsylvania Crossing Property include Target, Walmart, Kohl’s, Best Buy, Belk, Costco, DICK’s Sporting Goods, JCPenney, Macy’s, Regal Cinema, Lowes, Bed Bath & Beyond, Home Depot, Burlington, Big Lots, Harbor Freight Tools, Tuesday Morning, HobbyTown, CVS Pharmacy, Michael’s, HomeGoods, Dunkin Donuts, Starbucks, and Aldi.

Between 2016 and 2017, average occupancy at the Spotsylvania Crossing Property was 95.1%. The 50,000 SF Value City Furniture parcel on the Spotsylvania Crossing Property is subject to a ground lease between the Spotsylvania Crossing Borrower, as ground lessor, and Value City Furniture, as ground lessee, which stipulates that Value City Furniture will reimburse the Value City Furniture’s owner pro rata share of real estate taxes related to the Spotsylvania Crossing Property and management fees, while Value City Furniture is solely responsible for all other operating expenses.

Major Tenants.

At Home (90,912 SF, 35.4% of NRA, 33.2% of underwritten base rent). At Home (NYSE: HOME) (Moody’s: B1) is a home décor store with approximately 150 large format stores focused on providing an assortment of products across categories including: furniture, garden, home textiles, housewares, patio, rugs, seasonal décor, tabletop décor and wall décor. At Home, formerly known as Garden Ridge, was founded in Garden Ridge Texas, a suburb of San Antonio Texas. Garden Ridge was rebranded as At Home in 2014 and is headquartered in Plano, Texas. As of January 27, 2018, At Home employed approximately 4,400 employees and operated 149 stores across 34 states, averaging 110,000 SF per store. At Home has been a tenant at the Spotsylvania Crossing Property since August 2017 and its lease expires in August 2027, with two, five-year renewal options remaining and no termination options. At Home currently pays UW Base Rent of $8.25 PSF NNN, which increases to $9.08 PSF in September 2022.

Gabe’s (56,000 SF, 21.8% of NRA, 19.9% of underwritten base rent). Gabe’s is an off-price clothing and housewares retailer which carries brand name clothing, footwear, accessories, home décor and other merchandise at discount prices. Gabe’s operates 101 stores across Delaware, Georgia, Indiana, Kentucky, Maryland, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and West Virginia. Gabe’s occupies 56,000 SF at the Spotsylvania Crossing Property under a lease expiring in August 2024 with three, five-year renewal options and no termination options. Gabe’s currently pays UW Base Rent of $8.00 PSF.

Value City Furniture (50,000 SF, 19.5% of NRA, 10.1% of underwritten base rent). Value City Furniture was founded in 1948 by the Schottenstein Stores Corporation, which had been operating both a department store and a furniture business. Value City Furniture is now a privately owned company based in Columbus, Ohio. The Value City Furniture retail stores are supported by five distribution centers catering to all 125 store locations across 19 states throughout the Eastern United States. Value City Furniture has been at the Spotsylvania Crossing Property since 1989 and currently occupies 50,000 SF at the Spotsylvania Cross Property under a ground lease. Value City Furniture has a lease which commenced in March 2016 and expires in February 2021, with three, five-year renewal options remaining and no termination options. Value City Furniture pays UW Base Rent of $4.54 PSF NNN.

The following table presents a summary regarding the largest tenants at the Spotsylvania Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Anchor Tenants
At Home(4)	NR/B1/NR	90,912	35.4%	$750,024	33.2%	$8.25	8/31/2027
Gabe’s(5)	NR/NR/NR	56,000	21.8%	$448,000	19.9%	$8.00	8/31/2024
Value City Furniture	NR/NR/NR	50,000	19.5%	$226,786	10.1%	$4.54	2/28/2021
Subtotal		196,912	76.7%	$1,424,810	63.2%	$7.24
Remaining Tenants		47,292	18.4%	$831,126	36.8%	$17.57
Vacant Space		12,553	4.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		256,757	100.0%	$2,255,936	100.0%	$9.24

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	At Home was previously occupied by a Kmart store. The previous owner of the Spotsylvania Crossing Property bought out the Kmart lease for $2.0 million in order to accommodate At Home taking over the space. There was no downtime between the Kmart and At Home leases. At Home’s Annual UW Base Rent PSF is below market rent for anchor tenant space of $15.00 PSF due to At Home taking over the space from Kmart as-is without any tenant improvements from the landlord.

(5)	Gabe’s Annual UW Base Rent PSF is below market rent for anchor tenant space of $15.00 PSF due to Gabe’s taking the space as-is without any tenant improvements from the landlord.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

The following table presents certain information relating to the lease rollover at the Spotsylvania Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	3,600	1.4%	1.4%	$10.00	$36,000	1.6%	1.6%
2019	4	5,047	2.0%	3.4%	$26.72	$134,861	6.0%	7.6%
2020	3	8,300	3.2%	6.6%	$19.37	$160,788	7.1%	14.7%
2021	2	51,000	19.9%	26.5%	$4.97	$253,656	11.2%	25.9%
2022	2	2,550	1.0%	27.5%	$23.91	$60,980	2.7%	28.6%
2023	3	9,500	3.7%	31.2%	$20.79	$197,474	8.8%	37.4%
2024	3	73,295	28.5%	59.7%	$9.03	$662,153	29.4%	66.8%
2025	0	0	0.0%	59.7%	$0.00	$0	0.0%	66.8%
2026	0	0	0.0%	59.7%	$0.00	$0	0.0%	66.8%
2027	1	90,912	35.4%	95.1%	$8.25	$750,024	33.2%	100.0%
2028	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
Vacant	0	12,553	4.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	19	256,757	100.0%		$9.24	$2,255,936	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Spotsylvania Crossing Property is located in Fredericksburg, Spotsylvania County, Virginia, approximately 53.3 miles southwest of Washington, D.C. and approximately 56.9 miles north of Richmond, the state capitol of Virginia. Regional access to the Spotsylvania Crossing Property is provided by Interstate 95 (1.1 miles west), US Route 1 (2.2 miles west) and US Route 3 (located along the Spotsylvania Crossing Property). Immediate access to the Spotsylvania Crossing Property is provided by entrances from all three adjacent streets with US Route 3 to the south, Bragg Road to the east and Willis Way to the north. Daily vehicular traffic at the intersection of US Route 3 and Carl D. Silver Parkway (0.5 miles west) and US Route 3 and Bragg Road (entrance to the Spotsylvania Crossing Property), is approximately 79,000 and 70,000 vehicles, respectively.

Notable military installations in the Fredericksburg area include Marine Base Quantico (23.9 miles northeast) and US Army Garrison Fort A.P. Hill (24.6 miles southeast), which support research and development, strategic combat planning and training for the armed forces and law enforcement agencies. University of Mary Washington, which is located 2.8 miles west of the Spotsylvania Crossing Property, has annual enrollment of over 4,000 undergraduates, approximately 70% of which live on campus. The largest employer in the Fredericksburg region, Mary Washington Healthcare, is comprised of two hospitals and 28 healthcare facilities.

The Spotsylvania Crossing Property’s neighborhood is comprised of a variety of commercial, retail and industrial developments, as well as residential neighborhoods and hotels. According to the appraisal, Spotsylvania Town Center (0.6 miles south) and Central Park (0.3 miles east) are the primary retail centers in the immediate area, and are located directly across US Route 3 to the south and Bragg Road to the east, respectively. Central Park contains approximately 2.2 million SF of retail and is home to many big-box retailers such as Target, Lowe’s, Best Buy, Kohl’s, PetSmart, Walmart Super Center, Barnes & Nobles, and many restaurants and local businesses. The Spotsylvania Towne Center, recently renamed from the Spotsylvania Mall, completed a $12 million renovation to the interior and exterior of the property in 2009. Anchor stores at the Spotsylvania Mall include Belk, Costco, DICK’s Sporting Goods, JCPenney and Macy’s. Other prominent national retail uses within the neighborhood include Bed Bath & Beyond, Home Depot, Burlington, Big Lots, Harbor Freight Tools, Tuesday Morning, HobbyTown and Aldi.

Residential developments surrounding the Spotsylvania Crossing Property include Jackson Village, a 2,270-unit residential village on 241 acres, consisting of a mix of apartments, condos and single-family homes. The Jackson Village project was approved in 2015 and during 2017 the first phase of 450 apartments were delivered. Palmer’s Creek residential development is in the initial planning stages and awaiting county approval to build 400 apartments and approximately 40,000 SF of commercial space.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Spotsylvania Crossing Property is 4,638, 52,673 and 122,788, respectively. The 2018 average household income within the same radius is $98,837, $90,697 and $98,482, respectively.

According to a third party market research report, the Spotsylvania Crossing Property is located within the Washington, D.C. retail market and Spotsylvania County retail submarket. As of the fourth quarter 2017, the Washington, D.C. retail market reported inventory of approximately 84.7 million SF of shopping center space across 1,338 developments. The Washington, D.C. retail market reported an overall vacancy rate of 5.6% and an average asking rental rate of $25.66 PSF. As of April 2018, the Spotsylvania County retail submarket reported an overall vacancy rate of 4.4% and an average asking rental rate of $17.68 PSF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

The following table presents comparable anchor leases with respect to the Spotsylvania Crossing Property:

Comparable Anchor Leases
Tenant(1)	Location	Property Size (SF)(1)	Date(1)	Lease Term(1)	Annual Rent PSF(1)	Lease Type(1)	Escalations
At Home (Subject Property)(2)	Fredericksburg, VA	90,912	8/17	10 Yrs	$8.25	NNN	10% in year 6
Harris Teeter	Dunkirk, MD	47,343	3/18	10 Yrs	$23.00	NNN	NA
ALDI	Fairfax, VA	32,014	1/18	15 Yrs	$19.00	NNN	2.5% per year
Bed Bath & Beyond	Fairfax, VA	37,000	9/16	10 Yrs	$20.00	NNN	10% in year 6
Room Style	Sterling, VA	35,000	9/16	5 Yrs	$10.00	NNN	10% in year 6
Bob’s Discount Furniture	Hunt Valley, MD	30,350	8/16	10 Yrs	$20.00	Full Service + E&C	10% in year 6
Publix	Glen Allen, VA	49,000	2/16	10 Yrs	$35.00	NNN	NA
Michaels	Silver Spring, MD	21,353	11/15	10 Yrs	$19.50	NNN	10% in year 6
Ross Dress for Less	Silver Spring, MD	25,716	11/15	10 Yrs	$18.50	NNN	flat
TJ Maxx	Silver Spring, MD	28,165	11/15	10 Yrs	$14.16	NNN	$14.91 PSF year 6
Bee Thrifty	Woodbridge, VA	28,000	3/15	5 Yrs	$9.00	NNN	3% per year
Dress for Less	Woodbridge, VA	25,000	12/14	5 Yrs	$10.50	NNN	NA
Golds Gym	Woodbridge, VA	22,500	9/14	11 Yrs	$7.71	NNN	NA
Price Rite	Hyattsville, MD	40,451	2014	20 Yrs	$12.00	NNN	2.5% per year
SteinMart	Gainesville, VA	28,566	3/14	10 Yrs	$10.00	NNN	2.5% per year
Harris Teeter	Clarksburg, MD	53,908	9/13	20 Yrs	$10.00	NNN	$1/SF year 10
TJ Maxx	Alexandria, VA	30,384	6/13	5 Yrs	$18.00	NNN	flat
Ross Dress for Less	District Heights, MD	27,500	3/13	10 Yrs	$10.91	NNN	$0.45 PSF every 5 years
Total/Wtd. Avg.(3)		562,250		11 Yrs	$16.44

Source: Appraisal

(1)	Information for the Spotsylvania Crossing Property is based on the underwritten rent roll.

(2)	At Home was previously occupied by a Kmart store. The previous owner of the Spotsylvania Crossing Property bought out the Kmart lease for $2.0 million in order to accommodate At Home taking over the space. There was no downtime between the Kmart and At Home leases. At Home’s Annual Rent PSF is below market rent for anchor tenant space of $15.00 PSF due to At Home taking over the space from Kmart as-is without any tenant improvements from the landlord.

(3)	Total/Wtd. Avg. excludes the Spotsylvania Crossing Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Spotsylvania Crossing Property:

Cash Flow Analysis
	2015(1)	2016	2017	UW	UW PSF
Gross Potential Rent(2)	N/A	$1,725,870	$1,657,332	$2,551,214	$9.94
Total Recoveries	N/A	$528,898	$451,073	$536,879	$2.09
Other Income	N/A	$1,556	$602	$15,000	$0.06
Less Vacancy & Credit Loss	N/A	$0	$0	($320,072)	($1.25)
Effective Gross Income	N/A	$2,256,324	$2,109,007	$2,783,021	$10.84
Total Operating Expenses	N/A	$540,257	$475,456	$530,639	$2.07
Net Operating Income	N/A	$1,716,067	$1,633,551	$2,252,382	$8.77
Capital Expenditures	N/A	$0	$0	$25,676	$0.10
TI/LC	N/A	$0	$0	$138,247	$0.54
Net Cash Flow	N/A	$1,716,067	$1,633,551	$2,088,459	$8.13

Occupancy %(3)	N/A	95.1%	95.1%	89.6%
NOI DSCR	N/A	1.18x	1.12x	1.55x
NCF DSCR	N/A	1.18x	1.12x	1.43x
NOI Debt Yield	N/A	7.6%	7.3%	10.0%
NCF Debt Yield	N/A	7.6%	7.3%	9.3%

(1)	The borrower sponsor purchased 113,100 SF of the Spotsylvania Crossing Property in 2016 and the remaining 143,657 SF in 2018. As such, 2015 financials are unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes vacancy gross up of $295,278 and rent steps of $27,798.

(3)	UW Occupancy % based on the underwritten economic vacancy of 10.4%. As of the rent roll dated June 1, 2018, the Spotsylvania Crossing Property was 95.1% occupied.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501-3655 Plank Road Fredericksburg, VA 22407	Collateral Asset Summary – Loan No. 8 Spotsylvania Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,476,373 66.9% 1.43x 10.0%

Escrows and Reserves. At origination, the Spotsylvania Crossing Borrower escrowed (i) $39,850 for annual taxes, (ii) $8,752 for annual insurance premiums, (iii) $18,125 for deferred maintenance, and (iv) $156,255 for unfunded obligations with respect to any free rent, abated rent or other rent concessions under the At Home lease. The Spotsylvania Crossing Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently $15,327, (ii) 1/12 of the annual estimated insurance premiums, currently $3,366, (iii) replacement reserves of $2,140, subject to a cap of $200,000, and (iv) $10,698 for tenant improvements and leasing commissions reserves.

Lockbox and Cash Management. The Spotsylvania Crossing Mortgage Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Spotsylvania Crossing Mortgage Loan documents. Pursuant to the Spotsylvania Crossing Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is in effect, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Event (as defined below) period is in effect, to the lender-controlled excess cash flow account, and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Event exists, to the Spotsylvania Crossing Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Spotsylvania Crossing Borrower, the guarantor or property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, (iv) a Material Tenant Trigger Event, or (v) an indictment for fraud or misappropriation of funds by Spotsylvania Crossing Borrower, the guarantor or property manager or any director or officer of Spotsylvania Crossing Borrower, the guarantor or property manager. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for the Spotsylvania Crossing Borrower or guarantor and within 120 days for the property manager, in regard to clause (iii) above, the date the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, or in regard to clause (v) above, if such event is caused by the property manager, when the Spotsylvania Crossing Borrower has replaced the property manager with a qualified Manager.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Spotsylvania Crossing Borrower, the guarantor or property manager, or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for Spotsylvania Crossing Borrower or guarantor and within 120 days for the property manager, or in regard to clause (iii) above, the date the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to 12 months prior to the expiration date of a Material Tenant (other than At Home) lease, a Material Tenant fails to extend or renew its lease, (iii) on or prior to the earlier of (a) 18 months prior to the then applicable At Home lease expiration date or (b) the date that is 18 months prior to July 6, 2028, At Home does not extend or renew its lease, (iv) on or prior to the date on which a Material Tenant is required under its lease to notify the landlord of its election to renew its lease, if such Material Tenant fails to give such notice, (v) if a monetary or material non-monetary event of default under a Material Tenant lease occurs and is continuing beyond any applicable notice and cure period, (vi) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vii) if a Material Tenant lease is terminated or is no longer in full force and effect, or (viii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Spotsylvania Crossing Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the applicable Material Tenant’s leased premises). A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), (iii) and (iv) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice is revoked or rescinded unconditionally, (c) with respect to clause (v) above, after a cure of applicable event of default, (d) with respect to clause (vi) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (viii) above, the Material Tenant re-commences its normal business operations at the Spotsylvania Crossing Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) At Home, (ii) Gabe’s, (iii) Value City Furniture or (iv) any tenant at the Spotsylvania Crossing Property that, together with its affiliates (excluding the DSW lease), either (a) leases 15% or more of the total net rentable square footage at the Spotsylvania Crossing Property or (b) accounts for no less than 15% of the total in-place base rent at the Spotsylvania Crossing Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Spotsylvania Crossing Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

Copeland Tower & Stadium Place
1200 & 1250 East Copeland Road
Arlington, TX 76011
FORT WORTH
ARLINGTON
Grand Prairie
IRVING
Bedford
Euless
Pantego
Dalworthington Gardens
TARRANT COUNTY
DALLAS COUNTY
Dallas - Fort Worth Intl. Airport
Arlington Municipal Airport
Grand Prairie Municipal Airport
TRINITY RIVER EXPRESS
Tom Landry Frwy
Airport Frwy
Pres. George Bush Turnpike
Downtown Fort Worth 9 miles
Dallas 12 miles
River Legacy Parks
Arlington Convention Center
Six Flags Over Texas
Globe Life Park
Globe Life Field (Under Constr.)
AT&T Stadium
Six Flags Hurricane Harbor
Six Flags Mall
GM Assembly Plant
University of Texas-Arlington
Texas Health Arlington Mem. Hospital
Kindred Hospital-Tarrant Co.-Arlington
Lincoln Square
Texas General Hospital
Medical City Arlington
USMD Hospital at Arlington
The Parks Mall at Arlington
Arlington Highlands
Grand Prairie Premium Outlets
Great Southwest Crossing
Vandergriff Park
Veterans Park
Randol Mill Park
Village Creek Historical Area
Waggoner Park
Cottonwood Park
Kirby Creek Park
American Airlines HQ
C.R. Smith Museum
Trader Joe's Distribution Center
Hello Fresh
Neos Therapeutics
PennyMac Loan Services
Landstar System Inc.
CENTER POINT/ DFW AIRPORT
Randol Mill Rd
Division St
Abram St
Park Row Dr
Pioneer Pkwy
Arkansas Ln
Mayfield Rd
Green Oaks Blvd
Cooper St
Collins St
DENTON
McKinney
FRISCO
PLANO
Lewisville
Carrollton
RICHARDSON
GARLAND
Grapevine
Coppell
Farmers Branch
N. Richland Hills
FORT WORTH
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Duncanville
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Waxahachie
Cleburne
Alvarado

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Arlington, TX 76011
				General Property Type:	Office
Original Balance:	$19,900,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$19,900,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.5%			Year Built/Renovated:	1982 & 1985/2017
Loan Purpose:	Refinance			Size:	210,955 SF
Borrower Sponsor:	Charles Aque			Cut-off Date Balance per SF:	$94
Mortgage Rate:	4.9700%			Maturity Date Balance per SF:	$82
Note Date:	6/28/2018			Property Manager:	Aque Investment Group, LLC
First Payment Date:	8/1/2018				(borrower-related)
Maturity Date:	7/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$1,904,623
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.71x (IO)	1.34x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$1,870,847 (5/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,867,860 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$1,601,078 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	84.0% (6/1/2018)
RE Tax:	$282,415	$35,302	N/A	2nd Most Recent Occupancy:	89.0% (12/31/2017)
Insurance:	$25,763	$8,588	N/A	3rd Most Recent Occupancy:	87.0% (12/31/2016)
Replacements:	$0	$3,516	N/A	Appraised Value (as of):	$29,000,000 (5/18/2018)
TI/LC:	$800,000	$17,580	$1,250,000	Cut-off Date LTV Ratio:	68.6%
Ennova TI Reserve:	$58,341	$0	N/A	Maturity Date LTV Ratio:	59.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,900,000	100.0%	Loan Payoff:	$18,066,186	90.8%
			Reserves:	$1,166,519	5.9%
			Closing Costs:	$419,646	2.1%
			Return of Equity:	$247,649	1.2%
Total Sources:	$19,900,000	100.0%	Total Uses:	$19,900,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Management fee was underwritten at 3.0% of EGI versus the contractual management fee of 4.0%. The appraisal determined that a market management fee is typically 2.5% to 4.0% and a 3.0% management fee is reasonable. At origination, the property manager delivered a subordination agreement which fully subordinates the management agreement to the lien of the Copeland Tower & Stadium Place Mortgage Loan (as defined below) documents.

(3)	Excludes Ascension Group Architects (4.1% of NRA), which has given notice to vacate when its lease expires on October 31, 2018.

The Mortgage Loan. The ninth largest mortgage loan (the “Copeland Tower & Stadium Place Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $19,900,000 and is secured by a first priority fee mortgage encumbering a 210,955 SF suburban office property located in Arlington, Texas (the “Copeland Tower & Stadium Place Property”). The proceeds of the Copeland Tower & Stadium Place Mortgage Loan were used to refinance existing debt, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is WF Tower-Dallas, LLC (the “Copeland Tower & Stadium Place Borrower”), a single purpose Texas limited liability company. Charles Aque is the borrower sponsor and guarantor of certain nonrecourse carve outs under the Copeland Tower & Stadium Place Mortgage Loan. Mr. Aque has been an investor in commercial real estate since 1993 and is the president and CEO of Houston, Texas-based Aque Investment Group. Mr. Aque’s real estate portfolio consists of over 600,000 SF of office space in Houston and the Dallas Fort Worth metroplex.

The Property. The Copeland Tower & Stadium Place Property consists of two suburban office buildings totaling 210,955 SF located in Arlington, Tarrant County, Texas. The Copeland Tower building is a 12-story, 126,628 SF, Class-A office building constructed in 1985 on a 6.4-acre site. The Stadium Place building is a five-story, 84,327 SF, Class-B office building constructed in 1982 on a 3.9-acre site. The Copeland Tower & Stadium Place Borrower acquired the Copeland Tower & Stadium Place Property in January 2007, and has a total cost basis of approximately $26.5 million, inclusive of approximately $7.2 million in capital improvements post-acquisition, including HVAC work completed in 2017, restroom upgrades completed in 2015 to 2016 and elevator modernization completed over the last seven years. As of June 1, 2018, the Copeland Tower & Stadium Place Property was 84.0% occupied by 24 tenants, excluding Ascension Group Architects (4.1% of NRA), which has given notice to vacate when its lease expires on October 31, 2018. The two largest tenants, Multiplan, Inc. (23.9% of NRA, 32.1% of underwritten base rent) and the State of Texas (21.9% of NRA, 21.4% of underwritten base rent) have

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

been tenants at the Copeland Tower & Stadium Place Property for approximately 15 and 18 years, respectively. No other tenant accounts for more than 5.1% of NRA.

The Copeland Tower & Stadium Place Property is located along Copeland Road, a service road to I-30 which is the main connection between Dallas and Fort Worth (approximately 135,332 vehicles per day). The Copeland Tower & Stadium Place Property is located approximately 19 miles west of Dallas and approximately 15 miles east of Fort Worth. The area surrounding the Copeland Tower & Stadium Place Property is supported by multifamily, lodging and commercial properties. The immediate neighborhood is known as the Arlington Entertainment District with AT&T Stadium (home to the Dallas Cowboys NFL franchise), College Park Center (Dallas Wings WNBA franchise), Six Flags Over Texas amusement park and The University of Texas at Arlington (over 41,000 students); all within a 4-mile radius of the Copeland Tower & Stadium Place Property. Adjacent to AT&T Stadium, approximately 1 mile from the Copeland Tower & Stadium Place Property, a $250 million dining, hospitality and entertainment district named Texas Live! Entertainment Plaza is expected to open in 2018. The development includes a 300-room hotel and 35,000 SF of convention space. Also part of the development is Globe Life Field, a 41,000 seat baseball stadium currently under construction and expected to open in 2020, which will be the new home of the Texas Rangers MLB franchise relocating from an adjacent site. The Copeland Tower & Stadium Place Property’s location in the entertainment district allows it to generate ancillary income through antenna leases and event parking income.

Major Tenants.

Multiplan, Inc. (50,412 SF, 23.9% of NRA, 32.1% of underwritten base rent). Incorporated in 1980, Multiplan, Inc. (“Multiplan”) is a provider of healthcare cost management solutions. Multiplan provides analytics and network based solutions for managing the financial risks associated with medical claims, as well as solutions that improve payment integrity by resolving waste, abuse and fraud before payments are made. Clients of Multiplan include insurers, health plans, third party administrators, self-funded employers, HMOs and other entities that pay medical bills in the commercial healthcare, government, workers compensation and auto medical markets. Multiplan has been a tenant at the Copeland Tower & Stadium Place Property since 2003. Multiplan initially occupied 32,836 SF and subsequently expanded its leased premises in 2006, 2009 and 2015 to its current footprint of 50,412 SF. Multiplan has extended its lease four times during its occupancy at the Copeland Tower & Stadium Place Property. Multiplan’s most recent lease amendment occurred in 2016, which extended the lease expiration date out to October 31, 2022, removed a tenant termination clause, granted a one five-year extension option and added a tenant expansion option. In connection with its most recent lease amendment/extension, Multiplan agreed to annual rent escalations of $0.50 PSF per year and converted to a modified gross plus electric reimbursement structure beginning in November 2019.

State of Texas (46,239 SF, 21.9% of NRA, 21.4% of underwritten base rent). The State of Texas has been a tenant at the Copeland Tower & Stadium Place Property since 2000, originally occupying 22,990 SF of net useable area (as defined in its lease), and subsequently expanded three times to its current footprint of 39,486 SF of net useable area or 46,239 SF of NRA. The State of Texas has also renewed its lease four times. The State of Texas utilizes its leased space as the regional headquarters for the Department of Family and Protective Services. If there is a curtailment of federally funded programs, or if state appropriated funds are unavailable, the General Services Commission (“GSC”) may assign another state agency to the premises, or a part thereof. If GSC is unable to find another state agency or agencies to fill, or partially fill the premises, GSC, upon written notice to the Copeland Tower & Stadium Place Borrower, may (a) terminate the lease or (b) adjust it in accordance with the terms within the lease. The Texas Department of Family and Protective Services has an operating budget of over $2 billion for 2018, up from $1.95 billion in 2017.

The following table presents certain information relating to the leases at the Copeland Tower & Stadium Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
Multiplan, Inc.	NR/Caa1/B+	50,412	23.9%	$969,423	32.1%	$19.23	10/31/2022
State of Texas	AAA/Aaa/AAA	46,239	21.9%	$645,207	21.4%	$13.95	9/30/2021
Subtotal/Wtd. Avg.		96,651	45.8%	$1,614,629	53.5%	$16.71
Other Tenants		80,631	38.2%	$1,400,868	46.5%	$17.37
Vacant Space(4)		33,673	16.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		210,955	100.0%	$3,015,497	100.0%	$17.01

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Ascension Group Architects (4.1% of NRA), which gave notice to vacate when its lease expires on October 31, 2018, was underwritten as vacant.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

The following table presents certain information relating to the lease rollover schedule at the Copeland Tower & Stadium Place Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	2,102	1.0%	1.0%	$17.50	$36,785	1.2%	1.2%
2019	5	14,980	7.1%	8.1%	$18.18	$272,315	9.0%	10.3%
2020	9	28,046	13.3%	21.4%	$16.70	$468,489	15.5%	25.8%
2021	2	47,972	22.7%	44.1%	$14.17	$679,867	22.5%	48.3%
2022	2	61,250	29.0%	73.2%	$19.10	$1,169,926	38.8%	87.1%
2023	4	21,986	10.4%	83.6%	$16.84	$370,142	12.3%	99.4%
2024	0	0	0.0%	83.6%	$0.00	$0	0.0%	99.4%
2025	0	0	0.0%	83.6%	$0.00	$0	0.0%	99.4%
2026	0	0	0.0%	83.6%	$0.00	$0	0.0%	99.4%
2027	0	0	0.0%	83.6%	$0.00	$0	0.0%	99.4%
2028	1	946	0.4%	84.0%	$19.00	$17,974	0.6%	100.0%
2029 & Beyond	0	0	0.0%	84.0%	$0.00	$0	0.0%	100.0%
Vacant(3)	0	33,673	16.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	24	210,955	100.0%		$17.01	$3,015,497	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Ascension Group Architects (4.1% of NRA), which gave notice to vacate when its lease expires on October 31, 2018, was underwritten as vacant.

The Market. The Copeland Tower & Stadium Place Property is located in the Dallas/Fort Worth metropolitan statistical area (“Dallas/Fort Worth MSA”). The Dallas/Fort Worth MSA is the largest metropolitan area in Texas and the fourth largest in the United States. The Dallas/Fort Worth MSA is located in North-Central Texas, providing residents and business with access to other major metropolitan cities via its transportation infrastructure that includes interstate highways, domestic and international airports, and rail routes. The Dallas/Fort Worth MSA had an estimated population of 7,062,433 as of 2016, which represents an average annual increase of 1.6% since 2010. The following companies have expanded or relocated to the Dallas/Fort Worth MSA since 1990: Alliance Airport, Ameritrade, Big 12 Conference, Capital One, Citizens Utilities, Columbia/HCA, Dell Computer, Ericsson Network Systems, Exxon, FedEx, Fidelity Investments, Ford Motor Credit, Greyhound Lines, J.C. Penney, Motorola, Nokia, Providian Financial, Texas Instruments, Time Warner, Verizon, Wells Fargo and AAA Texas. Dallas is the headquarters of 16 Fortune 500 companies, including AT&T, Exxon Mobil, Energy Transfer Equity and Southwest Airlines. In Arlington, General Motors recently invested $1.4 billion to expand its assembly plant located south of the Copeland Tower & Stadium Place Property. D.R. Horton relocated its headquarters to Arlington in 2017. Other notable companies nearby include Texas Health Resources, GM Financial, JPMorgan Chase, L-3 Communications and Straumann Manufacturing.

The Copeland Tower & Stadium Place Property is located in the Arlington/Mansfield submarket, within the Dallas-Fort Worth metro area market. According to the appraisal, as of the first quarter of 2018, the Arlington/Mansfield submarket reported a vacancy of 9.5% and average asking rent of $19.38 PSF. The appraiser’s market rent conclusion based on full service plus electric lease terms for the Copeland Tower & Stadium Place Property was $19.00 PSF for leases at the Copeland Tower building, $17.00 PSF for leases at the Stadium Place building and $15.00 PSF for the State of Texas lease. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Copeland Tower & Stadium Place Property was 10,846, 106,828 and 267,004, respectively, and the 2017 estimated average household income within the same one-, three- and five-mile radius was $52,929, $61,591 and $62,011, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

The following table presents recent leasing data at competitive office buildings with respect to the Copeland Tower & Stadium Place Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Months)	Rent PSF	Lease Type
Copeland Tower & Stadium Place 1200 & 1250 East Copeland Road Arlington, TX	1982 & 1985	210,955(1)	Multiplan, Inc. State of Texas	50,412 46,239	July 2016 Aug 2013	78 84	$19.23 $13.95	Full Service + Electric Full Service
One Arlington Center 1112 East Copeland Road Arlington, TX	1982	56,848	Pepper Psychological Ageless Living Home	1,238 2,452	May 2018 April 2018	60 60	$17.00 $16.73	Full Service + Electric Full Service + Electric
Centerpoint IV 2401 East Randol Mill Road Arlington, TX	1986	134,000	Captel	23,066	April 2017	120	$20.00	Full Service + Electric
Skymark Tower 1521 North Cooper Street Arlington, TX	1985	115,393	2M Research	12,177	June 2016	60	$17.75	Full Service + Electric
Brookhollow One and Two 2221 East Lamar Boulevard Arlington, TX	1986	245,000	Americredit	17,555	July 2017	84	$17.50	Full Service + Electric
Tower 360 1901 North SH 360 Grand Prairie, TX	1984	105,541	Point-of-Rental	2,104	April 2017	36	$18.50	Full Service + Electric

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Copeland Tower & Stadium Place Property:

Cash Flow Analysis
	2015	2016	2017	5/30/2018 TTM	UW	UW PSF
Rents in Place(1)	$2,659,025	$2,816,386	$3,053,079	$3,123,982	$3,015,497	$14.29
Vacant Income(2)	$0	$0	$0	$0	$584,333	$2.77
Reimbursements(3)	$183,508	$259,464	$277,774	$241,683	$325,814	$1.54
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($584,333)	($2.77)
Other Income(4)	$192,590	$165,385	$185,119	$175,817	$202,182	$0.96
Effective Gross Income	$3,035,123	$3,241,235	$3,515,972	$3,541,482	$3,543,493	$16.80
Total Operating Expenses	$1,570,728	$1,640,157	$1,648,112	$1,670,635	$1,638,870	$7.77
Net Operating Income	$1,464,395	$1,601,078	$1,867,860	$1,870,847	$1,904,623	$9.03
Capital Expenditures(5)	$0	$0	$0	$0	$42,191	$0.20
TI/LC	$0	$0	$0	$0	$147,669	$0.70
Net Cash Flow	$1,464,395	$1,601,078	$1,867,860	$1,870,847	$1,714,764	$8.13

Occupancy %	80.0%	87.0%	89.0%	90.0%	85.1%(6)
NOI DSCR (P&I)	1.15x	1.25x	1.46x	1.46x	1.49x
NCF DSCR (P&I)	1.15x	1.25x	1.46x	1.46x	1.34x
NOI Debt Yield	7.4%	8.0%	9.4%	9.4%	9.6%
NCF Debt Yield	7.4%	8.0%	9.4%	9.4%	8.6%

(1)	Underwritten Rents in Place includes contractual rent bumps through March 2019.

(2)	Vacant Income is based on the in-place vacancy as of the June 1, 2018 underwritten rent roll at the appraiser’s concluded market rent of $19.00 PSF for the Copeland Tower building and $17.00 PSF for the Stadium Place building. Vacant Income also includes Ascension Group Architects (4.1% of NRA), which gave notice to vacate when its lease expires on October 31, 2018.

(3)	Underwritten Reimbursements is based on leases in place, which is in line with the 2017 expense reconciliation. Underwritten electric reimbursements were based on the 2017 electric reimbursement rates of $2.05 PSF for tenants at the Copeland Tower building and $1.93 PSF for tenants at the Stadium Place building. Multiplan’s contractual electric reimbursement, effective November 2019, was underwritten at $2.05 PSF which represents an increase of $89,532 in overall reimbursements by Multiplan.

(4)	Underwritten Other Income consists of antenna leases, storage fees, event and other parking income, tenant services and late fees.

(5)	Management fee was underwritten at 3.0% of EGI versus the contractual management fee of 4.0%. The appraiser determined that a market management fee is typically 2.5% to 4.0% and a 3.0% management fee is reasonable. At origination, the property manager delivered a subordination agreement which fully subordinates the management agreement to the lien of the Copeland Tower & Stadium Place Mortgage Loan documents.

(6)	UW Occupancy % based on the underwritten economic vacancy of 14.9%. As of the rent roll dated June 1, 2018, the Copeland Tower & Stadium Place Property was 84.0% occupied.

Escrows and Reserves. The Copeland Tower & Stadium Place Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) replacement reserves of $3,516 and (iv) tenant improvements and leasing commissions reserves of $17,580, subject to a cap of $1,250,000. At origination, the Copeland Tower & Stadium Place Borrower deposited $800,000 in to the tenant improvements and leasing commissions reserve. In addition, at origination, the Copeland Tower & Stadium Place Borrower deposited $58,341 into a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1200 & 1250 East Copeland Road Arlington, TX 76011	Collateral Asset Summary – Loan No. 9 Copeland Tower & Stadium Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,900,000 68.6% 1.34x 9.6%

reserve to be released to the Copeland Tower & Stadium Place Borrower for amounts paid or incurred in connection with landlord-obligated tenant improvement work on the space leased to Ennova Learning Solutions.

Lockbox and Cash Management. The Copeland Tower & Stadium Place Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (as defined below). Upon the first occurrence of a Cash Management Period, the Copeland Tower & Stadium Place Borrower is required to establish a lockbox and direct tenants, pursuant to tenant direction letters, to deposit all rents and other amounts due under their respective leases directly into the lockbox. During any Cash Management Period, funds in the lockbox will be applied on each monthly payment date in the order set forth in the Copeland Tower & Stadium Place Mortgage Loan agreement to pay debt service on the Copeland Tower & Stadium Place Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, and to disburse the remainder to an account to be held by the lender (during the continuance of a Trigger Period (as defined below), to a reserve held by the lender for re-tenanting a Trigger Tenant’s (as defined below) demised space) as additional security for the Copeland Tower & Stadium Place Mortgage Loan. If during the continuance of a Cash Management Period an event of default exists under the Copeland Tower & Stadium Place Mortgage Loan, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	an event of default under the Copeland Tower & Stadium Place Mortgage Loan documents and will continue until such event of default has been cured and such cure has been accepted by the lender;

(ii)	the debt service coverage ratio being less than 1.15x at the end of any calendar quarter and will continue until the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters; or

(iii)	the commencement of a Trigger Period and will continue until the Trigger Period has ended.

A “Trigger Period” will commence upon the occurrence of any of the following:

(i)	A Trigger Tenant or any direct or indirect parent of such Trigger Tenant, or any guarantor of a Trigger Tenant’s lease filing for bankruptcy and will continue until either (a) such bankruptcy has terminated and such Trigger Tenant’s lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or (b) at least 90% of such Trigger Tenant’s leased premises is leased to a replacement tenant;

(ii)	A Trigger Tenant going dark, vacating its premises or giving notice that it intends to discontinue its business at its premises and will continue until at least 90% of such Trigger Tenant’s leased premises is leased to a replacement tenant; or

(iii)	The date that is nine months prior to any Trigger Tenant’s lease expiration date (provided, however, that the Copeland Tower & Stadium Place Borrower may delivered to the lender either cash or a letter of credit acceptable to the lender for an amount equal to $500,000 to avoid a Trigger Period described in this clause (iii)) and will continue until either such Trigger Tenant’s lease has been renewed or extended on terms reasonably acceptable to the lender or at least 90% of such Trigger Tenant’s leased premises is leased to a replacement tenant.

A “Trigger Tenant” means any of Multiplan, State of Texas, or any replacement tenant resulting from a Trigger Period that leases in aggregate more than the lesser of (i) 21,000 rentable SF or (ii) 10% of the total NRA at the Copeland Tower & Stadium Place Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Copeland Tower & Stadium Place Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C12

TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Jared Noordyk	Tel. (212) 915-1709

Natixis

Matthew Feast	Tel. (212) 891-5742

David Williams	Tel. (212) 891-5781

Delphine Clerjaud	Tel. (212) 891-5775

Mark Lacerenza	Tel. (212) 891-6172

Andrew Florio	Tel. (212) 891-6572

William Han	Tel. (212) 891-5765

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.